As filed with the Securities and Exchange Commission on February 12, 2007

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ----------

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   41-1955181
                     (I.R.S. employer identification number)

                    Residential Asset Mortgage Products, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 857-7000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David M. Applegate
                    Residential Asset Mortgage Products, Inc.
                                 4 Walnut Grove
                           Horsham, Pennsylvania 19044
                                 (215) 682-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

    David A. Marple, Esq.                          Katharine I. Crost, Esq.
   Residential Capital, LLC                   Orrick, Herrington & Sutcliffe LLP
8400 Normandale Lake Boulevard                         666 Fifth Avenue
 Minneapolis, Minnesota 55437                      New York, New York 10103

                             Paul A. Jorissen, Esq.
                          Mayer, Brown, Rowe & Maw LLP
                                  1675 Broadway
                            New York, New York 10019

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

      If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
                                            Amount to be          Aggregate Price Per     Aggregate Offering          Amount of
Title of Securities to be Registered         Registered                  Unit(1)               Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Mortgage Asset-Backed Pass-Through
 Certificates and Asset-Backed Notes        $1,000,000.00                  100%                $1,000,000.00            $107.00
        (Issuable in Series)
====================================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

      This Registration Statement includes (i) a basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of closed-end home equity loans and second lien fixed rate home loans.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Subject to Completion Dated February 12, 2007

                  FORM OF PROSPECTUS SUPPLEMENT (CERTIFICATES)

Prospectus Supplement dated [__________] [___], 200[__]
(To Prospectus dated [__________] [___], 200[__])

                               $[_______________]
                    Residential Asset Mortgage Products, Inc.
                                    Depositor

                        RAMP Series [_____]-RZ[__] Trust
                                 Issuing Entity

                        Residential Funding Company, LLC
                           Master Servicer and Sponsor

                Mortgage Asset-Backed Pass-Through Certificates,
                              Series [_____]-RZ[__]

Offered Certificates

The trust will consist primarily of a pool of one- to two-family fixed- and adjustable-rate residential first lien mortgage loans. The trust will issue these classes of certificates that are offered under this prospectus supplement:

      o 3 classes of senior certificates, designated as Class A-1, Class A-2 and Class A-3 Certificates; and

      o 9 classes of subordinate certificates, designated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

all as more fully described in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

      o     excess cash flow and overcollateralization; and

      o subordination provided to the Class A Certificates by the Class M Certificates and Class B Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower distribution priority and the Class B Certificates.

      [Holders of the certificates may also benefit from a series of interest rate cap payments from [_________] pursuant to a yield maintenance agreement as described in this prospectus supplement under "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.]

Distributions on the certificates will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning [______] 25, 200[__].

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential Asset Mortgage Products, Inc., as the depositor, Residential Funding Company, LLC, as the sponsor, or any of their affiliates.

[The underwriter will purchase the offered certificates from the depositor in amounts described in "Method of Distribution" on page S-[__] of this prospectus supplement. The certificates are offered by the issuing entity through
[__________]  to  prospective   purchasers  from  time  to  time  in  negotiated
transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately [___]% of the certificate principal balance of these underwritten certificates plus accrued interest, before deducting expenses.]

                          [INSERT LOGO FOR UNDERWRITER]

         Important Notice About Information Presented in this Prospectus
                   Supplement and the Accompanying Prospectus

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o this prospectus supplement, which describes the specific terms of your series of certificates.

      The information in this prospectus supplement supersedes any information contained in any prior materials relating to the offered certificates.

      The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriter's obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered certificates that have the characteristics described in this prospectus supplement may not be issued. Our obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in these materials. If for any reason we do not deliver the offered certificates, we will notify you, and none of the depositor, the master servicer or the underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor, the master servicer or the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

      The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

              TOC -- Form of Prospectus Supplement -- Certificates

                                Table of Contents

                                                                            Page
                                                                            ----
Summary ...............................................................      S-4
Risk Factors ..........................................................     S-16
     Risks Associated with the Mortgage Loans .........................     S-16
     [Negative Amortization Loans and Deferred Interest] ..............     S-19
     Limited Obligations ..............................................     S-23
     Liquidity Risks ..................................................     S-24
     Bankruptcy Risks .................................................     S-24
     Special Yield and Prepayment Considerations ......................     S-25
Issuing Entity ........................................................     S-30
Sponsor and Master Servicer ...........................................     S-30
Description of Unaffiliated Sellers ...................................     S-37
Affiliations Among Transaction Parties ................................     S-37
Description of the Mortgage Pool ......................................     S-38
     General ..........................................................     S-38
     Compliance with Local, State and Federal Laws.....................     S-39
     Mortgage Rate Adjustment of the Adjustable-Rate Mortgage Loans ...     S-39
     Aggregate Mortgage Loan Characteristics ..........................     S-41
     Fixed-Rate Mortgage Loan Characteristics .........................     S-43
     Adjustable-Rate Mortgage Loan Characteristics.....................     S-45
     Static Pool Information ..........................................     S-47
     Standard Hazard Insurance and Primary Mortgage Insurance .........     S-47
     Underwriting Standards ...........................................     S-48
     Originators ......................................................     S-49
     Billing and Payment Procedures ...................................     S-49
     [FHA and VA Mortgage Loan Program] ...............................     S-49
     Additional Information ...........................................     S-53
[The Yield Maintenance Agreement Provider] ............................     S-53
Description of the Certificates .......................................     S-54
     General ..........................................................     S-54
     Glossary of Terms ................................................     S-55
     Distributions on the Offered Certificates ........................     S-70
     Interest Distributions ...........................................     S-71
     Determination of One-Month LIBOR .................................     S-72
     Principal Distributions ..........................................     S-72
     Overcollateralization Provisions .................................     S-74
     Allocation of Losses .............................................     S-75
     Advances .........................................................     S-77
     [The Yield Maintenance Agreement] ................................     S-78
Yield and Prepayment Considerations ...................................     S-78
     General ..........................................................     S-78
     Prepayment Considerations ........................................     S-79
     Allocation of Principal Distributions ............................     S-80
     Realized Losses and Interest Shortfalls ..........................     S-81
     Pass-Through Rates ...............................................     S-82
     Purchase Price ...................................................     S-82
     Final Scheduled Distribution Dates ...............................     S-83
     Weighted Average Life ............................................     S-84
Pooling and Servicing Agreement .......................................     S-99
     General ..........................................................     S-99
     Custodial Arrangements ...........................................     S-99
     The Master Servicer and Subservicers .............................     S-99
     Servicing and Other Compensation and Payment of Expenses .........    S-105
     Reports to Certificateholders ....................................    S-106
     Voting Rights ....................................................    S-106
     Termination ......................................................    S-106
     Trustee ..........................................................    S-107
Legal Proceedings .....................................................    S-108
Method of Distribution ................................................    S-109
Use of Proceeds .......................................................    S-110
Material Federal Income Tax Consequences ..............................    S-110
[Sample Disclosure for Alternative Tax Structure] .....................    S-113
State and Other Tax Consequences ......................................    S-114
ERISA Considerations ..................................................    S-115
Legal Investment ......................................................    S-116
Legal Matters .........................................................    S-116
Ratings ...............................................................    S-116
Annex I - ERISA Representation Letter .................................      I-1
Annex II - Mortgage Loan Statistical Information ......................     II-1

--------------------------------------------------------------------------------

                                     Summary

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing entity...........................   RAMP Series [_____]-RZ[__] Trust.

Title of the offered certificates........   Mortgage  Asset-Backed  Pass-Through
                                            Certificates, Series [_____]-RZ[__].

Depositor................................   Residential Asset Mortgage Products,
                                            Inc.,  an affiliate  of  Residential
                                            Funding Company, LLC.

Master servicer and sponsor..............   Residential Funding Company, LLC.

Trustee..................................   [_______________________].

Originators..............................   [Identify any  Originators  or group
                                            of  Originators  (other than Sponsor
                                            and   affiliates  of  Sponsor)  that
                                            originated  10% or more of the  pool
                                            assets].

Subservicers.............................   Homecomings   Financial,    LLC,   a
                                            wholly-owned      subsidiary      of
                                            Residential  Funding  Company,  LLC,
                                            will subservice approximately [___]%
                                            by principal  amount of the mortgage
                                            loans.     [Identify    any    other
                                            subservicers  that will  service 10%
                                            or more of the pool assets.]

[Yield Maintenance Agreement Provider]...   [_______________________].

Mortgage pool............................   [_____]        fixed-rate        and
                                            adjustable-rate  mortgage loans with
                                            an  aggregate  principal  balance of
                                            approximately  $[__________]  as  of
                                            the  close  of  business  on the day
                                            prior to the cut-off  date,  secured
                                            by first liens on one- to two-family
                                            residential properties.

Cut-off date.............................   [_______] 1, 200[__].

Closing date.............................   On or about [_______] [__], 200[__].

Distribution dates.......................   Beginning on [_______] [__], 200[__]
                                            and  thereafter  on the 25th of each
                                            month  or,  if  the  25th  is  not a
                                            business  day, on the next  business
                                            day.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Form of offered certificates.............   Book-entry.

                                            See      "Description     of     the
                                            Certificates--Book-Entry
                                            Certificates"   in  this  prospectus
                                            supplement.

Minimum denominations....................   Class A and  Class M-1 Certificates:
                                            $100,000.

                                            Class  M-2,  Class  M-3,  Class M-4,
                                            Class  M-5,  Class  M-6,  Class M-7,
                                            Class     M-8    and    Class    M-9
                                            Certificates: $250,000.

ERISA Considerations.....................   The  Class  A  Certificates  may  be
                                            eligible  for  purchase  by  persons
                                            investing assets of employee benefit
                                            plans   or   individual   retirement
                                            accounts,   subject   to   important
                                            considerations. Sales of the Class M
                                            Certificates   to  such   plans   or
                                            retirement  accounts are prohibited,
                                            except  as  permitted  under  "ERISA
                                            Considerations"  in this  prospectus
                                            supplement.  If  you  invest  in the
                                            Class M  Certificates,  you  will be
                                            deemed to represent  that you comply
                                            with the  restrictions  described in
                                            this prospectus supplement.

                                            See "ERISA  Considerations"  in this
                                            prospectus  supplement  and  in  the
                                            accompanying prospectus.

Legal investment.........................   The offered certificates will not be
                                            "mortgage  related  securities"  for
                                            purposes of the  Secondary  Mortgage
                                            Market  Enhancement Act of 1984.

                                            See  "Legal   Investment"   in  this
                                            prospectus   supplement  and  "Legal
                                            Investment     Matters"    in    the
                                            prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                          Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
                                     Initial Certificate    Initial Rating                                   Final Scheduled
    Class       Pass-Through Rate     Principal Balance     (S&P/Moody's)             Designations          Distribution Date
---------------------------------------------------------------------------------------------------------------------------------
Class A Certificates:
---------------------------------------------------------------------------------------------------------------------------------
  A-1              Adjustable           $[_________]            AAA/Aaa           Senior/Adjustable Rate   [______] 25, 20[__]
---------------------------------------------------------------------------------------------------------------------------------
  A-2              Adjustable           $[_________]            AAA/Aaa           Senior/Adjustable Rate   [______] 25, 20[__]
---------------------------------------------------------------------------------------------------------------------------------
  A-3              Adjustable           $[_________]            AAA/Aaa           Senior/Adjustable Rate   [______] 25, 20[__]
---------------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates              $[_________]
---------------------------------------------------------------------------------------------------------------------------------

Class M Certificates:
---------------------------------------------------------------------------------------------------------------------------------
  M-1              Adjustable           $[_________]            AA+/Aaa           Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-2              Adjustable           $[_________]            AA/Aa1            Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-3              Adjustable           $[_________]            AA-/Aa2           Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-4              Adjustable           $[_________]            A+/Aa3            Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-5              Adjustable           $[_________]             A/A1             Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-6              Adjustable           $[_________]            A-/A2             Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-7              Adjustable           $[_________]            BBB+/A3           Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-8              Adjustable           $[_________]            BBB/Baa2          Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
  M-9              Adjustable           $[_________]            BBB-/Ba1          Mezzanine/Adjustable     [______] 25, 20[__]
                                                                                          Rate
---------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:             $[_________]

---------------------------------------------------------------------------------------------------------------------------------
Total Offered Certificates:             $[_________]
---------------------------------------------------------------------------------------------------------------------------------

                                                   Non-Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
   B-1             Adjustable           $[_________]             BB+/NA           Subordinate/Adjustable   [______] 25, 20[__]
                                                                                           Rate
---------------------------------------------------------------------------------------------------------------------------------
   B-2             Adjustable           $[_________]             BB/NA            Subordinate/Adjustable   [______] 25, 20[__]
                                                                                           Rate
---------------------------------------------------------------------------------------------------------------------------------
   B-3             Adjustable           $[_________]             BB-/NA           Subordinate/Adjustable   [______] 25, 20[__]
                                                                                           Rate
---------------------------------------------------------------------------------------------------------------------------------
   SB                 N/A              $[_________]               N/A                   Subordinate                 N/A
---------------------------------------------------------------------------------------------------------------------------------
   R-I                N/A                   N/A                   N/A                    Residual                   N/A
---------------------------------------------------------------------------------------------------------------------------------
  R-II                N/A                   N/A                   N/A                    Residual                   N/A
---------------------------------------------------------------------------------------------------------------------------------
Total Class B, Class SB
  and Class R Certificates:             $[_________]

---------------------------------------------------------------------------------------------------------------------------------
Total offered and
  non-offered certificates:             $[_________]
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Information:

Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The Class B-1, Class B-2 and Class SB Certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Pass-Through Rates:

The pass-through rate on the Class A, Class M and Class B Certificates will be the least of:

o     a per annum rate equal to one-month LIBOR plus the related margin;

o the weighted average of the net mortgage rates of the mortgage loans, adjusted to an actual over 360-day rate; and

o     11.00% per annum.

                                 Related Margin

          Class                     (1)                     (2)
          -----                     ---                     ---
           A-1
           A-2
           A-3
           M-1
           M-2
           M-3
           M-4
           M-5
           M-6
           M-7
           M-8
           M-9
           B-1
           B-2
           B-3

      ----------
      (1)   Initially.

      (2) On or after the second distribution date after the first possible optional termination date for the mortgage loans.

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding Company, LLC, as sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the mortgage loans to Residential Asset Mortgage Products, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement and "The Agreements--The Trustee" in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

               -------------------------------------------------
                              Mortgage Loan Sellers
               -------------------------------------------------
                                        |
                                        |        sale of mortgage loans
                                        V
               -------------------------------------------------
                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)
               -------------------------------------------------
                                        |
                                        |        sale of mortgage loans
                                        V
               -------------------------------------------------
                    Residential Asset Mortgage Products, Inc.
                                   (Depositor)
               -------------------------------------------------
                                        |
                                        |        sale of mortgage loans
                                        V
               -------------------------------------------------
                                [Name of Trustee]
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
               -------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Trust

The depositor will establish a trust with respect to the Series [_____]-RZ[__] Certificates. On the closing date, the depositor will deposit the pool of mortgage loans into the trust. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans have the following characteristics as of the cut-off date:

All Mortgage Loans
-------------------------------------------------------
                                           Weighted
                            Range           Average
                            -----          --------
Principal balance

Mortgage rate

Remaining term to
stated  maturity
(months)

Loan-to-value ratio

* Principal balance is an average
-------------------------------------------------------

Fixed-Rate Mortgage Loans
-------------------------------------------------------
                                           Weighted
                            Range           Average
                            -----          --------
Principal balance

Mortgage rate
Remaining term to
stated maturity
(months)

Loan-to-value ratio

* Principal balance is an average
-------------------------------------------------------

Adjustable-Rate Mortgage Loans
-------------------------------------------------------
                                           Weighted
                            Range           Average
                            -----          --------

Principal balance

Mortgage rate
Remaining term to
stated maturity
(months)

Loan-to-value ratio

* Principal balance is an average
-------------------------------------------------------

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

                                Number                     Percent
                                 of                         of
Types of Interest Rates        Mortgage    Principal      Mortgage
[Include as applicable]         Loans       Balance        Loans
-----------------------        --------    ---------      --------
Fixed rate loans
Adjustable-rate loans
                                ------       ------
  Total......................                              100.00%
                                ======       ======

                                Number                     Percent
                                 of                         of
                               Mortgage    Principal      Mortgage
Loan Purpose [Include as        Loans       Balance        Loans
applicable]                    --------    ---------      --------
Purchase.....................
Rate/Term Refinance..........
Equity Refinance.............
                                ------       ------
  Total......................                              100.00%
                                ======       ======

                                Number                     Percent
                                 of                         of
                               Mortgage    Principal      Mortgage
Loan Documentation [Include     Loans       Balance        Loans
as applicable]                 --------    ---------      --------

Full/Alternate Documentation.
Reduced Documentation........
No Stated Income.............
No Income/No Asset
Verification.................
                                ------       ------
  Total......................                              100.00%
                                ======       ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The interest rate on each adjustable-rate mortgage loan will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans were acquired by Residential Funding Company, LLC pursuant to various of its programs. The underwriting standards used in connection with the mortgage loans are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either [_]% or [_]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [_]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or a subservicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Company, LLC will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

amount payable in respect of servicing compensation or reimbursement.

Likewise, as described under "Description of the Securities--Assignment of Loans" in the prospectus, if Residential Funding Company, LLC cannot cure certain documentary defects with respect to certain mortgage loans, Residential Funding Company, LLC may be required to repurchase those mortgage loans.

In addition, Residential Funding Company, LLC may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, loan-to-value ratio and remaining term to maturity, as described more fully under "Description of the Securities--Limited Right of Substitution" in the prospectus.

Distributions on the Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o     collections  of  monthly   payments  on  the  mortgage  loans,   including
      prepayments and other unscheduled collections, plus

o advances for delinquent payments on the mortgage loans that are deemed recoverable by the Master Servicer, minus

o fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of Distributions. Distributions to the certificateholders will be made from the available distribution amount as follows:

o     distribution of interest to the Class A, Class M and Class B Certificates;

o distribution of principal collections as principal distributions to the Class A, Class M and Class B Certificates.

The remaining  amounts will be  distributed  for the  following  purposes in the
amounts    and    priority    set    forth    under    "Description    of    the
Certificates--Overcollateralization Provisions" in this prospectus supplement:

o distribution of principal to the Class A, Class M and Class B Certificates to cover realized losses, as specified herein;

o distribution of additional principal on the Class A, Class M and Class B Certificates, from excess interest on the mortgage loans, until the required overcollateralization is reached;

o distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls for that distribution date;

o distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;

o distribution to the Class A, Class M and Class B Certificates, in respect of basis risk shortfalls, if any, caused by application of the net weighted average cap rate;

o distribution to the Class A, Class M and Class B Certificates, in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

--------------------------------------------------------------------------------

o distribution to the Class A, Class M and Class B Certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

o     distribution of any remaining funds to the Class SB Certificates.

See "Description of the Certificates--Interest Distributions," "--Principal Distributions" and "--Overcollateralization Provisions" in this prospectus supplement.

Interest Distributions. The amount of interest owed to each class of offered certificates on each distribution date will equal:

o     the pass-through rate for that class of certificates; multiplied by

o the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o the actual number of days in the related interest accrual period divided by 360; minus

o the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

See  "Description  of  the  Certificates--   Interest   Distributions"  in  this
prospectus supplement.

Allocations of Principal. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans and will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the Class A, Class M and Class B Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required amount of overcollateralization is reached, as and to the extent described in this prospectus supplement. The required overcollateralization amount will be satisfied on the closing date.

See  "Description  of  the   Certificates--Principal   Distributions"   in  this
prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M and Class B Certificates each month and related expenses, there may be excess cash flow. Some of this excess cash flow may be used to protect the Class A, Class M and Class B Certificates against some realized losses by making an additional distribution of principal up to the amount of the realized losses.

Overcollateralization. On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A, Class M and Class B Certificates, to the extent necessary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

to reach the required overcollateralization amount for that distribution date. The required overcollateralization amount will be satisfied on the closing date. This overcollateralization may absorb some losses on the mortgage loans if not covered by excess cash flow.

Subordination. So long as the Class B Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the Class B Certificates and the other classes of certificates will not bear any portion of such losses. Once the certificate principal balance of the Class B Certificates has been reduced to zero and if one or more classes of the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the class of Class M
Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

[Insert as applicable: Other Credit Enhancement. [Description of other credit enhancement, including a cross reference to financial disclosure required by
Item 1114(b) for credit enhancers.]

[Yield Maintenance Agreement]

[The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from [__________] pursuant a yield maintenance agreement as described in this prospectus supplement. The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related margin and the net WAC cap rate as described in this prospectus supplement. The yield maintenance agreement will terminate after the distribution date in [_________].

See  "The  Yield  Maintenance   Agreement  Provider"  and  "Description  of  the
Certificates--The Yield Maintenance Agreement" in this prospectus supplement.]

Advances

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer or the holder of the Class SB Certificates, may, but will not be required:

o purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

      or

o     purchase all of the certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The optional termination price paid by the master servicer or holder of the Class SB Certificates, as applicable, will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See  "Pooling  and  Servicing   Agreement--   Termination"  in  this  prospectus
supplement.

Ratings

When issued, the offered certificates will receive the ratings not lower than those listed on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust[, exclusive of the yield maintenance agreement], as two REMICs. In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the certificates will be treated as representing ownership of REMIC regular interests coupled with an interest in a yield maintenance agreement. The offered certificates generally will be treated as debt instruments for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R certificates will be the sole residual interest in the related real estate mortgage investment conduit.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  Risk Factors

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.


      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risks Associated with the Mortgage Loans

The return on your certificates       Losses on the mortgage loans may occur due
may be affected by losses on the to a wide variety of causes, including a mortgage loans, which could occur decline in real estate values and adverse
due to a variety of causes.           changes   in  the   borrower's   financial
                                      condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are located may increase the risk of losses on the mortgage loans.

Underwriting standards may            The  mortgage   loans  were   acquired  by
affect the risk of loss on            Residential Funding Company,  LLC pursuant
the mortgage loans.                   to various of its  programs.  The mortgage
                                      loans have been selected to be included in
                                      the  trust  because  the  mortgage   loans
                                      generally     satisfy    the     following
                                      characteristics:  (1) the  mortgage  loans
                                      have  loan-to-value  ratios  equal  to  or
                                      greater than [__]% and (2)  generally  the
                                      mortgagors  have a  credit  score  that is
                                      greater   than  or   equal   to[__].   The
                                      underwriting  standards used in connection
                                      with the mortgage loans are less stringent
                                      than the underwriting standards applied by
                                      certain  other  first lien  mortgage  loan
                                      purchase programs, such as those of Fannie
                                      Mae,   Freddie  Mac  or  the   depositor's
                                      affiliate,  Residential  Funding  Mortgage
                                      Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                      Examples include:

                                         o  mortgage  loans  with  loan-to-value
                                            ratios  of  107%,  which  constitute
                                            approximately  [__]% of the mortgage
                                            pool  by  principal  balance,  which
                                            have  an  increased  risk  that  the
                                            value  of  the   related   mortgaged
                                            properties will not be sufficient to
                                            satisfy the mortgage loans;

                                         o  mortgage loans made to borrowers who
                                            have debt-to-income  ratios that are
                                            greater than [__]%, which constitute
                                            [__]%  of  the   mortgage   pool  by
                                            principal  balance,   who  are  more
                                            likely  to   experience   difficulty
                                            making  mortgage  payments  if their
                                            financial  condition   deteriorates;
                                            and

                                         o  all of the  mortgage  loans  have an
                                            original   loan-to-value   ratio  of
                                            greater  than  80.0% and do not have
                                            primary mortgage insurance policies,
                                            which  results in an increased  risk
                                            of incurring a loss.

                                      The  foregoing   characteristics   of  the
                                      mortgage  loans may  adversely  affect the
                                      performance  of the mortgage  pool and the
                                      value  of  the  offered   certificates  as
                                      compared to other mortgage pools and other
                                      series    of     mortgage     pass-through
                                      certificates issued by the depositor and its affiliates.

                                      See    "Description    of   the   Mortgage
                                      Pool--Underwriting Standards" in this
                                      prospectus supplement.

[Some of the mortgage loans were [Approximately [___]% of the mortgage originated pursuant to FHA or VA loans were originated pursuant to FHA or programs, but did not qualify for VA programs, but did not qualify for FHA FHA insurance or a VA guaranty.] insurance or a VA guaranty because the borrowers had imperfect  credit  histories
                                      or because the documentation  requirements
                                      for the loans were not satisfied. Mortgage
                                      loans originated pursuant to the FHA or VA
                                      programs  which  did not  qualify  for FHA
                                      insurance or a VA guaranty  may  adversely
                                      affect  the  performance  of the  mortgage
                                      pool  and  the   value  of  the  notes  as
                                      compared to other mortgage pools and other securities backed by subprime mortgage loans with higher credit quality than mortgage loans originated pursuant to FHA or VA programs without FHA insurance or a VA guaranty.]

The return on your certificates       The  Servicemembers  Civil  Relief Act, as
could be reduced by shortfalls due    amended, or Relief Act, provides relief to
to the Servicemembers Civil           borrowers   who  enter   active   military
Relief Act.                           service and to borrowers in reserve status
                                      who are  called to active  duty  after the
                                      origination   of  their   mortgage   loan.
                                      Current or future  military  operations of
                                      the United  States may increase the number
                                      of borrowers who may be in active military
                                      service,   including  persons  in  reserve
                                      status  who may be called to active  duty.
                                      The Relief Act provides  generally  that a
                                      borrower  who is covered by the Relief Act
                                      may not be charged  interest on a mortgage
                                      loan in excess of 6% per annum  during the
                                      period of the borrower's  active duty. Any
                                      resulting  interest   reductions  are  not
                                      required to be paid by the borrower at any
                                      future  time.  The master  servicer is not
                                      required   to   advance   these   amounts.
                                      Interest  reductions on the mortgage loans
                                      due to the  application  of the Relief Act
                                      or similar legislation or regulations will
                                      reduce the amount of  interest  payable on
                                      the offered  certificates.  Those interest
                                      shortfalls  will  not  be  covered  by any
                                      source  except  that  interest  shortfalls
                                      arising   under  the   Relief  Act  in  an
                                      interest  accrual period may be covered by
                                      excess cash flow in that interest  accrual
                                      period   in  the   manner   and   priority
                                      described   under   "Description   of  the
                                      Certificates--       Overcollateralization
                                      Provisions" in this prospectus supplement.

                                      The Relief Act also  limits the ability of
                                      the  servicer to  foreclose  on a mortgage
                                      loan  during  the  borrower's   period  of
                                      active duty and, in some cases,  during an
                                      additional three month period  thereafter.
                                      As  a  result,  there  may  be  delays  in
                                      payment  and   increased   losses  on  the
                                      mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

                                      We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                      See   "Certain   Legal   Aspects   of  the
                                      Loans--Soldiers' and Sailors' Civil Relief
                                      Act of 1940" in the prospectus.

The return on the offered             One  risk  associated  with  investing  in
certificates may be particularly      mortgage-backed  securities  is created by
sensitive to changes in real          any    concentration    of   the   related
estate markets in specific regions.   properties   in  one  or   more   specific
                                      geographic regions.  Approximately  [___]%
                                      of  the  mortgage  loans  are  located  in
                                      Florida.   If  the  regional   economy  or
                                      housing  market  weakens  in Florida or in
                                      any  other  region  having  a  significant
                                      concentration of properties underlying the
                                      mortgage loans, the mortgage loans in that
                                      region may  experience  high rates of loss
                                      and   delinquency   resulting   in  losses
                                      allocated to the offered  certificates.  A
                                      region's economic condition and housing
                                      market  may  be  adversely  affected  by a
                                      variety  of  events,   including   natural
                                      disasters such as earthquakes, hurricanes,
                                      floods    and    eruptions,    and   civil
                                      disturbances such as riots, by disruptions
                                      such as ongoing power outages or terrorist
                                      actions  or  acts of  war.  [The  economic
                                      impact of any of those  events may also be
                                      felt   in   areas    beyond   the   region
                                      immediately  affected  by the  disaster or
                                      disturbance. The properties underlying the
                                      mortgage  loans  may  be  concentrated  in
                                      these  regions.   This  concentration  may
                                      result     in     greater     losses    to
                                      certificateholders  than  those  generally
                                      present   for   similar    mortgage-backed
                                      securities  without  that  concentration.]
                                      [Concentrations material to an individual offering will be disclosed.]

[Rising interest rates may            [The  adjustable  rate mortgage loans have
adversely affect the value of         interest  rates increase as the applicable
your certificates].                   index increases.  If market interest rates
                                      increase  significantly,   the  likelihood
                                      that  borrowers  may  not be  able  to pay
                                      their  increased  interest  payments would
                                      increase, resulting in greater defaults on
                                      these mortgage loans. In addition,  rising
                                      interest   rates  may   adversely   affect
                                      housing prices and the economy  generally,
                                      thereby   increasing   the  likelihood  of
                                      defaults and losses on these mortgage loans.]

[Negative Amortization Loans and
Deferred Interest]

[The yield on and weighted average [The interest rates on some of the lives of the certificates will be mortgage loans adjust monthly, after an subject to negative amortization on initial fixed rate period of one month,
the mortgage loans]                   but their minimum monthly  payments adjust
                                      annually,   subject  to  maximum  interest
                                      rates,    payments    caps    and    other
                                      limitations. The initial interest rates on
                                      most of these  mortgage  loans  are  lower
                                      than the sum of the  index  applicable  at
                                      origination  and the related  gross margin
                                      and, for [__]% of these mortgage loans are
                                      not more than  [___]%  per annum and in no
                                      case  exceed  [___]% per  annum.  During a
                                      period   of   rising    interest    rates,
                                      particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any of these mortgage loans may not be paid.
                                      That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

                                      The amount of deferred  interest,  if any,
                                      with respect to these mortgage loans for a
                                      given  month  will  reduce  the  amount of
                                      interest collected on these mortgage loans
                                      that is  available  for  distributions  of
                                      interest   on   the   certificates.    The
                                      resulting
                                      reduction in interest collections on these
                                      mortgage loans will be offset,  in part or
                                      in whole, by applying unscheduled payments
                                      of  principal  received on these  mortgage
                                      loans  to  interest  distributions  on the
                                      certificates.  For any distribution  date,
                                      the remaining  deferred  interest,  or net
                                      deferred  interest,  on the mortgage loans
                                      will  be   allocated   to  each  class  of
                                      certificates  based upon their  respective
                                      interest   entitlements   (before   giving
                                      effect to the  allocation  of net deferred
                                      interest)  and will be  deducted  from the
                                      interest  payable to the  certificates  as
                                      described   in    "Description    of   the
                                      Certificates--Interest  Distributions"  in
                                      this prospectus supplement.  The amount of
                                      the   reduction   of   accrued    interest
                                      distributable    to    each    class    of
                                      certificates  attributable to net deferred
                                      interest will be added to the  certificate
                                      principal  balance of that class. Any such
                                      allocation of net deferred interest could,
                                      as a result,  affect the weighted  average
                                      life   of   the    affected    class    of
                                      certificates.  Only  the  amount  by which
                                      unscheduled payments of principal received
                                      on these mortgage loans exceeds the amount
                                      of  deferred  interest  on these  mortgage
                                      loans and scheduled  payments of principal
                                      will  be   distributed   as  a   principal
                                      distribution  on  the  certificates.   The
                                      increase  in  the  certificate   principal
                                      balance of any class of  certificates  may
                                      increase  the period of time during  which
                                      the applicable class of certificates could
                                      absorb  realized  losses  on the  mortgage
                                      loans.  We cannot  predict  the  extent to
                                      which deferred interest will accrue on the
                                      mortgage  loans,   and  therefore   cannot
                                      predict the extent of the effect of the allocation of net deferred interest on the certificates.]

A transfer of master servicing in     If the  master  servicer  defaults  in its
the event of a master servicer        obligations    under   the   pooling   and
default may increase the risk of      servicing agreement,  the master servicing
payment application errors            of the mortgage  loans may be  transferred
                                      to  the  trustee  or an  alternate  master
                                      servicer,    as   described   under   "The
                                      Agreements--Events of Default; Rights Upon
                                      Event of  Default" in the  prospectus.  In
                                      the  event of such a  transfer  of  master
                                      servicing  there may be an increased  risk
                                      of  errors  in  applying   payments   from
                                      borrowers or in  transmitting  information
                                      and   funds   to  the   successor   master
                                      servicer.

[High LTV Loans Without Mortgage      [_____]   mortgage   loans    representing
Insurance The mortgage pool           approximately   [___]%  of  the  aggregate
includes certain loans that may be principal balance of the mortgage loans as subject to a higher risk of loss of the cut-off date have an LTV ratio at origination  in  excess of 80% but are not
                                      insured  by a primary  mortgage  insurance
                                      policy.    Although    primary    mortgage
                                      insurance policy is generally required for
                                      mortgage loans with an LTV ratio in excess
                                      of 80%, no such insurance was required for
                                      these loans under the
                                      applicable   underwriting   criteria.  The
                                      likelihood  that the value of the  related
                                      mortgaged property would not be sufficient
                                      to   satisfy   the   mortgage   loan  upon
                                      foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.]

[Risks Relating to Primary Mortgage   [_____]   mortgage   loans    representing
Insurers                              approximately   [___]%  of  the  aggregate
You may incur losses if a primary     principal balance of the mortgage loans as
mortgage insurer fails to make        of the  cut-off  date have an LTV ratio at
payments under a primary mortgage     origination  in  excess  of  80%  and  are
insurance policy                      insured  by a primary  mortgage  insurance
                                      policy  issued by [insert names of primary
                                      mortgage  insurers].  If  such a  mortgage
                                      loan were subject to a foreclosure and the
                                      value of the  related  mortgaged  property
                                      were  not   sufficient   to  satisfy   the
                                      mortgage loan,  payments under the primary
                                      mortgage   insurance   policy   would   be
                                      required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.]

[Risks Relating to Cooperative        [_____]   mortgage   loans    representing
Loans]                                approximately   [___]%  of  the  aggregate
Cooperative loans have certain        principal balance of the mortgage loans as
characteristics that may increase     of  the  cut-off   date  are  not  secured
the risk of loss                      directly   by   real   property   but  are
                                      cooperative  loans. A cooperative  loan is
                                      secured by a first  lien on shares  issued
                                      by the cooperative  corporation  that owns
                                      the related apartment  building and on the
                                      related  proprietary  lease  or  occupancy
                                      agreement  granting  exclusive  rights  to
                                      occupy  a   specific   unit   within   the
                                      cooperative.    Cooperative   loans   have
                                      certain  characteristics that may increase
                                      the   likelihood   of  losses,   [although
                                      historically   the  rate  of   losses   on
                                      cooperative loans has been comparable to losses on non-cooperative mortgage loans].

                                      The   proprietary   lease   or   occupancy
                                      agreement  securing a cooperative  loan is
                                      subordinate, in most cases, to any blanket
                                      mortgage   on  the   related   cooperative
                                      apartment  building  or on the  underlying
                                      land. If the cooperative is unable to meet
                                      the payment  obligations (i) arising under
                                      an  underlying  mortgage,   the  mortgagee
                                      holding  an  underlying   mortgage   could
                                      foreclose on that  mortgage and  terminate
                                      all  subordinate  proprietary  leases  and
                                      occupancy agreements or (ii) arising under
                                      its  land   lease,   the   holder  of  the
                                      landlord's  interest  under the land lease
                                      could  terminate  it and  all  subordinate
                                      proprietary     leases    and    occupancy
                                      agreements.

                                      Additionally,  the  proprietary  lease  or
                                      occupancy  agreement may be terminated and
                                      the cooperative shares may be cancelled by
                                      the cooperative if the  tenant-stockholder
                                      fails   to  pay   maintenance   or   other
                                      obligations   or   charges   owed  by  the
                                      tenant-stockholder.   A  default   by  the
                                      tenant-stockholder  under the  proprietary
                                      lease or occupancy  agreement will usually
                                      constitute  a default  under the  security
                                      agreement   between  the  lender  and  the
                                      tenant-stockholder.  In  the  event  of  a
                                      foreclosure  under a cooperative loan, the
                                      mortgagee   will  be  subject  to  certain
                                      restrictions  on its  ability to  transfer
                                      the  collateral  and the  use of  proceeds
                                      from any sale of collateral.  See "Certain
                                      Legal Aspects of the  Loans--The  Mortgage
                                      Loans--Cooperative     Loans"    in    the
                                      prospectus.]

[Risks Relating to Loans Secured by   [_____]   mortgage   loans    representing
Manufactured Housing]                 approximately   [___]%  of  the  aggregate
Manufactured housing contracts have principal balance of the mortgage loans as certain characteristics that may of the cut-off date are contracts secured
increase the likelihood of losses     by manufactured homes.

                                      Manufactured housing generally depreciates
                                      in value, regardless of its location. As a
                                      result, the market value of a manufactured
                                      home   may   decline   faster   than   the
                                      outstanding   principal   balance  of  the
                                      contract  related  to  that   manufactured
                                      home. Therefore, amounts received upon the
                                      sale of any manufactured  home repossessed
                                      by the  servicer  may  be  less  than  the
                                      outstanding    amount   of   the   related
                                      contract.

                                      If losses on the contracts are not covered
                                      by  the   credit   enhancement   described
                                      herein, payments on certificates will be delayed and losses will be borne by the holders of the certificates.

Defects in security interests could   Each seller of  contracts  will  represent
result in losses                      and  warrant  to  the  sponsor   that  its
                                      transfer  of the  contracts  sold by it to
                                      the sponsor,  the sponsor  will  represent
                                      and  warrant  that  its  transfer  of  the
                                      contracts   to  the   depositor   and  the
                                      depositor  will represent and warrant that
                                      its  transfer  of  the  contracts  to  the
                                      trustee,  is a sale  of all of its  right,
                                      title,   and  interest  in  and  to  those
                                      contracts.

                                      The depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                      Each   seller  of   contracts   will  also
                                      represent  and warrant to the sponsor that
                                      its transfer of the  contracts  sold by it
                                      to the sponsor, the sponsor will represent
                                      and  warrant  that  its  transfer  of  the
                                      contracts   to  the   depositor   and  the
                                      depositor  will  represent,  warrant,  and
                                      covenant   that   its   transfer   of  the
                                      contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

                                         o  a prior or subsequent  transferee of
                                            the contracts could have an interest
                                            in  the  contracts  superior  to the
                                            interest of the trustee;

                                         o  a  tax,   governmental,   or   other
                                            nonconsensual  lien that attaches to
                                            the property of an  originator,  the
                                            seller or the  depositor  could have
                                            priority  over the  interest  of the
                                            trustee in the contracts;

                                         o  the  administrative  expenses  of  a
                                            bankruptcy     trustee     for    an
                                            originator,   the   seller   or  the
                                            depositor   could   be   paid   from
                                            collections on the contracts  before
                                            holders of the certificates  receive
                                            any payments; and

                                         o  if   bankruptcy   proceedings   were
                                            commenced    by   or    against   an
                                            originator,   the   seller   or  the
                                            depositor,   or  if   certain   time
                                            periods  were to pass,  the  trustee
                                            may lose its  perfected  interest in
                                            collections on the contracts.

Limited Obligations

Payments on the mortgage loans and    Credit  enhancement  includes  excess cash
the other assets of the trust are flow, overcollateralization and with the sole source of distributions on respect to the Class A Certificates, the
your certificates.                    subordination  provided by the Class M and
                                      Class B Certificates,  and with respect to
                                      the    Class    M    Certificates,     the
                                      subordination  provided  by  any  Class  M
                                      Certificates with a lower payment priority
                                      and the Class B Certificates, in each case
                                      as    described    in   this    prospectus
                                      supplement.  Therefore,  if  there  is  no
                                      excess cash flow, the Class B Certificates
                                      are  reduced  to zero  and the  amount  of
                                      overcollateralization  is reduced to zero,
                                      subsequent   losses   generally   will  be
                                      allocated to the most subordinate class of Class M Certificates, in each case until the certificate principal balance of such class has been reduced to zero.

                                      None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these losses.

                                      See        "Description       of       the
                                      Certificates--Allocation   of  Losses"  in
                                      this prospectus supplement.

Liquidity Risks

You may have to hold your             A  secondary   market  for  your   offered
certificates to maturity if their     certificates  may not  develop.  Even if a
marketability is limited.             secondary market does develop,  it may not
                                      continue, or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the offered certificates.

                                      Any  class  of  offered  certificates  may
                                      experience illiquidity, although generally
                                      illiquidity  is more  likely  for  classes
                                      that   are    especially    sensitive   to
                                      prepayment,  credit or interest rate risk,
                                      or that have been  structured  to meet the
                                      investment    requirements    of   limited
                                      categories of investors.

Withdrawal or downgrading of          A security rating is not a  recommendation
initial ratings will likely reduce    to buy, sell or hold  securities.  Similar
the prices for certificates.          ratings on different  types of  securities
                                      do not necessarily mean the same thing. We
                                      recommend    that    you    analyze    the
                                      significance of each rating  independently
                                      from any other  rating.  Any rating agency
                                      may  change  its  rating  of  the  offered
                                      certificates     after     the     offered
                                      certificates  are  issued  if that  rating
                                      agency  believes that  circumstances  have
                                      changed.  Any  subsequent   withdrawal  or
                                      downgrade in rating will likely reduce the
                                      price that a subsequent  purchaser will be
                                      willing    to   pay   for   the    offered
                                      certificates.

Bankruptcy Risks

Bankruptcy proceedings could delay    The  transfer of the  mortgage  loans from
or reduce distributions on the        the seller to the depositor is intended by
offered certificates.                 the parties to be and has been  documented
                                      as a sale.  If the  seller  were to become
                                      bankrupt,  a trustee in  bankruptcy  could
                                      attempt to recharacterize  the sale of the
                                      mortgage  loans as a loan  secured  by the
                                      mortgage  loans  or  to  consolidate   the
                                      mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make distributions on the certificates. See
                                      "Description of the  Certificates--Limited
                                      Mortgage Loan Purchase Right" in this prospectus supplement.

The bankruptcy of a borrower may      If  a  borrower   becomes   subject  to  a
increase the risk of loss on a        bankruptcy proceeding,  a bankruptcy court
mortgage loan.                        may require  modifications of the terms of
                                      a  mortgage   loan   without  a  permanent
                                      forgiveness of the principal amount of the
                                      mortgage loan. Modifications have included
                                      reducing   the  amount  of  each   monthly
                                      payment, changing the rate of interest and
                                      altering  the   repayment   schedule.   In
                                      addition,    a   court   having    federal
                                      bankruptcy   jurisdiction   may  permit  a
                                      debtor to cure a monetary default relating
                                      to  a  mortgage   loan  on  the   debtor's
                                      residence  by paying  arrearages  within a
                                      reasonable   period  and  reinstating  the
                                      original  mortgage loan payment  schedule,
                                      even  though  the lender  accelerated  the
                                      mortgage   loan  and  final   judgment  of
                                      foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations

The yield to maturity on your         The yield to maturity on your certificates
certificates will vary depending      will  depend  on  a  variety  of  factors,
on various factors.                   including:

                                         o  the rate  and  timing  of  principal
                                            payments  on  the  mortgage   loans,
                                            including prepayments,  defaults and
                                            liquidations, and repurchases due to
                                            breaches  of   representations   and
                                            warranties,

                                         o  allocation        of       principal
                                            distributions   among  the   various
                                            classes of certificates,

                                         o  the  rate  and  timing  of  realized
                                            losses and  interest  shortfalls  on
                                            the mortgage loans,

                                         o  the   pass-through   rate  for  your
                                            certificates, and

                                         o  the purchase price you paid for your
                                            certificates.

                                      The rates of prepayments  and defaults are
                                      two  of  the  most   important  and  least
                                      predictable   of   these   factors.

                                      [In addition, under some circumstances the
                                      master  servicer or servicer will have the
                                      option to purchase  any  mortgage  loan or
                                      contract  that is at  least  three  months
                                      delinquent.    Such   repurchases    would
                                      increase  the  prepayment   rates  on  the
                                      mortgage loans.]

                                      In general,  if you purchase a certificate
                                      at a price  higher  than  its  outstanding
                                      certificate    principal    balance    and
                                      principal  distributions occur faster than
                                      you assumed at the time of purchase,  your
                                      yield  will  be  lower  than  anticipated.
                                      Conversely,  if you purchase a certificate
                                      at a  price  lower  than  its  outstanding
                                      certificate    principal    balance    and
                                      principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the        Since   mortgagors  can  generally  prepay
mortgage loans will vary depending    their mortgage loans at any time, the rate
on future market conditions and       and timing of principal  distributions  on
other factors.                        the  offered   certificates   entitled  to
                                      receive  principal  are highly  uncertain.
                                      Generally,   when  market  interest  rates
                                      increase,  mortgagors  are less  likely to
                                      prepay their  mortgage  loans.  This could
                                      result in a slower  return of principal to
                                      you at a time  when you  might  have  been
                                      able to  reinvest  those funds at a higher
                                      rate  of  interest  than  the   applicable
                                      pass-through rate. On the other hand, when
                                      market interest rates decrease,  borrowers
                                      are generally  more likely to prepay their
                                      mortgage  loans.  This  could  result in a
                                      faster  return  of  principal  to you at a
                                      time   when  you  might  not  be  able  to
                                      reinvest those funds at an interest rate as high as the applicable pass-through rate.

                                      Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

                                      Approximately [___]% of the mortgage loans
                                      provide for payment of a prepayment charge
                                      during  a  specified  period.   Prepayment
                                      charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

                                      See    "Description    of   the   Mortgage
                                      Pool--Mortgage Loan  Characteristics"  and
                                      "Yield and Prepayment  Considerations"  in
                                      this  prospectus  supplement and "Maturity
                                      and  Prepayment   Considerations"  in  the
                                      prospectus.

The Class A Certificates are          The Class A  Certificates  are  subject to
subject to different distribution     various  priorities  for  distribution  of
priorities.                           principal as described in this  prospectus
                                      supplement. As more fully described below,
                                      principal  payments  received with respect
                                      to the  mortgage  loans will  generally be
                                      distributed  first to holders of the Class
                                      A-1  Certificates,   until  the  principal
                                      balance  thereof has been reduced to zero,
                                      then  to   holders   of  the   Class   A-2
                                      Certificates,  until the principal balance
                                      thereof has been reduced to zero, and then
                                      to holders of the Class A-3  Certificates,
                                      until the  principal  balance  thereof has
                                      been  reduced  to zero.  Distributions  of
                                      principal  on  the  Class  A  Certificates
                                      having an earlier priority of distribution
                                      will  be   affected   by  the   rates   of
                                      prepayment of the mortgage  loans early in
                                      the  life  of  the  mortgage  pool.  Those
                                      classes  of  Class A  Certificates  with a
                                      later  priority  of  distribution  will be
                                      affected by the rates of prepayment of the
                                      mortgage loans experienced both before and
                                      after  the   commencement   of   principal
                                      distributions on such classes.

The pass-through rates on the         The  pass-through  rate on each  class  of
offered certificates are subject to offered certificates is subject to a net a cap at the weighted average of WAC cap rate as described in this
the net mortgage rates.               prospectus  supplement.   Therefore,   the
                                      prepayment  of mortgage  loans with higher
                                      mortgage  rates  may  result  in  a  lower
                                      pass-through  rate on any class of offered
                                      certificates  if the net  WAC cap  rate is
                                      reduced to less than one-month  LIBOR plus
                                      the  related  margin.  To the  extent  the
                                      pass-through  rate on any class of offered
                                      certificates is based upon the net WAC cap
                                      rate, the difference  between that net WAC
                                      cap  rate,  as  adjusted  to  account  for
                                      payments  required  to be made  under  the
                                      yield maintenance  agreement,  if any, and
                                      one-month  LIBOR plus the related  margin,
                                      but not more than the lesser of 11.00% per
                                      annum and the weighted average maximum net
                                      mortgage  rate,  will  create a  shortfall
                                      that  will  carry  forward  with  interest
                                      thereon.  The shortfalls  described above,
                                      along with any  interest  rate  shortfalls
                                      caused  by  the   failure   of  the  yield
                                      maintenance   provider  to  make  required
                                      payments pursuant to the yield maintenance
                                      agreement,  will only be payable  from any
                                      excess  cash  flow   available   for  that
                                      purpose or from the yield maintenance agreement as described in this prospectus supplement. These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final payment date.

                                      In  addition,  the  interest  rate  on the
                                      Class A, Class M and Class B  Certificates
                                      is  adjustable  but the  interest  rate on
                                      [___]%  of the  mortgage  loans is  fixed.
                                      Further,   because  the  initial  mortgage
                                      rates  on  the  adjustable-rate   mortgage
                                      loans  may  be  lower  than  the   related
                                      minimum mortgage rates, the net WAC
                                      cap   rates   on   those   adjustable-rate
                                      mortgage loans will initially be less than
                                      they  will  be  once  the  adjustable-rate
                                      loans   have   all   adjusted   to   their
                                      fully-indexed rate. Therefore,  there is a
                                      greater risk that the pass through rate on
                                      any class of offered  certificates  may be
                                      limited  by  the  net  WAC  cap  rate.  In
                                      addition, shortfalls caused by the failure
                                      of   the   yield   maintenance   agreement
                                      provider   to   make   required   payments
                                      pursuant   to   the   yield    maintenance
                                      agreement  will only be  payable  from the
                                      excess cash flow and may remain  unpaid on
                                      the final  distribution date. No assurance
                                      can be given  that the  excess  cash  flow
                                      that  may  be   available   to  cover  the
                                      shortfalls resulting from a cap at the weighted average of the net mortgage rates will be sufficient for that purpose.

The Class M Certificates have         The  yields  to  investors  in the Class M
different yield and distribution      Certificates will be sensitive to the rate
considerations.                       and  timing  of  losses  on  the  mortgage
                                      loans, to the extent not covered by excess
                                      cash  flow,  overcollateralization  or the
                                      Class  B  Certificates.   Losses,  to  the
                                      extent not  covered  by excess  cash flow,
                                      overcollateralization   or  the   Class  B
                                      Certificates,  will  be  allocated  to the
                                      most   subordinate   class   of   Class  M
                                      Certificates outstanding.

The recording of mortgages in the The mortgages or assignments of mortgage name of MERS may affect the yield for some of the mortgage loans have been
on the offered certificates.          or may be recorded in the name of Mortgage
                                      Electronic  Registration Systems, Inc., or
                                      MERS, solely as nominee for the originator
                                      and its successors and assigns. Subsequent
                                      assignments   of   those   mortgages   are
                                      registered   electronically   through  the
                                      MERS(R)   System.    However,    if   MERS
                                      discontinues  the  MERS(R)  System  and it
                                      becomes  necessary to record an assignment
                                      of the mortgage to the  trustee,  then any
                                      related  expenses  shall  be  paid  by the
                                      trust and will reduce the amount available
                                      to pay  principal  of and  interest on the
                                      outstanding    class   or    classes    of
                                      certificates.

                                      The  recording of mortgages in the name of
                                      MERS is a  relatively  new practice in the
                                      mortgage    lending    industry.    Public
                                      recording   officers  and  others  in  the
                                      mortgage  industry  may have  limited,  if
                                      any,  experience  with lenders  seeking to
                                      foreclose mortgages,  assignments of which
                                      are  registered  with  MERS.  Accordingly,
                                      delays and additional costs in commencing,
                                      prosecuting  and  completing   foreclosure
                                      proceedings  and  conducting   foreclosure
                                      sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                      For additional information regarding MERS and the MERS(R)

                                      System,  see  "Description of the Mortgage
                                      Pool--General"  and "Yield and  Prepayment
                                      Considerations"    in   this    prospectus
                                      supplement   and   "Description   of   the
                                      Securities--Assignment of Loans" in the prospectus.

                                 Issuing Entity

      The depositor will establish a trust with respect to Series [_____]-RZ[__] on the closing date, under a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by first lien one- to two-family residential properties. The trust will not have any additional equity. The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

   Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
                     or in the prospectus under "Glossary."

                           Sponsor and Master Servicer

      Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts--Mortgage Collateral Sellers" and "--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Company, LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857 7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

      Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. Residential Funding Company, LLC was formerly known as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one to four family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "subprime" mortgage loans, such as the mortgage loans described in this prospectus supplement. Residential Funding Company, LLC also began to acquire and service "Alt A," closed-end and revolving loans secured by second liens in 1995.

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.8 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $61.8 billion and

$3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        Sponsor Securitization Experience

First Lien Mortgage Loans
Volume by Principal Balance                    2002             2003            2004             2005            2006
-------------------------------------
Prime Mortgages(1)                      $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614  $40,241,885,054

Non-Prime Mortgages(2)                  $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334  $21,581,547,796
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                   $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948  $61,823,432,850
                                        ===============  ===============  ===============  ===============  ===============

Prime Mortgages(1)                               51.11%           40.44%           32.87%           46.37%           65.09%

Non-Prime Mortgages(2)                           48.89%           59.56%           67.13%           53.63%          34.91%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                           100.00%          100.00%          100.00%          100.00%         100.00%
                                        ===============  ===============  ===============  ===============  ===============

Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                              (1.28)%           17.22%         (36.97)%          102.03%           66.64%

Non-Prime Mortgages(2)                          104.52%           80.48%         (12.61)%           14.42%         (22.73)%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total Volume                                     32.14%           48.15%         (22.46)%           43.22%           18.71%
                                        ===============  ===============  ===============  ===============  ===============

Junior Lien Mortgage Loans

Volume by Principal Balance                    2002             2003            2004             2005            2006
-------------------------------------
Prime Mortgages(1)                       $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $3,012,549,922

Non-Prime Mortgages(2)                               --               --               --               --
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                    $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $3,012,549,922
                                        ===============  ===============  ===============  ===============  ===============

Prime Mortgages(1)                              100.00%          100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                            0.00%            0.00%            0.00%            0.00%            0.00%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  ===============  ===============  ===============

Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                               17.90%           11.55%         (34.99)%           15.56%           25.03%

Non-Prime Mortgages(2)                               --               --               --               --               --
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total Volume                                     17.90%           11.55%         (34.99)%           15.56%           25.03%
                                        ===============  ===============  ===============  ===============  ===============

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
Volume by Number of Loans                      2002             2003            2004             2005            2006
-------------------------------------
Prime Mortgages(1)                               68,077           86,166           55,773           91,631          141,188

Non-Prime Mortgages(2)                          136,789          200,446          170,696          173,796          132,069
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                           204,866          286,612          226,469          265,427          273,257
                                        ===============  ===============  ===============  ===============  ===============
Prime Mortgages(1)                               33.23%           30.06%           24.63%           34.52%           51.67%

Non-Prime Mortgages(2)                           66.77%           69.94%           75.37%           65.48%           48.33%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  ===============  ===============  ===============
Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                               17.87%           26.57%         (35.27)%           64.29%           54.08%

Non-Prime Mortgages(2)                           91.47%           46.54%         (14.84)%            1.82%         (24.01)%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                            58.56%           39.90%         (20.98)%           17.20%            2.95%
                                        ===============  ===============  ===============  ===============  ===============
Junior Lien Mortgage Loans
Volume by Number of Loans                      2002             2003            2004             2005            2006
-------------------------------------
Prime Mortgages(1)                               73,188           84,962           51,614           53,071           60,951

Non-Prime Mortgages(2)                              --                --               --               --               --
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                            73,188           84,962           51,614           53,071           60,951
                                        ===============  ===============  ===============  ===============  ===============
Prime Mortgages(1)                              100.00%          100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                            0.00%            0.00%            0.00%            0.00%            0.00%
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  ===============  ===============  ===============
Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                               16.26%           16.09%         (39.25)%            2.82%           14.85%

Non-Prime Mortgages(2)                               --               --               --               --               --
                                        ---------------  ---------------  ---------------  ---------------  ---------------
Total                                            16.26%           16.09%         (39.25)%            2.82%           14.85%
                                        ===============  ===============  ===============  ===============  ===============

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in average outstanding principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      Master Servicer Servicing Experience

    First Lien Mortgage Loans
Volume by Average Outstanding
     Principal Balance                       2002              2003             2004             2005              2006
------------------------------------
Prime Mortgages(1)                      $43,282,264,857  $33,749,084,171  $32,453,682,854  $47,935,800,813  $83,052,457,702

Non-Prime Mortgages(2)                  $24,910,565,613  $39,334,697,127  $50,509,138,736  $53,938,083,312  $57,013,557,376
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                   $68,192,830,470  $73,083,781,298  $82,962,821,591 $101,873,884,125 $140,066,015,078
                                        ===============  ===============  =============== ================ ================

Prime Mortgages(1)                               63.47%           46.18%           39.12%           47.05%           59.30%

Non-Prime Mortgages(2)                           36.53%           53.82%           60.88%           52.95%           40.70%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  =============== ================ ================
Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                             (15.75)%         (22.03)%          (3.84)%           47.71%           73.26%

Non-Prime Mortgages(2)                           51.62%           57.90%           28.41%            6.79%            5.70%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total Based on Average Outstanding
Principal Balance                                 0.57%            7.17%           13.52%           22.79%           37.49%
                                        ===============  ===============  =============== ================ ================

 Junior Lien Mortgage Loans
Volume by Average Outstanding
     Principal Balance                       2002              2003             2004             2005              2006
------------------------------------
Prime Mortgages(1)                      $4,102,615,571    $4,365,319,862   $5,135,640,057   $5,476,133,777   $8,536,345,778

Non-Prime Mortgages(2)                  $             0   $            0   $            0   $            0   $            0
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                   $ 4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777   $8,536,345,778
                                        ===============  ===============  =============== ================ ================

Prime Mortgages(1)                              100.00%          100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                            0.00%            0.00%            0.00%            0.00%            0.00%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  =============== ================ ================

Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                               16.79%            6.40%           17.65%            6.63%           55.88%

Non-Prime Mortgages(2)                               --               --               --               --               --
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total Based on Average Outstanding
Principal Balance                                16.79%            6.40%           17.65%            6.63%           55.88%
                                        ===============  ===============  =============== ================ ================

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

    First Lien Mortgage Loans
Volume by Average Number of Loans             2002             2003            2004             2005             2006
Prime Mortgages(1)                              202,938          168,654          156,745          201,903          312,825

Non-Prime Mortgages(2)                          242,625          341,863          414,639          411,550          405,577
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           445,563          510,517          571,384          613,453          718,402
                                        ===============  ===============  =============== ================ ================
Prime Mortgages(1)                               45.55%           33.04%           27.43%           32.91%           43.54%

Non-Prime Mortgages(2)                           54.45%           66.96%           72.57%           67.09%           56.46%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  =============== ================ ================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                             (14.71)%         (16.89)%          (7.06)%           28.81%           54.94%

Non-Prime Mortgages(2)                           44.37%           40.90%           21.29%          (0.74)%          (1.45)%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total Based on Average Number of Loans            9.74%           14.58%           11.92%            7.36%           17.11%
                                        ===============  ===============  =============== ================ ================

                 Junior Lien Mortgage Loans

Volume by Average Number of Loans             2002             2003            2004             2005             2006

Prime Mortgages(1)                              118,773          127,833          147,647          143,713         199,652

Non-Prime Mortgages(2)                               --               --               --               --               --
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           118,773          127,833          147,647          143,713          199,652
                                        ===============  ===============  =============== ================ ================
Prime Mortgages(1)                              100.00%          100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                            0.00%            0.00%            0.00%            0.00%            0.00%
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total                                           100.00%          100.00%          100.00%          100.00%          100.00%
                                        ===============  ===============  =============== ================ ================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                               14.16%            7.63%           15.50%          (2.66)%           38.92%

Non-Prime Mortgages(2)                               --               --               --               --               --
                                        ---------------  ---------------  --------------- ---------------- ----------------
Total Based on Average Number of Loans           14.16%            7.63%            15.50%         (2.66)%           38.92%
                                        ===============  ===============  =============== ================ ================

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool--The Program" in this prospectus supplement. Residential Funding Company, LLC's material role and responsibilities in this transaction, including as
master    servicer,    are    described   in   the    prospectus    under   "The
Trusts--Qualification of Sellers" and "The Trusts--Repurchases of Mortgage Collateral" and in this prospectus supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

      Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial LLC, or Homecomings, originated and sold to Residential Funding Company, LLC approximately [__]% of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool -- Originators" and "Pooling and Servicing Agreement -- The Master Servicer and Subservicers" in this prospectus supplement.

                       Description of Unaffiliated Sellers

      [[INSERT NAME OF UNAFFILIATED SELLER], a [_____] corporation, originated [__]% by principal amount of the mortgage loans. [Describe origination program, experience, size of seller's portfolio, performance of pool assets, experience with Expanded Criteria Program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                     Affiliations Among Transaction Parties

      The  diagram  below  illustrates  the  various   relationships  among  the
affiliated transaction parties.

                         ------------------------------
                                    GMAC LLC
                                     (GMAC)
                         ------------------------------
                                        |
                                        |
                                        |
                         ------------------------------
                            Residential Capital, LLC
                         ------------------------------
                                        |
               ----------------------------------------------------
               |                                                   |
--------------------------------          ------------------------------------
Residential Funding Company, LLC          Residential Asset Mortgage Products,
  (Sponsor and Master Servicer)                     Inc. (Depositor)
--------------------------------          ------------------------------------
               |
               |
--------------------------------
   Homecomings Financial, LLC
          (Subservicer)
--------------------------------

                        Description of the Mortgage Pool

General

      The mortgage pool will consist of [___] fixed-rate and adjustable-rate mortgage loans with an aggregate unpaid principal balance of approximately $[___________] as of the cut-off date after deducting payments of principal due during the month of the cut-off date. Approximately [___]% of the mortgage loans are fixed-rate mortgage loans and approximately [___]% of the mortgage loans are adjustable-rate mortgage loans. The mortgage loans are secured by first liens on fee simple interests in one- to two-family residential real properties. Approximately [__]% of the mortgage loans have a due date other than the first of each month.

      All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

      The mortgage loans will consist of mortgage loans with original terms to maturity of not more than 30 years except, with respect to approximately [__]% of the mortgage loans, for which the original term to maturity is not more than 15 years.

      The depositor and Residential Funding Company, LLC will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding Company, LLC will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any such mortgage loan. See "Description of the Securities--Representations with Respect to the Loans" in the prospectus.

      The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately [__]% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

      Approximately [__]% of the mortgage loans provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. The depositor makes no representation as to the effect that the prepayment charges, decisions by the master servicer or subservicer with respect to the waiver of prepayment charges and the recent changes to the rules and regulations under the Parity Act, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

Compliance with Local, State and Federal Laws

      Residential Funding Company, LLC will sell the mortgage loans to the depositor and will represent and warrant, as of the date of issuance of the certificates, the following:

      o None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act.

      o Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

      o None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

      o None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

      o None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

      Residential Funding Company, LLC will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Residential Funding Company, LLC maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

      Residential Funding Company, LLC is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding Company, LLC's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

      See "Certain Legal Aspects of the Loans" in the prospectus.

Mortgage Rate Adjustment of the Adjustable-Rate Mortgage Loans

      Approximately [___]% of the adjustable-rate mortgage loans will remain fixed for a period of two years after origination and approximately [___]% of the adjustable-rate mortgage loans will generally remain fixed for a period of three years after origination. Thereafter, the mortgage rate on each adjustable-rate mortgage loan will adjust annually on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate mortgage loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

      The index for all of the adjustable-rate mortgage loans will be the One-Year LIBOR Index. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published by the Wall Street Journal and as most recently available as of the date forty-five days prior to the adjustment date.

      The One-Year LIBOR Index is referred to in this prospectus supplement as an index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

      The initial mortgage rate in effect on an adjustable-rate mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of an adjustable-rate mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of an adjustable-rate mortgage loan subject to the periodic rate cap. The repayment of the adjustable-rate mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable rate mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable-rate mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each adjustable-rate mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

      In addition, the initial mortgage rates on some of the adjustable-rate mortgage loans will be lower than the related minimum mortgage rates and therefore the Net WAC Cap Rate will initially be less than it would be had all of the adjustable-rate mortgage loans already adjusted to their fully-indexed rate.

Aggregate Mortgage Loan Characteristics

      The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Mortgage Loans......................................[___]

Net Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___] to [___]%

Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Note Margins:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Minimum Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Minimum Net Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Maximum Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Maximum Net Mortgage Rates:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Periodic Caps:

         Weighted average.....................................[___]%
         Range................................................[___]% to [___]%

Weighted average months to next interest rate
         adjustment date after [_____] [__], 200[__]..........[___]

The mortgage loans will have the following additional characteristics:

      o The mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[_________].

      o The mortgage loans had individual principal balances at origination of at least $[_____] but not more than $[______], with an average principal balance at origination of approximately $[______].

      o The loan-to-value ratios of the mortgage loans range from [___]% to 107%, with a weighted average of approximately [___]%.

      o No non-affiliate of Residential Funding sold more than [___]% of the mortgage loans to Residential Funding. Approximately [___]% of the mortgage loans were purchased from Homecomings Financial, LLC, which is an affiliate of Residential Funding.

      o None of the mortgage loans will have been originated prior to [_____] [__], 200[__] or will have a maturity date later than [_____] [__], 200[__].

      o No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [___] months.

      o As of the cut-off date, none of the mortgage loans are currently 30 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the mortgage loans have been a maximum of 30 or more days delinquent in the last 24 months. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. Some of the mortgage loans may have had delinquency problems in the past.

      o The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately [___] months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately [___] months.

      o     None of the mortgage loans are Buy-Down loans.

      o     No  mortgage  loan  provides  for  deferred   interest  or  negative
            amortization.

      o No mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

      The mortgage loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

      Set forth in Annex II of this prospectus supplement is a description of additional characteristics of the mortgage loans described herein as of the cut off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

      [If mortgage securities comprise a material portion of the pool, include the characteristics of loans that support the mortgage securities.]

Fixed-Rate Mortgage Loan Characteristics

         The fixed-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Fixed-Rate Mortgage Loans......................     [____]
Net Mortgage Rates:
      Weighted average...................................     [____]%
      Range..............................................     [____]% to [____]%
Mortgage Rates:

      Weighted average...................................     [____]%
      Range..............................................     [____]% to [____]%

The   fixed-rate   mortgage   loans   will   have   the   following   additional
characteristics:

      o The fixed-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[________].

      o The fixed-rate mortgage loans had individual principal balances at origination of at least $[_______] but not more than $381,500, with an average principal balance at origination of approximately $[______].

      o The loan-to-value ratios of the fixed-rate mortgage loans range from [____]% to 107%, with a weighted average of approximately [____]%.

      o No non-affiliate of Residential Funding sold more than [____]% of the fixed-rate mortgage loans to Residential Funding. Approximately [____]% of the fixed-rate mortgage loans were purchased from Homecomings Financial, LLC, which is an affiliate of Residential Funding.

      o None of the fixed-rate mortgage loans will have been originated prior to [_______] [__], 200[__], or will have a maturity date later [_______] [__], 200[__].

      o No fixed-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [___] months.

      o As of the cut-off date, none of the fixed-rate mortgage loans are currently 30 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the fixed-rate mortgage loans have been a maximum of 30 or more days delinquent in the last 24 months. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. Some of the fixed-rate mortgage loans may have had delinquency problems in the past.

      o     The  weighted  average  remaining  term to  stated  maturity  of the fixed-rate mortgage loans as of the cut-off date will be approximately [___] months. The weighted average original term to maturity of the fixed-rate mortgage loans as of the cut-off date will be approximately [___] months.

      o     None of the fixed-rate mortgage loans are Buy-Down loans.

      o No fixed-rate mortgage loan provides for deferred interest or negative amortization.

      The fixed-rate mortgage loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

      Set forth in Annex II of this prospectus supplement is a description of additional characteristics of the fixed-rate mortgage loans described herein as of the cut-off date, except as otherwise indicated. All percentages of the fixed-rate mortgage loans are approximate percentages by aggregate principal balance of the fixed-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the fixed-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

Adjustable-Rate Mortgage Loan Characteristics

      The adjustable-rate mortgage Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Adjustable-Rate Mortgage Loans......................[____]

Net Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Note Margins:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Minimum Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Minimum Net Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Maximum Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Maximum Net Mortgage Rates:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Periodic Caps:

         Weighted average.....................................[____]%
         Range................................................[____]% to [____]%

Weighted average months to next interest rate
         adjustment date after [_________]....................[___]

      The adjustable-rate mortgage loans will have the following additional characteristics:

      o The adjustable-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[_______].

      o The adjustable-rate mortgage loans had individual principal balances at origination of at least $[_______] but not more than $[_______], with an average principal balance at origination of approximately $[_______].

      o The loan-to-value ratios of the adjustable-rate mortgage loans range from [___]% to 107%, with a weighted average of approximately [___]%.

      o No non-affiliate of Residential Funding sold more than [___]% of the adjustable-rate mortgage loans to Residential Funding. Approximately [___]% of the adjustable-rate mortgage loans were purchased from Homecomings Financial, LLC, which is an affiliate of Residential Funding.

      o None of the adjustable-rate mortgage loans will have been originated prior [______] [__], 200[__] or will have a maturity date later than [_____] [__], 200[__].

      o No adjustable-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [__] months.

      o As of the cut-off date, none of the adjustable-rate mortgage loans are currently 30 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the adjustable-rate mortgage loans have been a maximum of 30 or more days delinquent in the last 24 months. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. Some of the adjustable-rate mortgage loans may have had delinquency problems in the past.

      o The weighted average remaining term to stated maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [___] months. The weighted average original term to maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [___] months.

      o     None of the adjustable-rate mortgage loans are Buy-Down loans.

      o No adjustable-rate mortgage loan provides for deferred interest or negative amortization.

      o No adjustable-rate mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

      The adjustable-rate mortgage loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

      Set forth in Annex II of this prospectus supplement is a description of additional characteristics of the adjustable-rate mortgage loans described herein as of the cut-off date, except as otherwise indicated. All percentages of the adjustable-rate mortgage loans are approximate percentages by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the adjustable-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

Static Pool Information

      Current static pool data with respect to mortgage loans master serviced by Residential Funding Company, LLC is available on the internet at www.gmacrfcstaticpool.com. Information presented under (i) "RAMP" as the issuer/shelf, (ii) "RZ" as the series, and (iii) "[__]-RZ[__]" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

      The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of the RAMP Series [___]-RZ[__] Trust that relates to periods prior to January 1, 2006.

      As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

      Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

      The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" in the prospectus. Approximately [__]% of the mortgage loans are covered by a primary mortgage insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the prospectus.

Underwriting Standards

      The mortgage loans were acquired by Residential Funding Company, LLC pursuant to various of its programs. Prior to assignment to the Company, Residential Funding Company, LLC reviewed the underwriting of each of the mortgage loans and determined that it was in conformity with the standards set forth below. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding Company, LLC was performed using an automated underwriting system. Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "Trust Asset Program--Underwriting Standards--General" and "--Automated Underwriting" in the prospectus.

      All of the mortgage loans had features that generally distinguish such loans from the more stringent underwriting requirements used as standards for Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

      Residential Funding Company, LLC's underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

      o     the creditworthiness of a mortgagor,

      o the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations (including in certain instances rental income from investment property), and

      o the adequacy of the mortgaged property (expressed in terms of loan-to-value ratio), to serve as the collateral for a mortgage loan.

      In addition, credit scores are obtained and debt-to-income ratios are calculated and are considered in the underwriting of the loan.

      Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, a mortgagor may have been required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes.

      Some of the mortgage loans have been originated under "stated income" programs (also referred to in this prospectus supplement as "limited documentation" programs) that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

      The  adequacy of a mortgaged  property as security  for  repayment  of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. At least one full appraisal is obtained for the mortgaged property. Appraisers are either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Originators

      Homecomings is a Delaware limited liability company and wholly-owned subsidiary of Residential Funding Company, LLC. Homecomings originated approximately [__]% of the mortgage loans. See also the "The Pooling and Servicing Agreement -- The Master Servicer and Subservicer -- Homecomings Financial, LLC" in this prospectus supplement.

      [__________]  originated   approximately  [__]%  of  the  mortgage  loans.
[__________] is a [__________].

      The mortgage loans were originated in accordance with Residential Funding Company, LLC's underwriting standards described above. See "Description of the Mortgage Pool -- Underwriting Standards" above.

Billing and Payment Procedures

      Generally all of the mortgage loans require monthly payments to be made no later than the 1st day of each month. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods.

[FHA and VA Mortgage Loan Program]

      [For FHA mortgage loans and VA mortgage loans, traditional underwriting guidelines used by the FHA and the VA, respectively, which were in effect at the time of origination of that mortgage loan will have been applied. Approximately [___]% of the mortgage loans were originated pursuant to the FHA or VA programs. Approximately [___]% of the mortgage loans were originated in accordance with those programs but did not qualify for FHA insurance or the VA guaranty because the documentation requirements for insurance or the guaranty set forth by FHA or the VA, as applicable, were not met or because the borrowers had imperfect credit histories.

      FHA mortgage loans and VA mortgage loans will be covered by the governmental insurance programs described below.

      FHA Insurance Under Title I

      [___]% of the mortgage loans are home improvement contracts that are Title I loans which are insured under the Title I Program as described in this section. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which a lender approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to $[__________], which is the amount of insurance coverage available in that Title I lender's FHA reserve, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of the Department of Housing and Urban Development, or HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender has substantially complied with the FHA Regulations in good faith and has credited the borrower for any excess charge. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

      Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

      The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

      Subject to the limitations described below, eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:

      o the net unpaid principal amount and the uncollected interest earned to the date of default,

      o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,

      o     uncollected court costs,

      o amount of attorney's fees on an hourly or other basis for time actually expended and billed not to exceed $500, and

      o amount of expenses for recording the assignment of the security to the United States.

      However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve for each Title I lender. The amount in each Title I lender's FHA reserve is 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Title I loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount equal to $[_________].

      Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

      o the amount of FHA insurance claims approved for payment related to those loans, and

      o the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance.

      This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $60,000 limit for an apartment house or a dwelling for two or more families. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

      Following a default on a home improvement contract partially insured by the FHA, the master servicer or the servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a home improvement contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the home improvement contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a home improvement contract in default and submitting a claim to FHA, the master servicer or the servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or the servicer will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

      FHA Mortgage Insurance

      The Housing Act authorizes various FHA mortgage insurance programs. [___]% of the mortgage loans are insured under either Section 203(b), Section 221,
Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. [___]% of the mortgage loans were used for the purchase of multifamily residential rental properties and are insured by the FHA under Section 221 and Section 223. [___]% of the mortgage loans were used for the purchase of condominium units and are insured by FHA under Section
234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. [Add disclosure regarding any FHA insurance relating to offered certificates.]

      VA Mortgage Guaranty

      [___]% of the mortgage loans have a VA mortgage guaranty. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Regardless of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of additional coverage for the VA mortgage loans in this mortgage pool is $[__________].]

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding Company, LLC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding Company, LLC may also add a limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                   [The Yield Maintenance Agreement Provider]

      [The [_____________] referred to in this prospectus supplement as the yield maintenance agreement provider, has supplied the following information for inclusion in this prospectus supplement.

      [NAME], will be the yield maintenance agreement provider. [NAME] is a bankruptcy remote derivatives products [corporation] [limited liability company] based in [_________] that has been established as a wholly owned subsidiary of [___________]. [NAME] has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. [NAME] will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of [NAME]

      Requests for information should be directed to the [______________].]

      The depositor has determined that the significance percentage of payments under the yield maintenance agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%] [is 20% or more]. [Add financial information required under Item 1115 of Regulation AB, if the significance percentage is 10% or more].

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

      The certificates will include the following eighteen classes:

      o Class A-1, Class A-2 and Class A-3 Certificates, which together are sometimes referred to as the Class A Certificates;

      o Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, which together are sometimes referred to as the Class M Certificates;

      o Class B-1, Class B-2 and Class B-3 Certificates, which together are sometimes referred to as the Class B Certificates;

      o     Class SB Certificates; and

      o Class R-I and Class R-II Certificates, referred to collectively in this prospectus supplement as the Class R Certificates.

      Only the Class A and Class M Certificates are offered by this prospectus supplement.

      The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      o the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

      o those assets as from time to time identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account as belonging to the trust;

      o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

      o any applicable standard hazard insurance policies and primary insurance policies;

      o     the yield maintenance agreement; and

      o     all proceeds of the foregoing.

      The Class A and Class M-1 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrued Certificate Interest--With respect to any class of offered certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date, less any interest shortfalls on the mortgage loans, including Relief Act Shortfalls. These reductions will be allocated to the offered certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

      Accrued Certificate Interest on the Class A, Class M and Class B Certificates will also be reduced by any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make any required payments under the yield maintenance agreement. Such shortfalls will be allocated on a pro rata basis based upon the amount of interest, if any, that each class of Class A, Class M and Class B Certificates was entitled to, but did not receive, under the yield maintenance agreement.

      In addition to the foregoing, Accrued Certificate Interest on any class of offered certificates may be reduced by the interest portion of Realized Losses on the mortgage loans that are not covered by Excess Cash Flow or overcollateralization and are allocated to that class of certificates as described in "--Allocation of Losses" below.

      In addition, Accrued Certificate Interest will be reduced by Prepayment Interest Shortfalls to the extent not covered by Eligible Master Servicer Compensation as described in "--Interest Distributions" below.

      Accrued Certificate Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

      Available Distribution Amount--With respect to any distribution date, an amount equal to the sum of the following amounts, net of amounts reimbursable therefrom to the master servicer and any subservicer:

      o the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any related subservicing fees in respect of the mortgage loans;

      o unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month;

      o     all Advances made for that distribution date; and

      o any amounts received pursuant to the yield maintenance agreement, but only to the extent used to cover some Accrued Certificate Interest or Basis Risk Shortfalls as described in this prospectus supplement.

      In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available Distribution Amount for that distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

      Basis Risk Shortfall--With respect to any distribution date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class calculated at a per annum rate equal to the least of (1) One-Month LIBOR plus the related Margin, (2) the Weighted Average Maximum Net Mortgage Rate and (3) 11.00%, over (y) Accrued Certificate Interest for that class calculated using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfalls from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a per annum rate equal to the least of (1) One-Month LIBOR plus the related Margin, (2) the Weighted Average Maximum Net Mortgage Rate and (3) 11.00%. In addition, any interest rate shortfalls allocated to that class caused by the failure of the yield maintenance agreement provider to make required payments pursuant to the yield maintenance agreement will be Basis Risk Shortfalls payable in the amounts and priority described under "--Overcollateralization Provisions" below.

      Capitalization Reimbursement Amount--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

      Certificate Principal Balance--With respect to any class of offered certificates and as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement. The initial Certificate Principal Balance of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates; provided, that with respect to any distribution date, the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be increased, in each case to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, to the extent of Subsequent Recoveries in the following order of priority: first to the Class A Certificates, pro rata, based on the amount of Realized Losses previously allocated thereto and remaining unreimbursed, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates, in that order.

      Class A Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o     the Principal Distribution Amount for that distribution date; and

      o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class B-1 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal
Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to that distribution date over (B) the lesser of
            (x) the product of (1) the applicable  Subordination  Percentage and
            (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class B-2 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A

Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates and Class B-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class B-3 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-1 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-2 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the lesser of
            (x) the product of (1) the applicable  Subordination  Percentage and
            (2) the aggregate

            Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-3 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-4 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-5 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that distribution date over (B) the lesser of
            (x) the product of (1) the applicable  Subordination  Percentage and
            (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-6 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-7 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-8 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-9 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
            Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Eligible Master Servicing Compensation--With respect to any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans.

      Excess Cash Flow--With respect to any distribution date, an amount equal to the sum of (a) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (A) the Interest Distribution Amount for that distribution date and (B) the Principal Remittance Amount for that distribution date to the extent not applied to the distribution of interest on the certificates and (b) the Overcollateralization Reduction Amount, if any, for that distribution date.

      Excess Overcollateralization Amount--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

      Interest Accrual Period--With respect to the distribution date in [________], the period commencing on the closing date and ending on the day preceding the distribution date in [______], and with respect to any distribution date after the distribution date in [_________], the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

      Interest Distribution Amount--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Class A, Class M and Class B Certificates for that distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date.

      Margin--With respect to the Class A, Class M and Class B Certificates, the related margin set forth in the table below:

                                   Related Margins

Class                            (1)             (2)
-------                       ---------       ---------
 A-1
 A-2
 A-3
 M-1
 M-2
 M-3
 M-4
 M-5
 M-6
 M-7
 M-8
 M-9
 B-1
 B-2
 B-3

(1)   Initially.
(2) On and after the second distribution date after the first possible optional termination date for the mortgage loans.

      Monthly Ceiling Rate-- With respect to the Class A, Class M and Class B Certificates and each distribution date beginning on the distribution date in [___________] and ending on the distribution date in [__________], a rate equal to [____]%.

      Monthly  Strike  Rate--  With  respect to the Class A, Class M and Class B
Certificates and each distribution date beginning on the distribution date in [_________] and ending on the distribution date in [_________], the related rate set forth next to such distribution date in the table below:

Distribution Date  Monthly Strike Rate   Distribution Date   Monthly Strike Rate
-----------------  -------------------   -----------------   -------------------

      Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees accrue.

      Net WAC Cap Rate--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period, as adjusted to account for payments required to be made under the yield maintenance agreement, if any.

      One-Month LIBOR--The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

      Overcollateralization Amount--With respect to any distribution date, the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

      Overcollateralization Floor--An amount equal to [____]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

      Overcollateralization Increase Amount--With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow available for distribution of the Overcollateralization Increase Amount for that distribution date and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

      Overcollateralization Reduction Amount--With respect to any distribution date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

      Pass-Through Rate--With respect to the Class A, Class M and Class B Certificates and any distribution date, a per annum rate equal to the least of
(i) One-Month LIBOR plus the related Margin, (ii) the Net WAC Cap Rate and (iii) [_____]%.

      Prepayment Interest Shortfalls--With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Overcollateralization Provisions" and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      Principal Distribution Amount-- With respect to any distribution date, the lesser of (a) the excess of (x) the Available Distribution Amount over (y) the Interest Distribution Amount and (b) the sum of the following:

      (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

      (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

      (iii) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

      (iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates (or the Class B Certificates) on a prior distribution date and remaining unpaid;

      (v) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; and

      (vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

      minus

      (vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

      (viii) any Capitalization Reimbursement Amount.

      In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates.

      Principal Remittance Amount--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

      Realized Loss--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

      Record   Date--With   respect  to  any  class  of  certificates   and  any
distribution date, the close of business on the day prior to that distribution date.

      Relief Act Shortfalls--Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

      Required Overcollateralization Amount--With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to 0.60% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 1.20% of the aggregate outstanding Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount from the immediately preceding distribution date.

      Senior Enhancement Percentage--With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

      Sixty-Plus Delinquency Percentage--With respect to any distribution date on or after the Stepdown Date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that distribution date.

      Stated Principal Balance--With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due in the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus
(b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

      Stepdown Date--The distribution date which is the earlier to occur of (a) the distribution date immediately following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in [______] and (ii) the first distribution date on which the Senior Enhancement Percentage is equal to or greater than [______]%.

      Subordination   Percentage--With   respect   to  any   class  of   offered
certificates, the respective percentage set forth in the table below.

Class              Percentage              Class              Percentage
-----              ----------              -----              ----------
  A                                         M-7
 M-1                                        M-8
 M-2                                        M-9
 M-3                                        B-1
 M-4                                        B-2
 M-5                                        B-3
 M-6

      Trigger Event--A Trigger Event is in effect with respect to any distribution date if either (a) on or after the Stepdown Date, the Sixty-Plus Delinquency Percentage for that distribution date exceeds [_____]% or (b) on or after the distribution date in [______], the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth below:

[_____] to [_____]:       [___]% with respect to J [_______], plus an additional
                          1/12th of [____]% for each month thereafter.

[_____] to [_____]:       [_____]% with respect to [_______], plus an additional
                          1/12th of [___]% for each month thereafter.

[_____] to [_____]:       [___]% with respect to [______], plus an additional
                          1/12th of [____]% for each month thereafter.

[_____] to [_____]:       [____]%.

      Weighted   Average  Maximum  Net  Mortgage   Rate--With   respect  to  any
distribution date, the weighted average of the maximum Net Mortgage Rates, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

      Yield Maintenance Agreement Notional Balance-- With respect to the Class A, Class M and Class B Certificates and each distribution date beginning on the distribution date in [_____] and ending on the distribution date in [________], the lesser of (1) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates immediately prior to that distribution date and
(2) the approximate amount specified below for that distribution date:

Distribution Date   Notional Balance      Distribution Date   Notional Balance
-----------------   ----------------      -----------------   ----------------





















Distributions on the Offered Certificates

      Distributions on the offered certificates will be made by the trustee beginning in [________] on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Distributions on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Distributions will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, distributions will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final distribution relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final distribution. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Texas or Illinois are required or authorized by law to be closed.

      With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

Interest Distributions

      On each distribution date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest thereon for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

      On each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a lower numerical designation.

      On each distribution date, holders of the Class B Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and Class M Certificates.

      With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation.

      Any Prepayment Interest Shortfalls which are not so covered will be allocated to the Class A, Class M and Class B Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls. These shortfalls will accrue interest at the applicable Pass-Through Rate, as adjusted from time to time, and will be paid, together with interest thereon, on that distribution date or future distribution dates only to the extent of Excess Cash Flow available therefor as described in "--Overcollateralization Provisions" below. Relief Act Shortfalls will only be paid on the related distribution date and only to the extent of Excess Cash Flow available therefor as described in "--Overcollateralization Provisions" below.

      If the Pass-Through Rate on any class of Class A, Class M or Class B Certificates is equal to the Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent described in this prospectus supplement. See "--Overcollateralization Provisions" below.

      The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls.

Determination of One-Month LIBOR

      With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second
LIBOR business day immediately prior to the commencement of such Interest Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One-Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

      The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      For any Interest Accrual Period, the trustee will determine One-Month LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date (or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A, Class M and Class B Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions

      Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed, a distribution allocable to principal in the manner set forth below.

      The Class A Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

      Holders of the Class M-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount and the Class A Principal Distribution Amount have been distributed, the Class M-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount have been distributed, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount have been distributed, the Class M-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount have been distributed, the Class M-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-5 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount have been distributed, the Class M-5 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-6 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount have been distributed, the Class M-6 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-7 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount have been distributed, the Class M-7 Principal Distribution

Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-8 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount have been distributed, the Class M-8 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

      Holders of the Class M-9 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount have been distributed, the Class M-9 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Overcollateralization Provisions

      The pooling and servicing agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on that distribution date, but only in the manner and to the extent hereafter described. Excess Cash Flow will be applied on any distribution date as follows:

            first, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of Class A, Class M or Class B Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

            second, as part of the Principal Distribution Amount, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

            third, to pay the amount of any Overcollateralization Increase Amount as part of the Principal Distribution Amount;

            fourth, to pay to the holders of the Class A, Class M and Class B Certificates, pro rata based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

            fifth, to pay the holders of the Class A, Class M and Class B Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

            sixth, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of priority, and then to the Class B Certificates, the amount of any Basis Risk Shortfalls;

            seventh, to pay the holders of the Class A, Class M and Class B Certificates, the amount of any Relief Act Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

            eighth, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of priority, and then to the Class B Certificates, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

            ninth, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

      On any distribution date, any amounts payable pursuant to clauses first and second above shall be included in the Principal Distribution Amount and shall be paid as described in "Principal Distributions" above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M and Class B Certificates.

      In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls, as applicable.

      The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated distribution of principal on the Class A, Class M and Class B Certificates, to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash Flow to the distribution of principal on the Class A, Class M and Class B Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans.

      In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A, Class M and Class B Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A, Class M and Class B Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount.

Allocation of Losses

      Realized Losses on the mortgage loans will be allocated or covered as follows: first, to the Excess Cash Flow for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the

Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifteenth, to all of the Class A Certificates on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

      The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Certificate Principal Balance, until the Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the distribution priority for the certificates set forth in this prospectus supplement.

      In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of Class A Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Excess Cash Flow and payments received from the yield maintenance agreement will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

      The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest in the trust evidenced by any class of Class M Certificates with a higher distribution priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower distribution priority.

      In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Securities--Servicing and

Administration of Mortgage Collateral" in the prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the sum of the rates at which the master servicing and subservicing fees are paid. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

Advances

      Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

      Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made.

      In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

      The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

      In addition, see "Description of the Securities--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.

[The Yield Maintenance Agreement]

      [The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from [________________] pursuant to a yield maintenance agreement. The yield maintenance agreement is intended to partially mitigate for most of the distribution dates occurring before the 60th distribution date, the interest rate risk that could result from the difference between (a) One-Month LIBOR plus the related Margin and (b) the Net WAC Cap Rate (without any adjustment to account for payments required to be made under the yield maintenance agreement, if any).

      On each distribution date, payments under the yield maintenance agreement will be made based on (a) an amount equal to the Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) the related Monthly Ceiling Rate, over
(ii) the related Monthly Strike Rate, calculated on an actual/360-day basis.

      Interest shortfalls with respect to any distribution date caused by the failure of the yield maintenance agreement provider to make required payments pursuant to a yield maintenance agreement will be deducted from Accrued Certificate Interest on the related certificates for that distribution date, will become Basis Risk Shortfalls and will be payable solely in the amounts and priority described under "--Overcollateralization Provisions" above.]

                       Yield and Prepayment Considerations

General

      The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

      o The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

      o The allocation of principal distributions among the various classes of certificates;

      o The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

      o The timing of the exercise by the master servicer of an optional termination;

      o     The Pass-Through Rate on that class of offered certificates; and

      o     The purchase price paid for that class of offered certificates.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the prospectus.

Prepayment Considerations

      The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of Principal Prepayments by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly, and the timing of Realized Losses on the mortgage loans will, affect the yield to an investor in the offered certificates, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal distributions on the offered certificates entitled to distributions of principal.

      The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately [_____]% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool--Mortgage Loan Characteristics" in this prospectus supplement. Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal
Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus. The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

      The mortgage loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement.

      A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loans and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

Allocation of Principal Distributions

      The yields to maturity on the offered certificates will be affected by the allocation of principal distributions among the offered certificates. The Class A Certificates are entitled to receive distributions in accordance with various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of distribution will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Class A Certificates with a later priority of distribution will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

      As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal payments will be distributed to each class of Class M Certificates and Class B Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with the Class B Certificates and overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

      As described under "Description of the Certificates--Allocation of Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher distribution priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

      Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal distributions on one or more classes of the Class M Certificates if delinquencies or losses cause a Trigger Event.

      The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent of any Overcollateralization Reduction Amount. In addition, the amount of the Overcollateralization Increase Amount paid to the offered certificates on any distribution date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, and the level of One-Month LIBOR and One-Year LIBOR. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Realized Losses and Interest Shortfalls

      The yields to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash Flow, overcollateralization, the Class B Certificates or subordination provided by any Class M Certificates with a lower distribution priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

      The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Excess Cash Flow or by the master servicer, in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls will only be covered by Excess Cash Flow to the extent described in this prospectus supplement. Relief Act Shortfalls arising in an Interest Accrual Period will only be covered to the extent of Excess Cash Flow available therefor in the manner described under "Description of the Certificates--Overcollateralization Provisions" and such interest shortfalls will not carry forward or be paid on any subsequent distribution date. See "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest distribution priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

Pass-Through Rates

      The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

      Each class of offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If with respect to any distribution date One-Month LIBOR plus the related Margin for a class of offered certificates is greater than the lesser of the Net WAC Cap Rate for that distribution date and [____]% per annum, the Pass-Through Rate on that class will be limited to the lesser of that Net WAC Cap Rate and [____]% per annum. Thus, the yield to investors in the offered certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the cap. In addition, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on any class of offered certificates. If on any distribution date the application of the cap results in an interest distribution lower than One-Month LIBOR plus the related Margin on any class of offered certificates during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

      Investors in the offered certificates should be aware that the interest that becomes due on the mortgage loans during the related due period may be less than interest that would accrue on the offered certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the offered certificates may receive interest at the Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization. In addition, because the initial mortgage rates on the adjustable-rate mortgage loans may be lower than the related minimum mortgage rates, the Net WAC Cap Rate will initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Further, [___]% of the mortgage loans are fixed-rate mortgage loans. Therefore, there is a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

      To the extent the Net WAC Cap Rate is paid on any class of offered certificates the difference between the Net WAC Cap Rate and One-Month LIBOR plus the related Margin, will create a shortfall that will carry forward with interest thereon, provided that the amount of the shortfall that will carry forward will be capped at the lesser of [____]% per annum and the Weighted
Average Maximum Net Mortgage Rate. These shortfalls will be payable only from Excess Cash Flow and proceeds from the yield maintenance agreement, in each case to the extent described in this prospectus supplement, and may remain unpaid on the optional termination date and final distribution date.

Purchase Price

      The yields to maturity on the offered certificates will depend on the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Dates

      Assuming no prepayments, losses or delinquencies on the mortgage loans, no Excess Cash Flow on any distribution date, and that the optional termination is not exercised, the certificates will have the final scheduled distribution dates described in the following paragraph.

      The final scheduled distribution date with respect to the Class A-1 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class A-2 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class A-3 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-1 and Class M-2 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-3 and Class M-4 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-5 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-6 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-7 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-8 Certificates will be the distribution date in [___________]. The final scheduled distribution date with respect to the Class M-9 Certificates will be the distribution date in [___________]. Due to losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      [The prepayment assumption used in this prospectus supplement with respect to the mortgage loans, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. With respect to the fixed-rate mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 4% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of the life of the mortgage loans, and an additional approximate 1.9091% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of those mortgage loans, a 100% prepayment assumption assumes a CPR of 25% per annum each month. With respect to the adjustable-rate mortgage loans, a 100% prepayment assumption assumes a CPR of 4% per annum of the then outstanding principal balance of the adjustable-rate mortgage loans in the first month of the life of those mortgage loans, and an additional approximate 2.3636% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 30% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, or no prepayments. Correspondingly, a 200% prepayment assumption assumes a prepayment rate equal to 200% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the trust.]

      The tables set forth below have been prepared on the basis of assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance.

      The  tables  assume,   among  other  things,  the  following   structuring
assumptions:

o as of the date of issuance of the offered certificates, the mortgage loans consist of nineteen hypothetical mortgage loans with the following aggregate characteristics as of the cut-off date:

                                                   Original   Remaining             Original
               Aggregate                           Term to     Term to             Amortization
               Principal     Mortgage    Expense   Maturity    Maturity    Age        Term
Loan Number     Balance        Rate     Fee Rate   (months)    (months)  (months)   (months)
-----------    ---------     --------   --------   --------   ---------  --------  ------------
     1
     2
     3
     4
     5
     6
     7
     8
     9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19

                              Months
              Months to      Between
                 Next          Rate                        Initial                Lifetime    Lifetime
              Adjustment    Adjustment                     Periodic   Periodic    Maximum     Minimum
Loan Number      Date         Dates        Gross Margin    Rate Cap   Rate Cap      Rate        Rate
-----------   ----------    ----------     ------------    --------   --------    --------    --------
     1
     2
     3
     4
     5
     6
     7
     8
     9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19

o the scheduled monthly payment for the mortgage loans have been based on their outstanding balances, interest rates and remaining terms to maturity so that the mortgage loans will amortize in amounts sufficient for repayment thereof over their remaining terms to maturity;

o none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan and the master servicer does not exercise its option to purchase the mortgage loans and thereby cause a termination of the trust on the optional termination date, except where indicated;

o there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of the prepayment assumption set forth in the tables;

o there is no Prepayment Interest Shortfall, Basis Risk Shortfall, Relief Act Shortfall or any other interest shortfall in any month;

o distributions on the certificates will be received on the 25th day of each month, commencing in [________];

o     payments on the mortgage loans earn no reinvestment return;

o the expenses described under "Description of the Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

o     the index for the adjustable-rate loans is One-Year LIBOR;

o     One-Year LIBOR will remain constant at [___________]% per annum;

o     One-Month LIBOR will remain constant at [___________]% per annum; and

o     the certificates will be purchased on [___________].

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the mortgage loans in the trust are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the offered certificates outstanding over time and the weighted average lives of the offered certificates.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the prepayment assumption shown.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                  Class A-1 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                 Class A-2 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                 Class A-3 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                 Class M-1 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class M-2 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                              Class M-3 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                               Class M-4 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1)  (to Maturity).......
Weighted Average Life in
  Years(2) (to Call)............

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class M-5 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
Years(2) (to Call)..............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                               Class M-6 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                               Class M-7 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                               Class M-8 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                Class M-9 Certificates
                                    --------------------------------------------
Prepayment Assumption                0%      50%     75%    100%    125%    150%
---------------------               ----    ----    ----    ----    ----    ----
Distribution Date
---------------------
Initial Percentage .............    100%    100%    100%    100%    100%    100%






























Weighted Average Life in
  Years(1) (to Maturity)........
Weighted Average Life in
  Years(2) (to Call)............

----------
(1) The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2) The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

                         Pooling and Servicing Agreement

General

      The certificates will be issued pursuant to the pooling and servicing agreement dated as of cut-off date, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Agreements--The Trustee" in the prospectus.

Custodial Arrangements

      The trustee will be directed to appoint [________________], to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding Company, LLC is required to deliver only the notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

      Residential Funding Company, LLC, an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding Company, LLC and its activities, see "Residential Funding Company, LLC" in the prospectus.

      Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

      o     receiving funds from subservicers,

      o     reconciling servicing activity with respect to the mortgage loans,

      o     calculating remittance amounts to certificateholders,

      o     sending   remittances   to  the   trustee   for   distributions   to
            certificateholders,

      o     investor and tax reporting,

      o     coordinating loan repurchases,

      o     oversight of all servicing activity, including subservicers,

      o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,

      o     approval of loss mitigation strategies,

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and

      o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus.

      Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

      o     communicating with borrowers;

      o     sending monthly remittance statements to borrowers;

      o     collecting payments from borrowers;

      o     recommending  a loss  mitigation  strategy  for  borrowers  who have
            defaulted  on  their  loans  (i.e.  repayment  plan,   modification,
            foreclosure, etc.);

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

      o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

      o accurate and timely reporting of negative amortization amounts, if any;

      o     paying escrows for borrowers, if applicable;

      o     calculating and reporting payoffs and liquidations;

      o     maintaining an individual file for each loan; and

      o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      Homecomings Financial, LLC. Homecomings will subservice [____]% by principal amount of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of the mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer responsibilities".

      Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

      The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                         Homecomings Servicing Portfolio

First Lien Mortgage Loans
Volume by Principal Balance                 2002               2003                2004              2005                2006
-------------------------------------
Prime Mortgages(1)                     $27,343,774,000    $29,954,139,212    $31,943,811,060    $44,570,851,126   $ 67,401,832,594

Non-Prime Mortgages(2)                 $27,384,763,000    $39,586,900,679    $44,918,413,591    $52,102,835,214   $ 49,470,359,806
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                  $54,728,537,000    $69,541,039,891    $76,862,224,651    $96,673,686,340   $116,872,192,400
                                       ===============    ===============    ===============    ===============   ================

Prime Mortgages(1)                              49.96%             43.07%             41.56%             46.10%             57.67%

Non-Prime Mortgages(2)                          50.04%             56.93%             58.44%             53.90%             42.33%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          100.00%            100.00%            100.00%            100.00%            100.00%
                                       ===============    ===============    ===============    ===============   ================
Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                               7.09%              9.55%              6.64%             39.53%            51.22%

Non-Prime Mortgages(2)                          60.71%             44.56%             13.47%             15.99%            (5.05)%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                           28.55%             27.07%             10.53%             25.78%             20.89%
                                       ===============    ===============    ===============    ===============   ================

Junior Lien Mortgage Loans
Volume by Principal Balance                 2002               2003                2004              2005                2006
-------------------------------------
Prime Mortgages(1)                     $ 7,627,424,000    $ 7,402,626,296    $ 7,569,300,685    $ 7,442,264,087   $ 11,418,858,741

Non-Prime Mortgages(2)                              --                 --                 --                 --                 --
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                  $ 7,627,424,000    $ 7,402,626,296    $ 7,569,300,685    $ 7,442,264,087   $ 11,418,858,741
                                       ===============    ===============    ===============    ===============   ================
Prime Mortgages(1)                             100.00%            100.00%            100.00%          100.00%              100.00%

Non-Prime Mortgages(2)                           0.00%              0.00%              0.00%            0.00%                0.00%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          100.00%            100.00%            100.00%          100.00%              100.00%
                                       ===============    ===============    ===============    ===============   ================
Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                             (4.94)%            (2.95)%              2.25%          (1.68)%               53.43%

Non-Prime Mortgages(2)                              --                 --                 --                --                  --
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          (4.94)%            (2.95)%              2.25%          (1.68)%               53.43%
                                       ===============    ===============    ===============    ===============   ================

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
Volume by Number of Loans                    2002               2003               2004               2005              2006
-------------------------------------
Prime Mortgages(1)                             125,209            143,645            150,297            187,773            252,493

Non-Prime Mortgages(2)                         257,077            341,190            373,473            394,776            361,125
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          382,286            484,835            523,770            582,549            613,618
                                       ===============    ===============    ===============    ===============   ================

Prime Mortgages(1)                              32.75%             29.63%             28.70%             32.23%             41.15%

Non-Prime Mortgages(2)                          67.25%             70.37%             71.30%             67.77%             58.85%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          100.00%            100.00%            100.00%            100.00%            100.00%
                                       ===============    ===============    ===============    ===============   ================

Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                             (6.30)%             14.72%              4.63%             24.93%             34.47%

Non-Prime Mortgages(2)                          52.85%             32.72%              9.46%              5.70%            (8.52)%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                           26.66%             26.83%              8.03%             11.22%              5.33%
                                       ===============    ===============    ===============    ===============   ================

Junior Lien Mortgage Loans
Volume by Number of Loans                    2002               2003               2004               2005              2006
-------------------------------------
Prime Mortgages(1)                             217,031            211,585            210,778            199,600            266,900

Non-Prime Mortgages(2)                              --                 --                 --                 --                 --
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          217,031            211,585            210,778            199,600            266,900
                                       ===============    ===============    ===============    ===============   ================

Prime Mortgages(1)                             100.00%            100.00%            100.00%            100.00%            100.00%

Non-Prime Mortgages(2)                           0.00%              0.00%              0.00%              0.00%              0.00%
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total                                          100.00%            100.00%            100.00%            100.00%            100.00%
                                       ===============    ===============    ===============    ===============   ================

Percentage Change from Prior Year(3)
-------------------------------------
Prime Mortgages(1)                             (5.20)%            (2.51)%            (0.38)%            (5.30)%             33.72%

Non-Prime Mortgages(2)                              --                 --                 --                 --                 --
                                       ---------------    ---------------    ---------------    ---------------   ----------------
Total Based on Average Number of Loans         (5.20)%            (2.51)%            (0.38)%            (5.30)%             33.72%
                                       ===============    ===============    ===============    ===============   ================

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

            [Specify other subservicers]. [________] will subservice approximately [___]% [this would be a percentage that is greater than 10% but less than 20%] by principal amount of the mortgage loans. [____________] is a [Delaware] corporation that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [________ ].

[__] will subservice approximately 20% by principal amount of the mortgage loans. [__] is a [Delaware] corporation that has been servicing mortgage loans secured by first liens on one-to-
four family properties since [___]. [______]'s mortgage servicing portfolio includes mortgage loans secured by first and junior lines on the related property, subprime mortgage loans, and revolving home equity lines of credit. As of [___], 2000 [____] was servicing approximately [__] mortgage loans with an aggregate principal balance of approximately $[___]. As of [___], [___], [____] was servicing approximately [__] mortgage loans with an aggregate principal balance of approximately $[___]. During the past three years, [___] has implemented additional procedures designed to mitigate losses on delinquent mortgage loans, including capitalizing delinquent interest and taxes in conjunction with interest rate reductions and payment plans, where [___] has determined that the overall amount of losses on the loan will be reduced.

      [The following are the material terms of the subservicing agreement between [Subservicer] and the master servicer.]

      See "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least [0.28]% per annum and not more than [0.33]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum. The servicing fees consist of
(a) servicing fees payable to the master servicer and (b) subservicing and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least [____]% per annum and not more than [___]% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately [______]%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Pooling and Servicing Agreement--Servicing and Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

--------------------------------------------------------------------------------
    Description                       Amount                     Receiving Party
--------------------------------------------------------------------------------
Master Servicer Fee    0.03% or 0.08% per annum of the           Master Servicer
                       principal balance of each mortgage loan,
                       depending on the type of mortgage loan
--------------------------------------------------------------------------------
Subservicer Fee        0.25% per annum of the principal balance  Subservicers
                       of each mortgage loan serviced by a
                       subservicer
--------------------------------------------------------------------------------
[Yield Maintenance                                               Yield
Provider Fee                                                     Maintenance
                                                                 Provider]
--------------------------------------------------------------------------------

In addition, the Master Servicer or any applicable Subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

      On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website, at www._______________. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Description of the Securities--Reports to Securityholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

      Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A, Class M and Class B Certificates, in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates and 1% of all voting rights will be allocated to holders of the Class R Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Certificates" in the prospectus. The master servicer or the holder of the Class SB Certificates, as described in the pooling and servicing agreement, will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the mortgage loans as of the cut-off date (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or (ii) to purchase in whole, but not in part, the certificates.

      Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan, or, if less than such unpaid principal balance, the fair market value of the underlying mortgaged properties with respect to the mortgage loans as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed Advance attributable to principal, as of the date of repurchase and (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer or holder of the Class SB
Certificates, as applicable, will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates in respect of any optional termination will be paid, first, with respect to any optional termination by the Holder of the Class SB Certificates, to the Master Servicer, payment of any accrued and unpaid servicing fees and reimbursement for all unreimbursed advances and servicing advances, in each case through the date of such optional termination, second, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fourth, to the Class B
Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fifth, to the Class A, Class M and Class B Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and sixth, to the Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

      Any such purchase of an offered certificate as discussed above will be made at a price equal to 100% of its Certificate Principal Balance plus one month's interest accrued thereon at the applicable Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any Basis Risk Shortfalls, as applicable, or any Relief Act Shortfalls. Promptly upon the purchase of those offered certificates, the master servicer will retire the related REMIC in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of those offered certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any Basis Risk Shortfalls, as applicable, or any Relief Act Shortfalls.

Trustee

      [Name], the trustee under the pooling and servicing agreement (as described below), is a [national banking association]. It has served as a trustee for securities backed by first liens on one- to four-family residential properties since [_____]. At [date], it was the trustee for $_______ of securities backed by first liens on one- to four-family residential properties.

      Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer[, maintaining custody of the mortgage loan files], providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                Legal Proceedings

      There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Company, LLC, as sponsor and master servicer, Residential Asset Mortgage Products, Inc. as depositor, RAMP Series [ ]- RZ[ ] Trust as the issuing entity, Homecomings, as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

      Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                             Method of Distribution

      Subject to the terms and conditions set forth in an underwriting agreement, dated [________], the underwriter has agreed to purchase, and the depositor has agreed to sell all of the offered certificates.

      It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [_______], against payment therefor in immediately available funds.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately [____]% of the aggregate Certificate Principal Balance of the offered certificates. The underwriter may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates are also underwriters under the Securities Act of 1933. Any profit on the resale of the offered certificates positioned by the underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

      The underwriter is an affiliate of the yield maintenance agreement provider.

                                 Use of Proceeds

      The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                    Material Federal Income Tax Consequences

      The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

      Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of the yield maintenance agreement, will qualify as two REMICs under the Internal Revenue Code.

      For federal income tax purposes:

      o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

      o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II; and

      o each class of offered certificates, the Class B Certificates and the Class SB Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and, in addition, an ownership interest in the yield maintenance agreement (which is an interest rate cap agreement).

      See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

      For federal income tax purposes, the Class A Certificates and the Class M Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Considerations--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those offered certificates.

      Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the certificates. In the absence of other authority, the trustee intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the Prospectus.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service.

      Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of offered certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

      Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in the yield maintenance agreement. The treatment of amounts received by an offered certificateholder under such certificateholder's right to receive payments under a yield maintenance agreement will depend on the portion, if any, of such offered certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of an offered certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the yield maintenance agreement in accordance with the relative fair market values of each property right. The trustee intends to treat distributions made to the holders of the offered certificates with respect to the payments under the yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under the yield maintenance agreement as discrete property rights. It is possible that the right to receive payments under the yield maintenance agreement could be treated as a partnership among the holders of the offered certificates and Class SB Certificates, in which case holders of the offered certificates would be subject to potentially different timing of income and foreign holders of the offered certificates could be subject to withholding in respect of any payments under the yield maintenance agreement. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the trustee's treatment of payments under the yield maintenance agreement is respected, ownership of the right to the payments under the yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the yield maintenance agreement under the notional principal contract regulations.

      In the event that the right to receive the payments under the yield maintenance agreement is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of an offered certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments under the yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. An offered certificateholder would have gain or loss from such a termination of the right to receive distributions in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

      Gain or loss realized upon the termination of the right to receive payments under the yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      This paragraph applies to the portion of each offered certificate exclusive of any rights in respect to payments under the yield maintenance agreement. That portion of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates, exclusive of any interest received from the yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an offered certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the yield maintenance agreement. The value of the right to receive any such payments under the yield maintenance agreement is a question of fact which could be subject to differing interpretations. Because the rights to receive payments under the yield maintenance agreement is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

      For further information regarding federal income tax considerations of investing in the certificates, see "Material Federal Income Tax Considerations" in the prospectus.

               [SAMPLE DISCLOSURE FOR ALTERNATIVE TAX STRUCTURES]

      [General. The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes. The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered hereunder. This discussion is directed solely to certificateholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, or noteholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      [The following discussion is based in part upon the OID regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the notes.

      [In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by the issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. Accordingly, it is suggested that taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences" in the Prospectus.

      [Opinions: Upon the issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Material Federal Income Tax Consequences" in the prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of this prospectus supplement.

      Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has been asked to opine on any other federal income tax matter, and the balance of this summary together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Regular Certificates--Excess Inclusions" below contains a general summary of federal income tax consequences relating to an investment in a REMIC regular interest that has market discount, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC regular interests will be treated as having market discount.

      Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See "--State and Local Tax Consequences."

      For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      [Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      [Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC
Regular Certificate as ordinary income is inapplicable to the notes. See "--Taxation of Owners of REMIC Regular Certificates" and "--Matters Relevant to Holders of All REMIC Certificates--Sales of REMIC Certificates" in the Prospectus Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in "--Matters Relevant to Holders of All REMIC Certificates--Foreign Investors in REMIC Certificates" in the Prospectus, except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.]

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                              ERISA Considerations

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the Issuer Exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus, so long as the Class A Certificates are rated at least "AA-," "AA-" or "Aa3" by Standard & Poor's, Fitch or Moody's, respectively, at the time of purchase. However, the Issuer Exemption contains a number of other conditions which must be met for the Issuer Exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. [Some of the mortgage loans represented by the offered certificates provide for negative amortization. Although each mortgage loan represented by the offered certificates will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of the loans could, due to negative amortization, have an outstanding balance that exceeds 100%, but not 125%, of the value of the related collateral. The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur.]

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Issuer Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      Because the exemptive relief afforded by the Issuer Exemption as currently in effect or any similar exemption that may be available will not apply to the purchase, sale or holding of the Class M Certificates or any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase, no Class M Certificate and no Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, unless:

      o     the acquirer or holder is an insurance company;

      o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as defined in U.S. Department of Labor PTCE 95-60; and

      o the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      Each beneficial owner of a Class M Certificate or any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan or other ERISA plan asset investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate, any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the depositor, the trustee, the underwriter, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

      The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                Legal Investment

      The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      One or more classes of the offered certificates may be viewed as "complex securities" under TB13a and TB73a, which apply to thrift institutions regulated by the OTS.

      See "Legal Investment Matters" in the prospectus.

                                  Legal Matters

      Legal matters concerning the offered  certificates will be passed upon for
the  depositor  by  [____________________]   and  for  [___________________]  by
[_________________________].

                                     Ratings

      It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Standard & Poor's and Moody's.

      The ratings assigned by Moody's to the offered certificates address the structural, legal and issuer-related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of distributions required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make distributions required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Yield and Prepayment Considerations" in this prospectus supplement.

      In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, or Basis Risk Shortfalls.

      The depositor has not requested a rating on the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and Standard & Poor's. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                                         ANNEX I

                           ERISA REPRESENTATION LETTER
                                  [___________]

Residential Funding Company, LLC
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

[INSERT NAME OF TRUSTEE]
[__________________________]
[__________________________]
[__________________________]

           Re: Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series [_____]-RZ[__], Class M-__

Ladies and Gentlemen:

      [_______________] (the "Purchaser") intends to purchase from [_______________] (the "Seller") $[____________] initial Certificate Principal Balance of the above-referenced certificates, issued under the pooling and servicing agreement, dated as of [___________], among Residential Asset Mortgage Products, Inc., as depositor, Residential Funding Company, LLC, as master servicer and [_________________], as trustee. All terms used in this ERISA Representation Letter and not otherwise defined shall have the meanings set forth in the pooling and servicing agreement.

      The Purchaser hereby certifies, represents and warrants to, and covenants with the Seller, the trustee and the master servicer that, either:

      (a) The Purchaser is not an employee benefit or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code (a "Plan"), or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any Plan within the meaning of the DOL regulation at 29 C.F.R. ss.2510.3-101; or

      (b) The Purchaser is an insurance company, the source of funds to be used to purchase or hold the certificates or interest therein is an "insurance company general account," as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the trustee and the master servicer that the Purchaser will not transfer the certificates to any Plan or person unless that Plan or person meets the requirements in either (a) or (b) above.

                                           Very truly yours,

                                           By:
                                              ----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                    ANNEX II

                      MORTGAGE LOAN STATISTICAL INFORMATION

                 Credit Score Distribution of the Mortgage Loans

                                             Percentage              Weighted
                        Number of                of      Average      Average
                         Mortgage  Principal  Mortgage  Principal  Loan-to-Value
Credit Score Range        Loans     Balance    Loans     Balance       Ratio
--------------------    ---------  --------- ---------- ---------  -------------
600 - 619...........
620 - 639...........
640 - 659...........
660 - 679...........
680 - 699...........
700 - 719...........
720 - 739...........
740 - 759...........
760 - 779...........
780 - 799...........
800 or greater......
                        ---------  --------- ---------- ---------  -------------
     Total..........

o For some of the mortgage loans, the credit score was updated prior to the cut-off date.

o As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately [___].

                   Debt-to-Income Ratios of the Mortgage Loans

                                                                                          Weighted
       Range of         Number of                              Average     Weighted       Average
Debt-to-Income Ratios   Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
         (%)              Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
10.01 - 15.00........
15.01 - 20.00........
20.01 - 25.00........
25.01 - 30.00........
30.01 - 35.00........
35.01 - 40.00........
40.01 - 45.00........
45.01 - 50.00........
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately [_____]%.

         Original Mortgage Loan Principal Balances of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
Original Mortgage Loan  Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
 Principal Balance ($)    Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
100,000 or less......
100,001 to 200,000...
200,001 to 300,000...
300,001 to 400,000...
400,001 to 500,000...
500,001 to 600,000...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                    Net Mortgage Rates of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
Net Mortgage Rates (%)    Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
9.0000 - 9.4999......
9.5000 - 9.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately [____]% per annum.

                      Mortgage Rates of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
   Mortgage Rates (%)     Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
9.0000 - 9.4999......
9.5000 - 9.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately [____]% per annum.

               Original Loan-to-Value Ratios of the Mortgage Loans


                        Number of                              Average     Weighted
 Original Loan-to-      Mortgage   Principal   Percentage of  Principal     Average
  Value Ratio (%)         Loans     Balance   Mortgage Loans   Balance   Credit Score
---------------------   ---------  ---------  --------------  ---------  ------------
90.01 - 95.00........
95.01 - 100.00.......
100.01 - 101.00......
101.01 - 102.00......
102.01 - 103.00......
103.01 - 104.00......
104.01 - 105.00......
105.01 - 106.00......
106.01 - 107.00......
                        ---------  ---------  --------------  ---------  ------------
     Total...........

o The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately [___]%.

      Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
       State              Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Alaska...............
Alabama..............
Arkansas.............
Arizona..............
California...........
Colorado.............
Connecticut..........
District of Columbia.
Delaware.............
Florida..............
Georgia..............
Iowa.................
Idaho................
Illinois.............
Indiana..............
Kansas...............
Kentucky.............
Louisiana............
Massachusetts........
Maryland.............
Maine................
Michigan.............
Minnesota............
Missouri.............
Mississippi..........
Montana..............
North Carolina.......
North Dakota.........
Nebraska.............
New Hampshire........
New Jersey...........
New Mexico...........
Nevada...............
New York.............
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Virginia.............
Washington...........
Wisconsin............
West Virginia........
Wyoming..............
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o No more than [___]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in [_______] and no more than [___]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside [_______].

                   Mortgage Loan Purpose of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
       Loan Purpose       Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Purchase.............
Rate/Term Refinance..
Equity Refinance.....
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                      Occupancy Types of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
      Occupancy           Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Primary Residence....
Second/Vacation......
Non-Owner Occupied...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                 Mortgaged Property Types of the Mortgage Loans

                                                                                                  Weighted
                                Number of                              Average     Weighted       Average
                                Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
        Property Type             Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------------     ---------  ---------  --------------  ---------  ------------  -------------
Single-family detached.....
Planned Unit Developments*
(detached).................
Condo Low-Rise (less than 5
stories)...................
Planned Unit Developments
(attached).................
Two-to-four family units...
Townhouse..................
Condo Mid-Rise (5 to 8
stories)...................
                                ---------  ---------  --------------  ---------  ------------  -------------
     Total.................

* A Planned Unit Development is a development that has all of the following characteristics:

o The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

o The development is administered by a homeowners' association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,   non-severable  interest  in  the
      homeowners' association and pay mandatory assessments.

             Mortgage Loan Documentation Types of the Mortgage Loans

                                                                                              Weighted
                            Number of                              Average     Weighted       Average
                            Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
   Documentation Type        Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
------------------------   ---------  ---------  --------------  ---------  ------------  -------------
Full Documentation......
Reduced Documentation...
                           ---------  ---------  --------------  ---------  ------------  -------------
     Total..............

o No more than [___]% of such reduced loan documentation of the mortgage loans will be secured by mortgaged properties located in California.

                       Credit Grades of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
    Credit Grade          Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
A1...................
A2...................
A3...................
A4...................
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o For a description of the credit grades, see "--Underwriting Standards" below.

                 Prepayment Penalty Terms of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
 Prepayment Penalty     Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
        Term              Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
None.................
12 Months............
24 Months............
36 Months............
60 Months............
Other................
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o     Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

                       Note Margins of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
   Note Margins (%)       Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
N/A (Fixed)..........
2.0000 - 2.4999......
3.0000 - 3.4999......
3.5000 - 3.9999......
4.0000 - 4.4999......
4.5000 - 4.9999......
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately [____]% per annum.

                  Maximum Mortgage Rates of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
  Maximum Mortgage      Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
      Rates (%)           Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
N/A (Fixed)..........
10.0000 - 10.9999....
11.0000 - 11.9999....
12.0000 - 12.9999....
13.0000 - 13.9999....
14.0000 - 14.9999....
                        ---------  ---------  --------------  ---------  ------------  -------------
   Total.............

o As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans will be approximately [______]% per annum.

                  Minimum Mortgage Rates of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
  Minimum Mortgage      Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
       Rates (%)          Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
N/A (Fixed)..........
2.0000 - 2.9999......
3.0000 - 3.9999......
4.0000 - 4.9999......
5.0000 - 5.9999......
6.0000 - 6.9999......
7.0000 - 7.9999......
8.0000 - 8.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans will be approximately [______]% per annum.

            Next Interest Rate Adjustment Dates of the Mortgage Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
    Next Interest       Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
   Adjustment Date        Loans     Balance   Mortgage Loans   Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
N/A (Fixed)..........
















                        ---------  ---------  --------------  ---------  ------------  -------------
 Total...............

o As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [___].

                Credit Score Distribution of the Fixed-Rate Loans

                                             Percentage              Weighted
                        Number of                of      Average      Average
                         Mortgage  Principal Fixed-Rate Principal  Loan-to-Value
 Credit Score Range       Loans     Balance    Loans     Balance       Ratio
---------------------   ---------  --------- ---------- ---------  -------------
600 - 619............
620 - 639............
640 - 659............
660 - 679............
680 - 699............
700 - 719............
720 - 739............
740 - 759............
760 - 779............
780 - 799............
800 or greater.......
                        ---------  --------- ---------- ---------  -------------
     Total...........

o For some of the mortgage loans, the credit score was updated prior to the cut-off date.

o As of the cut-off date, the weighted average credit score of the fixed-rate mortgage loans will be approximately [___].

                  Debt-to-Income Ratios of the Fixed-Rate Loans

                                                                                          Weighted
       Range of         Number of                              Average     Weighted       Average
Debt-to-Income Ratios   Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
         (%)              Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
10.01 - 15.00......
15.01 - 20.00......
20.01 - 25.00......
25.01 - 30.00......
30.01 - 35.00......
35.01 - 40.00......
40.01 - 45.00......
45.01 - 50.00......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total.........

o As of the cut-off date, the weighted average debt-to-income ratio of the fixed-rate mortgage loans will be approximately [____]%.

        Original Mortgage Loan Principal Balances of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
Original Mortgage Loan  Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
 Principal Balance($)     Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
100,000 or less......
100,001 to 200,000...
200,001 to 300,000...
300,001 to 400,000...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                   Net Mortgage Rates of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
Net Mortgage Rates (%)    Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
9.0000 - 9.4999......
9.5000 - 9.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average Net Mortgage Rate of the fixed-rate mortgage loans will be approximately [____]% per annum.

                     Mortgage Rates of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
   Mortgage Rates (%)     Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
9.0000 - 9.4999......
9.5000 - 9.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average mortgage rate of the fixed-rate mortgage loans will be approximately [_____]% per annum.

              Original Loan-to-Value Ratios of the Fixed-Rate Loans


                        Number of                              Average     Weighted
 Original Loan-to-      Mortgage   Principal   Percentage of  Principal     Average
   Value Ratio (%)        Loans     Balance  Fixed-Rate Loans  Balance   Credit Score
---------------------   ---------  --------- ---------------- ---------  ------------
90.01 - 95.00........
95.01 - 100.00.......
100.01 - 101.00......
101.01 - 102.00......
102.01 - 103.00......
103.01 - 104.00......
104.01 - 105.00......
105.01 - 106.00......
106.01 - 107.00......
                        ---------  ---------  --------------  ---------  ------------
     Total...........

o The weighted average loan-to-value ratio at origination of the fixed-rate mortgage loans will be approximately [_____]%.

     Geographic Distribution of Mortgaged Properties of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
       State              Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
Alaska...............
Alabama..............
Arkansas.............
Arizona..............
California...........
Colorado.............
Connecticut..........
District of Columbia.
Delaware.............
Florida..............
Georgia..............
Iowa.................
Idaho................
Illinois.............
Indiana..............
Kansas...............
Kentucky.............
Louisiana............
Massachusetts........
Maryland.............
Maine................
Michigan.............
Minnesota............
Missouri.............
Mississippi..........
Montana..............
North Carolina.......
North Dakota.........
Nebraska.............
New Hampshire........
New Jersey...........
New Mexico...........
Nevada...............
New York.............
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Virginia.............
Washington...........
Wisconsin............
Wyoming..............
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

----------
o No more than[___]%% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [________] and no more than [__]% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [________].

                  Mortgage Loan Purpose of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
    Loan Purpose          Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
Purchase.............
Rate/Term Refinance..
Equity Refinance.....
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                     Occupancy Types of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
        Occupancy         Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
Primary Residence....
Second/Vacation......
Non-Owner Occupied...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                Mortgaged Property Types of the Fixed-Rate Loans

                                                                                         Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
       Property Type      Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
Single-family detached..
Planned Unit
Developments* (detached)
Two-to-four family units
Condo Low-Rise (less than
5 stories)..............
Planned Unit Developments
(attached)..............
Townhouse...............
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total..............

*A Planned Unit Development is a development that has all of the following characteristics:

o The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

o The development is administered by a homeowners' association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,   non-severable  interest  in  the
      homeowners' association and pay mandatory assessments.

            Mortgage Loan Documentation Types of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
  Documentation Type      Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
Full Documentation.....
Reduced Documentation..
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total.............

o No more than [___]% of such reduced loan documentation of the fixed-rate mortgage loans will be secured by mortgaged properties located in California

                      Credit Grades of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
                        Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
     Credit Grade         Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
A1...................
A2...................
A3...................
A4...................
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o For a description of the credit grades, see "--Underwriting Standards" below.

                Prepayment Penalty Terms of the Fixed-Rate Loans

                                                                                          Weighted
                        Number of                              Average     Weighted       Average
 Prepayment Penalty     Mortgage   Principal   Percentage of  Principal     Average    Loan-to-Value
        Term              Loans     Balance  Fixed-Rate Loans  Balance   Credit Score      Ratio
---------------------   ---------  --------- ---------------- ---------  ------------  -------------
None.................
12 Months............
24 Months............
36 Months............
60 Months............
Other................
                        ---------  ---------  --------------  ---------  ------------  -------------
    Total............

o     Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

             Credit Score Distribution of the Adjustable-Rate Loans

                                               Percentage                 Weighted
                        Number of                  of        Average       Average
                         Mortgage  Principal   Adjustable-  Principal   Loan-to-Value
  Credit Score Range      Loans     Balance    Rate Loans    Balance        Ratio
---------------------   ---------  ---------   ----------   ---------   ------------
600 - 619............
620 - 639............
640 - 659............
660 - 679............
680 - 699............
700 - 719............
720 - 739............
740 - 759............
760 - 779............
780 - 799............
800 or greater.......
                        ---------  ---------   ----------   ---------   -------------
     Total...........

o For some of the mortgage loans, the credit score was updated prior to the cut-off date.

o As of the cut-off date, the weighted average credit score of the adjustable-rate mortgage loans will be approximately [___].

               Debt-to-Income Ratios of the Adjustable-Rate Loans

                                                                                         Weighted
       Range of         Number of              Percentage of   Average     Weighted       Average
 Debt-to-Income Ratios  Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
          (%)             Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
10.01 - 15.00........
15.01 - 20.00........
20.01 - 25.00........
25.01 - 30.00........
30.01 - 35.00........
35.01 - 40.00........
40.01 - 45.00........
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average debt-to-income ratio of the adjustable-rate mortgage loans will be approximately [___]%.

     Original Mortgage Loan Principal Balances of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
Original Mortgage Loan  Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
 Principal Balance ($)    Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
100,000 or less......
100,001 to 200,000...
200,001 to 300,000...
300,001 to 400,000...
400,001 to 500,000...
500,001 to 600,000...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                 Net Mortgage Rates of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
Net Mortgage Rates (%)    Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average Net Mortgage Rate of the adjustable-rate mortgage loans will be approximately[_______]% per annum.

                   Mortgage Rates of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
  Mortgage Rates (%)      Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average mortgage rate of the adjustable-rate mortgage loans will be approximately [_______]% per annum.

           Original Loan-to-Value Ratios of the Adjustable-Rate Loans


                        Number of              Percentage of   Average     Weighted
 Original Loan-to-      Mortgage   Principal    Adjustable-   Principal     Average
   Value Ratio (%)        Loans     Balance     Rate Loans     Balance   Credit Score
---------------------   ---------  ---------  --------------  ---------  ------------
90.01 - 95.00........
95.01 - 100.00.......
100.01 - 101.00......
101.01 - 102.00......
102.01 - 103.00......
103.01 - 104.00......
104.01 - 105.00......
105.01 - 106.00......
106.01 - 107.00......
                        ---------  ---------  --------------  ---------  ------------
     Total...........

o     The  weighted   average   loan-to-value   ratio  at   origination  of  the
      adjustable-rate mortgage loans will be approximately [_______]%.

  Geographic Distribution of Mortgaged Properties of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
          State           Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming
                        ---------  ---------  --------------  ---------  ------------  -------------
Total...............

----------
o No more than [___]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [________] and no more than [___]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [________].

               Mortgage Loan Purpose of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
       Loan Purpose       Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Purchase.............
Rate/Term Refinance..
Equity Refinance.....
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                  Occupancy Types of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
       Occupancy          Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Primary Residence....
Second/Vacation......
Non-Owner Occupied...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

              Mortgaged Property Types of the Adjustable-Rate Loans

                                                                                              Weighted
                             Number of              Percentage of   Average     Weighted       Average
                             Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
        Property Type          Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------        ---------  ---------  --------------  ---------  ------------  -------------
Single-family detached.....
Planned Unit Developments*
(detached).................
Condo Low-Rise (less than 5
stories)...................
Planned Unit Developments
(attached).................
Two-to-four family units...
Townhouse..................
Condo Mid-Rise (5 to 8
stories)...................
                             ---------  ---------  --------------  ---------  ------------  -------------
     Total.................

*A Planned Unit Development is a development that has all of the following characteristics:

o The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

o The development is administered by a homeowners' association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,   non-severable  interest  in  the
      homeowners' association and pay mandatory assessments.

         Mortgage Loan Documentation Types of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
    Documentation Type    Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
Full Documentation......
Reduced Documentation...
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total..............

o     No  more  than  [___]%  of  such   reduced  loan   documentation   of  the
      adjustable-rate mortgage loans will be secured by mortgaged properties located in California.

                   Credit Grades of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
    Credit Grade          Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
A1...................
A2...................
A3...................
A4...................
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o For a description of the credit grades, see "--Underwriting Standards" below.

              Prepayment Penalty Terms of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
 Prepayment Penalty     Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
        Term              Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
None.................
12 Months............
24 Months............
36 Months............
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

                    Note Margins of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
                        Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
   Note Margins (%)       Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
2.0000 - 2.4999......
3.0000 - 3.4999......
3.5000 - 3.9999......
4.0000 - 4.4999......
4.5000 - 4.9999......
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average note margin of the adjustable-rate mortgage loans will be approximately [_______]% per annum.

               Maximum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
  Maximum Mortgage      Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
      Rates (%)           Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
10.0000 - 10.9999....
11.0000 - 11.9999....
12.0000 - 12.9999....
13.0000 - 13.9999....
14.0000 - 14.9999....
                        ---------  ---------  --------------  ---------  ------------  -------------
   Total.............

o As of the cut-off date, the weighted average maximum mortgage rate of the adjustable-rate mortgage loans will be approximately [_______]% per annum.

               Minimum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
 Minimum Mortgage       Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
       Rates (%)          Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------
2.0000 - 2.9999......
3.0000 - 3.9999......
4.0000 - 4.9999......
5.0000 - 5.9999......
6.0000 - 6.9999......
7.0000 - 7.9999......
8.0000 - 8.9999......
                        ---------  ---------  --------------  ---------  ------------  -------------
     Total...........

o As of the cut-off date, the weighted average minimum mortgage rate of the adjustable-rate mortgage loans will be approximately [_______]% per annum.

        Next Interest Rate Adjustment Dates of the Adjustable-Rate Loans

                                                                                         Weighted
                        Number of              Percentage of   Average     Weighted       Average
Next Interest           Mortgage   Principal    Adjustable-   Principal     Average    Loan-to-Value
Adjustment Date           Loans     Balance     Rate Loans     Balance   Credit Score      Ratio
---------------------   ---------  ---------  --------------  ---------  ------------  -------------















                        ---------  ---------  --------------  ---------  ------------  -------------
 Total...............

o As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [___].

                    Residential Asset Mortgage Products, Inc.
                                $[_____________]

                Mortgage Asset-Backed Pass-Through Certificates,
                              Series [_____]-RZ[__]

                            ------------------------

                              PROSPECTUS SUPPLEMENT

                            ------------------------

                           [INSERT UNDERWRITER'S LOGO]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. Such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.


Subject to Completion Dated February 12, 2007

                      FORM OF PROSPECTUS SUPPLEMENT (NOTES)

Prospectus supplement dated [_______] [__], 20[__]
(To prospectus dated [_______] [__], 20[__])

                              $[_________________]
                    Residential Asset Mortgage Products, Inc.
                                    Depositor

                          RAMP Series 20[__]-[__] Trust
                                 Issuing Entity

                        Residential Funding Company, LLC
                           Master Servicer and Sponsor

                  Home Loan Asset-Backed Notes, Series [______]

Offered Notes

The trust will consist primarily of a pool of one- to two-family fixed- and adjustable-rate residential first lien and junior lien mortgage loans. The trust will issue four classes of senior notes, designated as Class A-I-1, Class A-I-2, Class A-I-3 Notes and Class A-II Notes, all as more fully described in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered notes consists of:

      o     excess cash flow and overcollateralization; and

      o     a financial guaranty insurance policy issued by [______________].

Distributions on the notes will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning [______] 25, 200[__].

                                [Insurer's logo]

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement.
--------------------------------------------------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      The notes represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential Asset Mortgage Products, Inc., as the depositor, Residential Funding Company, LLC, as the sponsor, or any of their affiliates.

      [The underwriter will purchase the offered notes from the depositor in amounts described in "Method of Distribution" on page S-[__] of this prospectus supplement. The notes are offered by the issuing entity through [__________] to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten notes will be approximately [___]% of the note principal balance of these underwritten notes plus accrued interest, before deducting expenses.]

                          [INSERT LOGO FOR UNDERWRITER]

 Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the notes in two separate documents that provide progressively more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of notes; and

      o this prospectus supplement, which describes the specific terms of your series of notes.

      The information in this prospectus supplement supersedes any information contained in any prior materials relating to the offered notes.

      The offered notes are being sold when, as and if issued. The depositor is not obligated to issue the offered notes or any similar security and the underwriter's obligation to deliver the offered notes is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered notes when, as and if issued by the depositor. You are advised that the terms of the offered notes, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered notes that have the characteristics described in this prospectus supplement may not be issued. Our obligation to sell any of the offered notes to you is conditioned on the mortgage loans and the offered notes having the characteristics described in these materials. If for any reason we do not deliver the offered notes, we will notify you, and none of the depositor, the master servicer or the underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the depositor, the master servicer or the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

      The Depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its phone number is (952) 857-7000.

                      FORM OF PROSPECTUS SUPPLEMENT (NOTES)

                                Table of Contents

                                                                            Page
                                                                            ----
Summary ...................................................................  S-5
Risk Factors .............................................................. S-13
         Risks Associated with the Home Loans ............................. S-13
         Servicing Practices .............................................. S-19
         Limited Obligations .............................................. S-19
         Liquidity Risks .................................................. S-19
         Bankruptcy Risks ................................................. S-20
         Special Yield and Prepayment Considerations ...................... S-20
Issuing Entity ............................................................ S-23
Sponsor and Master Servicer ............................................... S-23
Description of Unaffiliated Sellers ....................................... S-29
Affiliations Among Transaction Parties .................................... S-29
Description of the Home Loan Pool ......................................... S-30
         General .......................................................... S-30
         Payments on the Simple Interest Home Loans ....................... S-31
         Balloon Home Loans ............................................... S-31
Home Loan Pool Characteristics ............................................ S-32
         Credit Scores .................................................... S-34
         Underwriting Standards ........................................... S-34
         Representations and Warranties ................................... S-35
         Static Pool Information .......................................... S-35
         Additional Information ........................................... S-36
The Financial Guaranty Insurer ............................................ S-37
Description of the Securities ............................................. S-39
         General .......................................................... S-39
         Payments ......................................................... S-39
         Glossary of Terms ................................................ S-39
         Interest Payments on the Notes ................................... S-42
         Principal Payments on the Notes .................................. S-42
         Allocation of Payments on the Home Loans ......................... S-42
         The Paying Agent ................................................. S-44
         Maturity and Optional Redemption ................................. S-44
Description of the Financial Guaranty Insurance ...........................
         Policy ........................................................... S-44
Certain Yield and Prepayment Considerations ............................... S-45
         General .......................................................... S-45
         Prepayment Considerations ........................................ S-45
         Pass-Through Rates ............................................... S-46
         Purchase Price ................................................... S-47
Description of the Home Loan Purchase Agreement ........................... S-50
         Purchase of Home Loans ........................................... S-50
         Representations and Warranties ................................... S-50
Description of the Servicing Agreement .................................... S-51
         Custodial Arrangements ........................................... S-52
         The Master Servicer and the Subservicers ......................... S-52
         Servicing and Other Compensation and Payment of Expenses ......... S-56
         Owner Trustee .................................................... S-57
         Indenture Trustee ................................................ S-57
         Reports to Noteholders ........................................... S-58
         Principal and Interest Collections ............................... S-59
         Release of Lien; Refinancing of Senior Lien ...................... S-60
         Collection and Liquidation Practices; Loss Mitigation ............ S-60
Description of the Trust Agreement and Indenture .......................... S-60
         The Trust Fund ................................................... S-61
         Reports To Holders ............................................... S-61
         Certain Covenants ................................................ S-61
         Modification of Indenture ........................................ S-62
         Certain Matters Regarding the Indenture Trustee and the
           Issuing Entity ................................................. S-63
Legal Proceedings ......................................................... S-63
Material Federal Income Tax Consequences .................................. S-64
State and Other Tax Consequences .......................................... S-65
ERISA Considerations ...................................................... S-65
Legal Investment .......................................................... S-66
Use of Proceeds ........................................................... S-66
Method of Distribution .................................................... S-66
Experts ................................................................... S-68
Legal Matters ............................................................. S-68
Ratings ................................................................... S-68
ANNEX I ...................................................................  I-1
ANNEX II .................................................................. II-1

--------------------------------------------------------------------------------

                                     Summary

     The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuing entity..............................    RAMP Series 20[__]-[__] Trust.

Title of the offered securities.............    Home  Loan  Asset-Backed  Notes,
                                                Series [________].

Initial principal balance...................    $__________.

Note interest rate..........................    [____]% per annum.

Ratings.....................................    When  issued,  the notes will be
                                                rated "[____]" by [____________]
                                                and "____" by [______________].

Depositor...................................    Residential    Asset    Mortgage
                                                Products,  Inc., an affiliate of
                                                Residential   Funding   Company,
                                                LLC.

Master servicer and sponsor.................    Residential   Funding   Company,
                                                LLC.

Owner trustee...............................    [______________].

Indenture trustee...........................    [______________].

Originators.................................    [Identify  any   Originators  or
                                                group of Originators (other than
                                                Sponsor   and    affiliates   of
                                                Sponsor) that  originated 10% or
                                                more of the pool assets].

Subservicers................................    Homecomings  Financial,  LLC,  a
                                                wholly-owned    subsidiary    of
                                                Residential   Funding   Company,
                                                LLC,       will       subservice
                                                approximately      [___]%     by
                                                principal amount of the mortgage
                                                loans.   [Identify   any   other
                                                subservicers  that will  service
                                                10% or more of the pool assets.]

Financial Guaranty Insurer..................    [______________].

Home loan pool..............................    _____ fixed rate home loans with
                                                an aggregate  principal  balance
                                                of approximately  ______________
                                                as of the close of  business  on
                                                the  day  prior  to the  cut-off
                                                date,   secured   primarily   by
                                                second    liens   on   one-   to
                                                four-family

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                residential properties.


Cut-off date................................    [_________] [__], 20[__].

Closing date................................    On or  about  [_________]  [__],
                                                20[__].

Payment dates...............................    Beginning in [______________] on
                                                the  [___] of each  month or, if
                                                the ___ is not a  business  day,
                                                on the next business day.

Scheduled final payment date................    [_________]  [__],  20[__].  The
                                                actual final  payment date could
                                                be substantially earlier.

Form of notes...............................    Book-entry.

                                                See    "Description    of    the
                                                Securities--Book-Entry Notes" in
                                                this prospectus supplement.

Minimum denominations.......................    $[______________].

Legal investment............................    The notes will not be  "mortgage
                                                related securities" for purposes
                                                of the Secondary Mortgage Market
                                                Enhancement Act of 1984.

                                                See "Legal  Investment"  in this
                                                prospectus supplement and "Legal
                                                Investment   Matters"   in   the
                                                prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      Notes

--------------------------------------------------------------------------------

                                                   Initial Note         Initial Rating
         Class                Note Rate              Balance          (________/_______)          Designations
----------------------------------------------------------------------------------------------------------------------
Class A Notes:
----------------------------------------------------------------------------------------------------------------------
        [A-I-1             Adjustable         $____________                 Aaa/AAA            Senior/Adjustable
                              Rate                                                               Rate/Sequential]
----------------------------------------------------------------------------------------------------------------------
        [A-I-2                 ____%          $____________                 Aaa/AAA               Senior/Fixed
                                                                                                Rate/Sequential]
----------------------------------------------------------------------------------------------------------------------
        [A-I-3                 ____%          $____________                 Aaa/AAA               Senior Fixed
                                                                                               Rate/Pass-Through]
----------------------------------------------------------------------------------------------------------------------
Total Class A-I Notes:                        $____________

----------------------------------------------------------------------------------------------------------------------
         [A-II                 ____%          $____________                 Aaa/AAA                Senior/Fixed-
                                                                                                 Rate/Pass-Through]
----------------------------------------------------------------------------------------------------------------------
Total Class A Notes:
----------------------------------------------------------------------------------------------------------------------
Total Notes:                                  $____________
----------------------------------------------------------------------------------------------------------------------

Other Information:

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

o     [_____] plus ____%; and

o     ___% per annum.

Class A-I-3 and Class A-II Notes:

The note rate on the Class A-I-3 and Class A-II Notes will increase by ___% per annum on the first payment date after the optional terminate date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding Company, LLC, as sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the mortgage loans to Residential Asset Mortgage Products, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the notes. See "Description of the Trust
Agreement and Indenture--Indenture Trustee and Issuing Entity" in this prospectus supplement and "The Agreements--The Trustee" in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

         -----------------------------------------------------------------
                             Mortgage Loan Sellers
         -----------------------------------------------------------------
                                        |
                                        |                sale of mortgage loans
                                        |
                                        \/
         -----------------------------------------------------------------
                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)
         -----------------------------------------------------------------
                                        |
                                        |                sale of mortgage loans
                                        |
                                        \/
         -----------------------------------------------------------------
                    Residential Asset Mortgage Products, Inc.
                                   (Depositor)
         -----------------------------------------------------------------
                                        |
                                        |                sale of mortgage loans
                                        |
                                        \/
         -----------------------------------------------------------------
                                [Name of Trustee]
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
         -----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish RAMP Series 20[__]-[__] Trust, a Delaware business trust, to issue the Home Loan Asset-Backed Notes, Series [_____]. The trust will be established under a trust agreement. The trust will issue the notes under an indenture. The assets of the trust will consist of the home loans and related assets.

The Home Loan Pool

[____]% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. In addition, the home loans have the following characteristics as of the cut-off date:

-----------------------------------------------------

Minimum principal balance      $_____

Maximum principal balance      $_____

Average principal balance      _____

Range of loan rates            _____% to _____%
Weighted Average loan rate     _____%
   Range of original terms     _____ to _____ months
to maturity
   Weighted average original   _____ months
term to maturity
   Range of remaining terms    _____ to _____ months
to maturity
   Weighted average            _____ months
remaining term to maturity
   Range of combined           _____% to _____%
loan-to-value ratios
   Weighted average combined   _____%
loan-to-value ratios

-----------------------------------------------------

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

                                Number                Percent
                                   of                    of
  Types of Interest Rates       Mortgage   Principal   Mortgage
  [Include as applicable]        Loans      Balance     Loans
  -----------------------        -----      -------     -----
  Fixed rate loans
  Adjustable-rate loans
                                 ------      ------
    Total......................                        100.00%
                                 ======      ======

                                Number                Percent
                                   of                    of
  Loan Purpose [Include as      Mortgage   Principal   Mortgage
  applicable]                    Loans      Balance     Loans
  ------------------------       -----      -------     -----
  Purchase.....................
  Rate/Term Refinance..........
  Equity Refinance.............
                                 ------      ------
    Total......................                         100.00%
                                 ======      ======

                                Number                Percent
                                   of                    of
  Loan Documentation [Include   Mortgage   Principal   Mortgage
  as applicable]                 Loans      Balance     Loans
  --------------                 -----      -------     -----
  Full/Alternate Documentation.
  Reduced Documentation........
  No Stated Income.............
  No Income/No Asset
  Verification.................
                                 ------      ------
    Total......................                          100.00%
                                 ======      ======

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Description of the Home Loan Pool" in this prospectus supplement.

Servicing

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "Description of the Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to noteholders. The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

mortgage loan at a rate of either [_]% or[_]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [_]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the noteholders relating to a mortgage loan within 90 days after notice from the trustee or a subservicer, and the breach materially and adversely affects the interests of the noteholders in the mortgage loan, Residential Funding Company, LLC will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

Likewise, as described under "Description of the Securities--Assignment of Loans" in the prospectus, if Residential Funding Company, LLC cannot cure certain documentary defects with respect to certain mortgage loans, Residential Funding Company, LLC may be required to repurchase those mortgage loans.

In addition, Residential Funding Company, LLC may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, loan-to-value ratio and remaining term to maturity, as described more fully under "Description of the Securities--Limited Right of Substitution" in the prospectus.

The Certificates

The trust will also issue Home Loan Asset-Backed Certificates, Series [_____], which are not offered by this prospectus supplement.

Payments on the Notes

Amount available for monthly distribution. On each monthly payment date, the trustee will make distributions to investors. The amounts available for distribution include:

o collections of monthly payments on the home loans, including prepayments and other unscheduled collections minus

o     fees and expenses of the subservicers and the master servicer.

See "Description of the Servicing Agreement--Principal and Interest Collections" in this prospectus supplement.

Payments. Payments to noteholders will be made from principal and interest collections as follows:

o     Distribution of interest to the notes

o     Distribution of principal to the notes

o     Distribution of principal to the notes to cover some losses

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o Payment to the financial guaranty insurer its premium for the financial guaranty insurance policy

o Reimbursement to the financial guaranty insurer for some prior draws made on the financial guaranty insurance policy

o Distribution of additional principal to the notes if the level of overcollateralization falls below what is required

o     Payment to the financial guaranty insurer for any other amounts owed

o     Distribution of any remaining funds to the certificates.

Principal payments on the notes will be as described under "Description of the Securities--Principal Payments on the Notes" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the financial guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any unpaid losses allocated to the notes.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month, there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess amount of the balance of the home loans represents overcollateralization, which may absorb some losses on the home loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee. The
financial  guaranty  insurance  policy  will   unconditionally  and  irrevocably
guarantee interest on the notes at the note rate and will cover any losses allocated to the notes if not covered by excess interest or overcollateralizations.

Subordination. So long as the Class [__] Notes remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the Class [__] Notes and the other classes of notes will not bear any portion of such losses. Once the note principal balance of the Class [__] Notes has been reduced to zero and if one or more classes of the Class [__] Notes remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the class of Class [__] Notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses. If none of the Class [__] Notes are outstanding, all such losses will be allocated to the Class A Notes as described in this prospectus supplement.

[Insert as applicable: Other Credit Enhancement. [Description of other credit enhancement, including a cross reference to financial disclosure required by
Item 1114(b) for credit enhancers.]

Optional Termination

On any payment date on which the principal balance of the home loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home loans.

Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

When issued, the notes will receive the ratings listed on page S-[__] of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

Legal Investment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The notes will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  Risk Factors

      The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

      The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

      Risks Associated with the Home Loans


The return on your notes may be       ______% of the home loans included in the
reduced by losses on the home         home loan pool are secured by second
loans, which are more likely          mortgages or deeds of trust. Proceeds from
because a significant number of       liquidation of the property will be
the home loans are secured by         available to satisfy the home loans only
junior liens on the mortgaged         if the claims of any senior mortgages have
property.                             been satisfied in full. When it is
                                      uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt.
                                      The foregoing risks are particularly
                                      applicable to home loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is ______%, and approximately
                                      ______% of the home loans will have
                                      combined loan-to-value ratios in excess of ______%.

Delays in payment on your notes       The master servicer is not obligated to
may result because the master         advance scheduled monthly payments of
servicer is not required to           principal and interest on home loans that
advance delinquent monthly            are delinquent or in default. The rate of
payments on the home loans.           delinquency and default of second mortgage
                                      loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The return on your notes may be       Mortgage loans similar to those included
reduced in an economic downturn.      in the home loan pool have been originated
                                      for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

The origination disclosure            ______% of the home loans included in the
practices for the home loans          home loan pool are subject to special
could create liabilities that         rules, disclosure requirements and other
may affect your notes.                regulatory provisions because they are
                                      high cost loans.

                                      Purchasers or assignees of these home
                                      loans, including the trust, could be
                                      exposed to all claims and defenses that
                                      the mortgagors could assert against the
                                      originators of the home loans. Remedies
                                      available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Certain Legal Aspects of the Loans" in the prospectus

                                      Several putative class action lawsuits
                                      have been brought in various states making claims against assignees of high cost loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

The underwriting standards for        The underwriting standards under which the
the home loans are more               home loans were underwritten are analogous
sensitive to risks relating to        to credit lending, rather than mortgage
borrower credit-worthiness and        lending, since underwriting decisions were
less sensitive to risks relating      based primarily on the borrower's credit
to collateral value compared to       history and capacity to repay rather than
first lien loans.                     on the value of the collateral upon
                                      foreclosure. The underwriting standards
                                      allow loans to be approved with combined loan-to-value ratios of up to 125%. See
                                      "Description of the Home Loan
                                      Pool--Underwriting Standards" in this
                                      prospectus supplement. Because of the
                                      relatively high combined loan-to-value
                                      ratios of the home loans and the fact that the home loans are secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans.

The return on your notes may be       The concentration of the related mortgaged
particularly sensitive to             properties in one or more geographic
changes in real estate markets        regions may increase the risk of loss to
in specific regions.                  the notes. Approximately ____% of the
                                      cut-off date principal balance of the home loans are located in [California]. If the regional economy or housing market weakens in [California], or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or terrorist actions or acts of war. [The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to noteholders than those generally present for similar mortgage-backed securities without that concentration.]
                                      [Concentrations material to an individual offering will be disclosed.]

Debt incurred by the                  With respect to home loans which were used
                                      for debt consolidation,
borrowers in addition to the          there can be no assurance that the
home loan could increase your         borrower will not incur further debt in
risk.                                 addition to the home loan. This additional
                                      debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

[Rising interest rates may            [The adjustable rate mortgage loans have
adversely affect the value of         interest rates increase as the applicable
your notes].                          index increases. If market interest rates
                                      increase significantly, the likelihood
                                      that borrowers may not be able to pay
                                      their increased interest payments would
                                      increase, resulting in greater defaults on these mortgage loans. In addition, rising interest rates may adversely affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on these mortgage loans.]

[Negative Amortization Loans and
Deferred Interest]


[The yield on and weighted            [The interest rates on some of the
average lives of the notes will       mortgage loans adjust monthly, after an
be subject to negative                initial fixed rate period of one month,
amortization on the mortgage          but their minimum monthly payments adjust
loans]                                annually, subject to maximum interest
                                      rates, payments caps and other
                                      limitations. The initial interest rates on most of these mortgage loans are lower than the sum of the index applicable at origination and the related gross margin and, for [__]% of these mortgage loans are not more than [___]% per annum and in no case exceed [___]% per annum. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any of these mortgage loans may not be paid.
                                      That portion of accrued interest will
                                      become deferred interest that will be
                                      added to the principal balance of the
                                      related mortgage loan.

                                      The amount of deferred interest, if any, with respect to these mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the notes. The resulting reduction in interest collections on these mortgage loans will be offset, in part or in whole, by applying unscheduled payments of principal received on these mortgage loans to interest distributions on the notes. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will be allocated to each class of notes based upon their respective interest entitlements (before giving effect to the allocation of net deferred interest) and will be deducted from the interest payable to the notes as described in "Description of the Securities--Interest Payments on the Notes" in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of notes attributable to net deferred interest will be added to the note principal balance of that class. Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of notes. Only the amount by which unscheduled payments of principal received on these mortgage loans exceeds the amount of deferred interest on these mortgage loans and scheduled payments of principal will be distributed as a principal distribution on the notes. The increase in the note principal balance of any class of notes may increase the period of time during which the applicable class of notes could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the notes.]

A transfer of master servicing        If the master servicer defaults in its
in the event of a master              obligations under the pooling and
servicer default may increase         servicing agreement, the master servicing
the risk of payment application       of the mortgage loans may be transferred
errors                                to the trustee or an alternate master
                                      servicer, as described under "The
                                      Agreements--Events of Default; Rights Upon
                                      Event of Default" in the prospectus. In
                                      the event of such a transfer of master
                                      servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

[High LTV Loans Without Mortgage
Insurance

The mortgage pool includes            [_____] mortgage loans representing
certain loans that may be             approximately [___]% of the aggregate
subject to a higher risk of loss      principal balance of the mortgage loans as
                                      of the cut-off date have an LTV ratio at origination in excess of 80% but are not insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.]

[Risks Relating to Primary
Mortgage Insurers


You may incur losses if a             [_____] mortgage loans representing
primary mortgage insurer fails        approximately [___]% of the aggregate
to make payments under a primary      principal balance of the mortgage loans as
mortgage                              of the cut-off date have an LTV ratio at
                                      origination in excess of 80% and are
                                      insured by a primary mortgage insurance
                                      policy issued by [insert names of primary
                                      mortgage insurers]. If such a mortgage
                                      loan were subject to a
insurance policy                      foreclosure and the value of the related
                                      mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of notes as realized losses.]

[Risks Relating to Cooperative
Loans]

Cooperative loans have certain        [_____] mortgage loans representing
characteristics that may              approximately [___]% of the aggregate
increase the risk of loss             principal balance of the mortgage loans as
                                      of the cut-off date are not secured
                                      directly by real property but are
                                      cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses, [although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans].

                                      The proprietary lease or occupancy
                                      agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                      Additionally, the proprietary lease or
                                      occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See "Certain Legal Aspects of the Loans--The Mortgage Loans--Cooperative Loans" in the prospectus.]

[Risks Relating to Loans Secured
by

Manufactured Housing]

Manufactured housing contracts        [_____] mortgage loans representing
have certain characteristics          approximately [___]% of the aggregate
that may increase the likelihood      principal balance of the mortgage loans as
of losses                             of the cut-off date are contracts secured
                                      by manufactured homes.

                                      Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract related to that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                                      If losses on the contracts are not covered by the credit enhancement described herein, payments on notes will be delayed and losses will be borne by the holders of the notes.

Defects in security interests         Each seller of contracts will represent
could result in losses                and warrant to the sponsor that its
                                      transfer of the contracts sold by it to
                                      the sponsor, the sponsor will represent
                                      and warrant that its transfer of the
                                      contracts to the depositor and the
                                      depositor will represent and warrant that its transfer of the contracts to the trustee, is a sale of all of its right, title, and interest in and to those contracts.

                                      The depositor will take steps under the
                                      UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                      Each seller of contracts will also
                                      represent and warrant to the sponsor that its transfer of the contracts sold by it to the sponsor, the sponsor will represent and warrant that its transfer of the contracts to the depositor and the depositor will represent, warrant, and covenant that its transfer of the contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

                                        o   a prior or subsequent transferee of
                                            the contracts o could have an
                                            interest in o the contracts superior
                                            to the interest of the trustee;

                                        o   a tax, governmental, or other
                                            nonconsensual lien that attaches to
                                            the property of an originator, the
                                            seller or the depositor could have
                                            priority over the interest of the
                                            trustee in the contracts;

                                        o   the administrative expenses of a
                                            bankruptcy trustee for an
                                            originator, the seller or the
                                            depositor could be paid from
                                            collections on the contracts before
                                            holders of the notes receive any
                                            payments; and

                                        o   if bankruptcy proceedings were
                                            commenced by or against an
                                            originator, the seller or the
                                            depositor, or if certain time
                                            periods were to pass, the trustee
                                            may lose its perfected interest in
                                            collections on the contracts.

Servicing Practices

Loss mitigation practices or the      The master servicer may use a wide variety
release of a lien may increase        of practices to limit losses on defaulted
your risk.                            loans, including writing off part of the
                                      debt, reducing future payments, and
                                      deferring the collection of past due
                                      payments. The servicing agreement also
                                      permits the master servicer to release the lien on a limited number of mortgaged properties. See "Description of the
                                      Servicing Agreement - Release of Lien;
                                      Refinancing of Senior Lien" and "-
                                      Collection and Liquidation Practices; Loss
                                      Mitigation" in this prospectus supplement.

Limited Obligations

Payments on the home loans,           Credit enhancement includes excess
together with the financial           interest, overcollateralization and the
guaranty insurance policy, are        financial guaranty insurance policy. None
the sole source of payments on        of the depositor, the master servicer or
your notes.                           any of their affiliates will have any
                                      obligation to replace or supplement the
                                      credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.

Liquidity Risks

You may have to hold your notes       A secondary market for your notes may not
to maturity if their                  develop. Even if a secondary market does
marketability is limited.             develop, it may not continue, or it may be
                                      illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.
                                      Illiquidity can have an adverse effect on the market value of the notes.

Bankruptcy Risks

Bankruptcy proceedings could          The transfer of the mortgage loans from
delay or reduce distributions on      the seller to the depositor is intended by
the offered notes.                    the parties to be and has been documented
                                      as a sale. If the seller were to become
                                      bankrupt, a trustee in bankruptcy could
                                      attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make distributions on the notes.

The bankruptcy of a borrower may      If a borrower becomes subject to a
increase the risk of loss on a        bankruptcy proceeding, a bankruptcy court
mortgage loan.                        may require modifications of the terms of
                                      a mortgage loan without a permanent
                                      forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment
Considerations

The yield to maturity on your
notes will vary depending on the      The yield to maturity of your notes will
rate of prepayments.                  depend on a variety of factors, including:

                                      o the rate and timing of principal
                                        payments on the home loans, including
                                        prepayments, defaults and liquidations,
                                        and repurchases due to breaches of
                                        representations or warranties;

                                      o the note rate; and


                                      o the purchase price you paid for your
                                        notes.




                                      The rates of prepayments and defaults are two of the most important and least predictable of these factors.

                                      [In addition, under some circumstances the master servicer or servicer will have the option to purchase any mortgage loan or contract that is at least three months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.]

                                      In general, if you purchase a note at a
                                      price higher than its outstanding
                                      principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the        Since mortgagors can generally prepay
home loans will vary depending        their home loans at any time, the rate and
on future market conditions, and      timing of principal payments on the notes
other factors.                        are highly uncertain. Generally, when
                                      market interest rates increase, mortgagors are less likely to prepay their home loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

                                      Refinancing programs, which may involve
                                      soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.

                                      ______% of the home loans provide for
                                      payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the period during which such prepayment charges apply. See "Description of the Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

The return on your notes could        The Servicemembers Civil Relief Act, or
be reduced by shortfalls due to       Relief Act, provides relief to borrowers
the Servicemembers Civil Relief       who enter active military service and to
Act.                                  borrowers in reserve status who are called
                                      to active duty after the origination of
                                      their home loan. Current or future
                                      military operations of the United States may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty. The Relief
                                      Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest reductions are not required to be paid by the borrower at any future time. The master servicer is not required to advance these amounts.
                                      Interest reductions on the home loans due to the application of the Relief Act or similar legislation or regulations will reduce the amount of interest payable on the offered notes. Those interest shortfalls will not be covered by the policy, excess interest or any other source.

                                      The Relief Act also limits the ability of the master servicer to foreclose on a home loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

                                      We do not know how many home loans have
                                      been or may be affected by the application of the Relief Act.

                                      See "Certain Legal Aspects of the
                                      Loans--Servicemembers Civil Relief Act" in the prospectus.

                                 Issuing Entity

      The trust will be formed under a trust agreement, as amended by the amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $[___________] aggregate principal amount of Home Loan Asset-Backed Notes, Series [_____]____. These notes will be issued under an indenture, to be dated as of the closing date between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue ____ class[es] of Home Loan Asset-Backed Certificates, [_____________]. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. On the closing date, the depositor will transfer to the issuer a pool of home loans that will be secured by first or junior liens on one- to four-family residential properties.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Securities--Glossary of Terms" or in the prospectus under "Glossary."

                           Sponsor and Master Servicer

      Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts--Mortgage Collateral Sellers" and "--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Company, LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857 7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

      Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. Residential Funding Company, LLC was formerly known as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one to four family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "subprime" mortgage loans, such as the mortgage loans described in this prospectus supplement. Residential Funding Company, LLC also began to acquire and service "Alt A," closed-end and revolving loans secured by second liens in 1995.

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.8 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        Sponsor Securitization Experience

First Lien Mortgage Loans

Volume by Principal Balance                 2002                2003                2004               2005              2006
---------------------------
Prime Mortgages(1)                     $16,177,753,813    $18,964,072,062     $11,953,278,792    $24,149,038,614   $40,241,885,054

Non-Prime Mortgages(2)                 $15,475,700,554    $27,931,235,627     $24,408,531,445    $27,928,496,334   $21,581,547,796
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                  $31,653,454,367    $46,895,307,689     $36,361,810,237    $52,077,534,948   $61,823,432,850
                                       ===============    ===============     ===============    ===============   ===============

Prime Mortgages(1)                               51.11%             40.44%              32.87%             46.37%            65.09%

Non-Prime Mortgages(2)                           48.89%             59.56%              67.13%             53.63%            34.91%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                               (1.28)%            17.22%             (36.97)%           102.03%            66.64%

Non-Prime Mortgages(2)                          104.52%             80.48%             (12.61)%            14.42%           (22.73)%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total Volume                                     32.14%             48.15%             (22.46)%            43.22%            18.71%
                                       ===============    ===============     ===============    ===============   ===============

Junior Lien Mortgage Loans

Volume by Principal Balance                 2002                2003                2004               2005              2006
---------------------------
Prime Mortgages(1)                     $ 2,875,005,049    $ 3,207,008,585     $ 2,085,015,925    $ 2,409,506,573   $ 3,012,549,922

Non-Prime Mortgages(2)                                                 --                  --                 --                --
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                  $ 2,875,005,049    $ 3,207,008,585     $ 2,085,015,925    $ 2,409,506,573   $ 3,012,549,922
                                       ===============    ===============     ===============    ===============   ===============

Prime Mortgages(1)                              100.00%            100.00%             100.00%            100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%              0.00%             0.00%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============    ===============   ===============

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               17.90%             11.55%             (34.99)%            15.56%            25.03%

Non-Prime Mortgages(2)                              --                 --                  --                 --                --
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total Volume                                     17.90%             11.55%             (34.99)%            15.56%            25.03%
                                       ===============    ===============     ===============    ===============   ===============


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans

Volume by Number of Loans                   2002                2003                2004               2005              2006
-------------------------

Prime Mortgages(1)                              68,077             86,166              55,773             91,631           141,188

Non-Prime Mortgages(2)                         136,789            200,446             170,696            173,796           132,069
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                          204,866            286,612             226,469            265,427           273,257
                                       ===============    ===============     ===============    ===============   ===============

Prime Mortgages(1)                               33.23%             30.06%              24.63%             34.52%            51.67%

Non-Prime Mortgages(2)                           66.77%             69.94%              75.37%             65.48%            48.33%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============    ===============   ===============

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               17.87%             26.57%             (35.27)%            64.29%            54.08%

Non-Prime Mortgages(2)                           91.47%             46.54%             (14.84)%             1.82%           (24.01)%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                            58.56%             39.90%             (20.98)%            17.20%             2.95%
                                       ===============    ===============     ===============    ===============   ===============

Junior Lien Mortgage Loans

Volume by Number of Loans                   2002                2003                2004               2005              2006
-------------------------
Prime Mortgages(1)                              73,188             84,962              51,614             53,071            60,951

Non-Prime Mortgages(2)                              --                 --                  --                 --                --
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                           73,188             84,962              51,614             53,071            60,951
                                       ===============    ===============     ===============    ===============   ===============

Prime Mortgages(1)                              100.00%            100.00%             100.00%            100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%              0.00%             0.00%
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============    ===============   ===============

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               16.26%             16.09%             (39.25)%             2.82%            14.85%

Non-Prime Mortgages(2)                              --                 --                  --                 --                --
                                       ---------------    ---------------     ---------------    ---------------   ---------------

Total                                            16.26%             16.09%             (39.25)%             2.82%            14.85%
                                       ===============    ===============     ===============    ===============   ===============


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in average outstanding principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      Master Servicer Servicing Experience

                  First Lien Mortgage Loans

Volume by Average
Outstanding Principal Balance               2002                2003                2004               2005              2006
-----------------------------
Prime Mortgages(1)                     $43,282,264,857    $33,749,084,171     $32,453,682,854    $ 47,935,800,813  $ 83,052,457,702

Non-Prime Mortgages(2)                 $24,910,565,613    $39,334,697,127     $50,509,138,736    $ 53,938,083,312  $ 57,013,557,376
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                  $68,192,830,470    $73,083,781,298     $82,962,821,591    $101,873,884,125  $140,066,015,078
                                       ===============    ===============     ===============    ================  ================

Prime Mortgages(1)                               63.47%             46.18%              39.12%              47.05%            59.30%

Non-Prime Mortgages(2)                           36.53%             53.82%              60.88%              52.95%            40.70%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                           100.00%            100.00%             100.00%             100.00%           100.00%
                                       ===============    ===============     ===============    ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                              (15.75)%           (22.03)%             (3.84)%             47.71%            73.26%

Non-Prime Mortgages(2)                           51.62%             57.90%              28.41%               6.79%             5.70%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total Based on Average Outstanding
Principal Balance                                 0.57%              7.17%              13.52%              22.79%            37.49%
                                       ===============    ===============     ===============    ================  ================

                  Junior Lien Mortgage Loans

Volume by Average
Outstanding Principal Balance               2002                2003                2004               2005              2006
-----------------------------
Prime Mortgages(1)                     $ 4,102,615,571    $ 4,365,319,862     $ 5,135,640,057    $  5,476,133,777  $  8,536,345,778

Non-Prime Mortgages(2)                 $             0    $             0     $             0    $              0  $              0
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                  $ 4,102,615,571    $ 4,365,319,862     $ 5,135,640,057    $  5,476,133,777  $  8,536,345,778
                                       ===============    ===============     ===============    ================  ================

Prime Mortgages(1)                              100.00%            100.00%             100.00%             100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%               0.00%             0.00%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                           100.00%            100.00%             100.00%             100.00%           100.00%
                                       ===============    ===============     ===============    ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               16.79%              6.40%              17.65%               6.63%            55.88%

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total Based on Average Outstanding
Principal Balance                                16.79%              6.40%              17.65%               6.63%            55.88%
                                       ===============    ===============     ===============    ================  ================

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

                  First Lien Mortgage Loans

Volume by Average Number of Loans           2002                2003                2004               2005              2006
---------------------------------
Prime Mortgages(1)                             202,938            168,654             156,745             201,903           312,825

Non-Prime Mortgages(2)                         242,625            341,863             414,639             411,550           405,577
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                          445,563            510,517             571,384             613,453           718,402
                                       ===============    ===============     ===============    ================  ================

Prime Mortgages(1)                               45.55%             33.04%              27.43%              32.91%            43.54%

Non-Prime Mortgages(2)                           54.45%             66.96%              72.57%              67.09%            56.46%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                           100.00%            100.00%             100.00%             100.00%           100.00%
                                       ===============    ===============     ===============    ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                              (14.71)%           (16.89)%             (7.06)%             28.81%           54.94%

Non-Prime Mortgages(2)                           44.37%             40.90%              21.29%              (0.74)%          (1.45)%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total Based on Average Number of Loans            9.74%             14.58%              11.92%               7.36%           17.11%
                                       ===============    ===============     ===============    ================  ================

                 Junior Lien Mortgage Loans

Volume by Average Number of Loans           2002                2003                2004               2005              2006
---------------------------------

Prime Mortgages(1)                             118,773            127,833             147,647             143,713           199,652

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                          118,773            127,833             147,647             143,713           199,652
                                       ===============    ===============     ===============    ================  ================

Prime Mortgages(1)                              100.00%            100.00%             100.00%             100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%               0.00%             0.00%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                           100.00%            100.00%             100.00%             100.00%           100.00%
                                       ===============    ===============     ===============    ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               14.16%              7.63%              15.50%              (2.66)%           38.92%

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total Based on Average Number of Loans           14.16%              7.63%              15.50%              (2.66)%           38.92%
                                       ===============    ===============     ===============    ================  ================


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.


      Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool--The Program" in this prospectus supplement. Residential Funding Company, LLC's material role and responsibilities in this transaction, including as
master    servicer,    are    described   in   the    prospectus    under   "The
Trusts--Qualification of Sellers" and "The Trusts--Repurchases of Mortgage Collateral" and in this prospectus supplement under

"Description of the Trust Agreement and Indenture--The Master Servicer and Subservicers--Master Servicer."

      Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial LLC, or Homecomings, originated and sold to Residential Funding Company, LLC [__]% of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool -- Originators" and "Pooling and Servicing Agreement -- The Master Servicer and Subservicers" in this prospectus supplement.

                       Description of Unaffiliated Sellers

      [[INSERT NAME OF UNAFFILIATED SELLER], a [_____] corporation, originated [__]% by principal amount of the mortgage loans. [Describe origination program, experience, size of seller's portfolio, performance of pool assets, experience with Expanded Criteria Program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                     Affiliations Among Transaction Parties

      The  diagram  below  illustrates  the  various   relationships  among  the
affiliated transaction parties.


                       ----------------------------------

                                    GMAC LLC
                                     (GMAC)

                       ----------------------------------
                                        |
                                        |
                       ----------------------------------

                            Residential Capital, LLC

                       ----------------------------------
                                        |
                                        |
                      ------------------------------------
                     |                                    |
                     |                                    |
  --------------------------------------    ------------------------------------

      Residential Funding Company, LLC      Residential Asset Mortgage Products,
       (Sponsor and Master Servicer)             Inc. (Depositor)

  --------------------------------------    ------------------------------------
                     |
                     |
  --------------------------------------

        Homecomings Financial, LLC
               (Subservicer

  --------------------------------------

                        Description of the Home Loan Pool

General

      The home loan pool will consist of home loans with an aggregate unpaid principal balance of $___________ as of the close of business on the business day prior to the cut-off date. ___% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The home loans will consist of conventional, closed-end, fixed-rate, fully-amortizing home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the home loans, respectively, from the date of origination or modification. The proceeds of the home loans generally were used by the related borrowers for:

      o     debt consolidation,

      o     home improvement,

      o     the partial refinancing of the related mortgaged property,

      o     to provide a limited amount of cash to the borrower, or

      o     a combination of the foregoing.

      As to each home loan the mortgagor represented at the time of origination that the related mortgaged property would be owner occupied as a primary home. As to home loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

      All of the home loans were acquired by Residential Funding Company, LLC from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of __% of the home loans which were purchased by the seller through its affiliate Homecomings Financial, LLC. No unaffiliated seller sold more than __% of the home loans to Residential Funding Company, LLC. __% and __% of the home loans will be subserviced by GMAC Mortgage Corporation, an affiliate of the depositor and the master servicer, and Master Financial, Inc., a California corporation, respectively. See "--The Initial Subservicers" in this prospectus supplement.

      All of the home loans were, in most instances, underwritten as described under "--Underwriting Standards."

      The seller will make some representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially adversely affects the interests of the securityholders or the financial guaranty insurer in the home loan. See "Description of the Home Loan Purchase Agreement" in this prospectus supplement and "Description of the Securities--Representations with Respect to the Loans" in the prospectus.

      As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note after the cut-off date and prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.

Payments on the Simple Interest Home Loans

      __% of the home loans provide for simple interest payments and are referred to as the simple interest home loans which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

      On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

      __% of the home loans are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

Balloon Home Loans

      __% of the home loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the mortgage loan or sell the mortgage property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgage property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan. The financial guaranty insurance policy issued by the financial guaranty insurer will provide coverage on any losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make is balloon payment.

Home Loan Pool Characteristics

      The home loans have the following characteristics:

      o The home loans will bear interest at the loan rate stated in the related mortgage note which will be at least __% per annum but no more than __% per annum, with a weighted average loan rate of approximately __% per annum as of the cut-off date.

      o None of the home loans were originated prior to _______ or will have a maturity date later than __________.

      o No home loan will have a remaining term from __________ to the stated maturity of the home loan of less than __ months.

      o The weighted average remaining term of the home loans as of the cut-off date will be approximately __ months.

      o The weighted average original term to stated maturity of the home loans as of the cut-off date will be approximately __ months.

      o __% of the home loans will have original terms to maturity of approximately five years, with a weighted average remaining term of approximately __ months.

      o __% of the home loans will have original terms to maturity of approximately ten years, with a weighted average remaining term of approximately __ months.

      o __% of the home loans will have original terms of maturity of approximately fifteen years, with a weighted average remaining term of approximately __ months.

      o __% of the home loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term of approximately __ months.

      o __% of the home loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term of approximately __ months.

      o All of the home loans have principal and interest payable monthly on each due date specified in the mortgage note.

      o __% of the home loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

      As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home loan, and (B) any outstanding principal balance, at origination of the home loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the appraised value, or, if permitted by the origination guidelines of Residential Funding Company, LLC, a statistical valuation or the stated value. The appraised value for any home loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home loan, which may have been obtained at an earlier time. If the home loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, for not more than __% of the home loans, the stated value will be the value of the property as stated by the related mortgagor in his or her application. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement.

      In connection with each home loan that is secured by a leasehold interest, the seller will have represented that, among other things:

      o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

      o residential property in the area consisting of leasehold estates is readily marketable;

      o the lease is recorded and no party is in any way in breach of any provision of the lease;

      o     the  leasehold is in full force and effect and is not subject to any
            prior  lien  or  encumbrance   by  which  the  leasehold   could  be
            terminated; and

      o the remaining term of the lease does not terminate less than five years after the maturity date of the home loan.

      Approximately _____% of the home loans provide for payment of a prepayment charge, if the loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. Or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated in the following sentence. __%, __%, __% and __% of the home loans, by cut-off date balance of the home loans, with a prepayment charge provision provide for payment of a prepayment charge for full prepayments made within approximately one year, two years, three years and five years, respectively, of the origination of the home loan calculated in accordance with the terms of the related mortgage note. The master servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

      As of the cut-off date, no home loan will be 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a home loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

      As of the cut-off date, __% of the home loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors--Risks Associated with the Home Loans" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      As to __% of the home loans, during a temporary period the monthly payments received on the home loans were applied in a manner that reduced the rate of principal amortization. As a result, the home loan may have an unpaid principal amount on its scheduled maturity date, assuming no prepayments, of greater than 1 time and not more than 6 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal amount.

      All of the home loans were originated under full documentation programs.

      No home loan provides for deferred interest, negative amortization or future advances.

      All  of  the  mortgaged   properties   underlying   the  home  loans  were
owner-occupied.

      Set forth in Annex II of this prospectus supplement is a description of some additional characteristics of the home loans described herein as of the cut-off date unless otherwise indicated. All percentages of the home loans are approximate percentages unless otherwise indicated by the cut-off date balance. Unless otherwise specified, all principal balances of the home loans are as of the cut-off date and are rounded to the nearest dollar.

Credit Scores

      "Credit Scores" are obtained by many lenders in connection with home loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. The Credit Scores of the home loans range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related home loan for example, the combined LTV ratio, the collateral for the home loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related home loans.

      The following table provides information as to the Credit Scores of the related mortgagors as used in the origination of the home loans.

          Credit Scores as of the Date of Origination of the Home Loans

                                                                 Percentage of
Range of Credit Scores                                           Home Loan Pool
as of the Date of                Number of     Cut-off Date     by Cut-off Date
Origination of the Home Loans   Home Loans  Principal Balance  Principal Balance
-----------------------------   ----------  -----------------  -----------------

                                            $                            %

                       Totals               $                            %

Underwriting Standards

     The following is a brief description of the various underwriting standards and procedures applicable to the home loans.

      In most cases, the underwriting standards of Residential Funding Company, LLC as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

     Residential Funding Company, LLC relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     The underwriting standards require the home loans originated or purchased by Residential Funding Company, LLC to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

     In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be the stated value. The home loans purchased by Residential Funding Company, LLC and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 55%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

     The underwriting standards of Residential Funding Company, LLC may be varied in appropriate cases. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

Representations and Warranties

     Each person that sold home loans to Residential Funding Company, LLC made limited representations and warranties regarding the related home loans, as of the date they are purchased by Residential Funding Company, LLC. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

Static Pool Information

     Current static pool data with respect to mortgage loans master serviced by Residential Funding Company, LLC is available on the internet at www.gmacrfcstaticpool.com. Information presented under (i) "RAMP" as the issuer/shelf, (ii) "[__]" as the series, and (iii) "[___]-[__]" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

     The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of the RAMP Series [___]-[__] Trust that relates to periods prior to January 1, 2006.

     As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

     From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the notes impose certain limitations on the ability of the master servicer to modify loans.

     Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Additional Information

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered notes, Residential Funding Company, LLC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding Company, LLC may also add a limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered notes in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

     A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.

                         The Financial Guaranty Insurer

      The following information has been supplied by _____________, the financial guaranty insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

      [The financial guaranty insurer is a __________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The financial guaranty insurer primarily insures newly issued municipal and structured finance obligations. The financial guaranty insurer is a wholly owned subsidiary of __________ (formerly, _________) a 100% publicly-held company.
_______________________________ have each assigned a triple-A claims-paying ability rating to the financial guaranty insurer.

      The consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and ______________, and for the three years ended ______________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ______________ (which was filed with the Commission on ______________; Commission File Number ______________) and the consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and for the periods ending ______________ and ______________ included in the Quarterly Report on Form 10-Q of ______________ for the period ended ______________ (which was filed with the Commission on ______________), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the financial guaranty insurer and its subsidiaries included in documents filed by ______________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

      The following table sets forth the financial guaranty insurer's capitalization as of ______________, ______________, ______________ and
______________, respectively, in conformity with generally accepted accounting principles.

                        Consolidated Capitalization Table
                              (Dollars in Millions)

                                                       [Date]          [Date]          [Date]          [Date]
 Unearned premiums................................
 Other liabilities................................
     Total liabilities............................
 Stockholder's equity:
     Common Stock.................................
     Additional paid-in capital...................
     Accumulated other comprehensive
         income...................................
     Retained earnings............................
     Total stockholder's equity...................
     Total liabilities and
         stockholder's equity.....................

      For additional financial information concerning the financial guaranty insurer, see the audited and unaudited financial statements of the financial guaranty insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the financial guaranty insurer incorporated in this prospectus supplement by reference and copies of the financial guaranty insurer's annual statement for the year ended ___________ prepared in accordance with statutory accounting standards are available, without charge, from the financial guaranty insurer. The address of the financial guaranty insurer's administrative offices and its telephone number are ____________.

      The financial guaranty insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the financial guaranty insurer and presented under the headings "The Financial Guaranty Insurer" and "Description of the Financial Guaranty Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.]

      THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                          Description of the Securities

General

      The notes will be issued pursuant to the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

      The notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee under the indenture which will consist of:

      o     the home loans;

      o     all amounts on deposit in the Payment Account;

      o     the financial guaranty insurance policy; and

      o     proceeds of the foregoing.

Payments

      Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month or, if not a business day, then the next succeeding business day, commencing in _______________, each of which is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, on the record date. See "Description of the Securities--Payments on Loans" in the prospectus. Payments will be made by check or money order, mailed, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person which, in the case of book-entry notes, will be DTC or its nominee as it appears on the security register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of [California, Minnesota, New York, Pennsylvania, Illinois or Delaware] are required or authorized by law to be closed.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the notes:

      Excess Loss Amount--As of any payment date, an amount will be equal to the sum of:

      o any Liquidation Loss Amounts, other than as described in clauses second through fourth below, for the related collection period which, when added to the aggregate of the Liquidation Loss Amounts for all preceding collection periods exceed $_________,

      o     any Special Hazard Losses in excess of the Special Hazard Amount,

      o     any Fraud Losses in excess of the Fraud Loss Amount, and

      o some losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and some other risks as described in the indenture.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the financial guaranty insurance policy, and in the event payments are not made as required under the financial guaranty insurance policy, the losses will be allocated to the notes.

      Fraud Loss Amount--An amount equal to $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

      o prior to the first anniversary of the cut-off date, an amount equal to 5% of the aggregate of the Stated Principal Balances of the home loans as of the cut-off date minus the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses up to the date of determination;

      o from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 3% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

      o from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 2% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

      Liquidated Home Loan--As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. The master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

      Liquidation Loss Amount--As to any Liquidated Home Loan, the unrecovered Stated Principal Balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related collection period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds allocable to the Stated Principal Balance. Any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the financial guaranty insurance policy or was reflected in the reduction of the Outstanding Reserve Amount.

      Liquidation Loss Distribution Amount--As to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the payment date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with its interest from the date initially distributable to the date paid.

      Net Liquidation Proceeds--As to a home loan, the proceeds, excluding amounts drawn on the financial guaranty insurance policy, received in connection with the liquidation of any home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the Stated Principal Balance of the home loan at the end of the collection period immediately preceding the collection period in which the home loan became a Liquidated Home Loan.

      Outstanding Reserve Amount--an amount initially be approximately _____% of the cut-off date balance. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be so distributed, if available, from any excess interest collections for that payment date. Any Liquidation Loss Amounts not so covered will be covered by draws on the financial guaranty insurance policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the financial guaranty insurance policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances. The Outstanding Reserve Amount available on any payment date is the amount, if any, by which the pool balance, after applying payments received in the related collection period, exceeds the aggregate note balance of the notes on the payment date, after application of principal collections for that date.

      To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the financial guaranty insurance policy as required, a noteholder may incur a loss.

      Principal Collection Distribution Amount--As to any payment date, an amount equal to principal collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

      Reserve Amount Target--As to any payment date prior to the Stepdown Date, an amount equal to _____% of the cut-off date balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b) _____% of the pool balance before applying payments received in the related collection period, but not lower than $__________, which is _____% of the cut-off date balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met.

      In addition, the Reserve Amount Target may be reduced with the prior written consent of the financial guaranty insurer and notice to the rating agencies.

      Reserve Increase Amount--As to any payment date, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target.

      Special Hazard Amount--An amount equal to $________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

      Stepdown Date--The later of:

      o     the payment date in ________________, and

      o the payment date on which the pool balance before applying payments received in the related collection period is less than 50% of the cut-off date balance.

Interest Payments on the Notes

      Interest payments will be made on the notes on each payment date at the note rate. The note rate for the notes will be _____% per annum.

      Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for any payment date will be the calendar month preceding the month in which the related payment date occurs, or in the case of the first payment date beginning on the closing date and ending the last day of the month in which the closing date occurs. Interest will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the financial guaranty insurance policy.

Principal Payments on the Notes

      On each payment date, other than the payment date in _____________, principal payments will be due and payable on the notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts for the payment date, as and to the extent described below. On the payment date in ___________, principal will be due and payable on the notes in amounts equal to the note balance, if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

Allocation of Payments on the Home Loans

      The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit principal and interest collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

      On each payment date, principal and interest collections will be allocated from the Payment Account in the following order of priority:

      o     first, to pay accrued interest due on the note balance of the notes;

      o second, to pay principal in an amount equal to the Principal Collection Distribution Amount for that payment date on the notes;

      o third, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount;

      o fourth, to pay the financial guaranty insurer the premium for the financial guaranty insurance policy and any previously unpaid premiums for the financial guaranty insurance policy, with its interest;

      o fifth, to reimburse the financial guaranty insurer for prior draws made on the financial guaranty insurance policy, other than those attributable to Excess Loss Amounts, with its interest;

      o     sixth, to pay principal on the notes, the Reserve Increase Amount;

      o seventh, to pay the financial guaranty insurer any other amounts owed under the insurance agreement; and

      o     eighth, any remaining amounts to the holders of the certificates.

The Paying Agent

      The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

      The notes will be payable in full on the payment date in __________, to the extent of the outstanding note balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the notes after the aggregate Stated Principal Balance after applying payments received in the related collection period is reduced to an amount less than or equal to $_____________, which is 10% of the cut-off date balance, upon the exercise by the master servicer of its option to purchase all or a portion of the home loans and related assets. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and its accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs together with all amounts due and owing to the financial guaranty insurer.

      In the event that a portion of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate Stated Principal Balances of the home loans so purchased and its accrued and unpaid interest at the weighted average of the related loan rates on the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the financial guaranty insurer in connection with the home loans so purchased. Any purchase will be subject to satisfaction of some conditions specified in the servicing agreement, including:

      o the master servicer shall have delivered to the indenture trustee a home loan schedule containing a list of all home loans remaining in the trust after removal;

      o the home loans to be removed are selected at random and the servicer shall represent and warrant that the random selection procedures were not adverse to the interests of the securityholders or the financial guaranty insurer, and

      o each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes without regard to the financial guaranty insurance policy.

             Description of the Financial Guaranty Insurance Policy

      On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee on behalf of the issuer. The financial guaranty insurance policy will unconditionally and irrevocably guarantee most payments on the notes. On each payment date, a draw will be made on the financial guaranty insurance policy equal to the sum of:

      o the amount by which accrued interest on the notes at the note rate on that payment date exceeds the amount on deposit in the Payment Account available for interest distributions on that payment date,

      o any Liquidation Loss Amount, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and

      o     any Excess Loss Amount for that payment date.

      For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any payment date shall be deemed to include all amounts available in the Payment Account for that payment date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the terms of the indenture, draws under the financial guaranty insurance policy relating to any Liquidation Loss Amount will be paid to the notes by the paying agent, as principal, to the extent the notes would have been paid that amount. In addition, a draw will be made on the financial guaranty insurance policy to cover some shortfalls in amounts allocable to the noteholders following the sale, liquidation or other disposition of the assets of the trust in connection with the liquidation of the trust fund as permitted under the indenture following an event of default under the indenture. In addition, the financial guaranty insurance policy will guarantee the payment of the outstanding note balance of each note on the payment date in ___________. In the absence of payments under the financial guaranty insurance policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.

                   Certain Yield and Prepayment Considerations

General

      The yields to maturity on the offered notes will be primarily affected by the following factors:

      o The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

      o     The pass-through rates on the offered notes; and

      o     The purchase price paid for the offered notes.

      For additional considerations relating to the yield on the offered notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

      The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans in the trust fund. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of its principal prepayments by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

      The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations" no assurance can be given as to the rate or the timing of principal payments on the notes.

      The home loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge. See "Description of the Home Loan Pool" in this prospectus supplement. In addition, as described under "Description of the Home Loan Pool--Home Loan Pool Characteristics," some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Prepayments, liquidations and purchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Furthermore, since home loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home loans secured by second liens may experience a higher rate of prepayment than traditional first lien home loans. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

      The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Amount Increase is used to accelerate payments of principal on the notes or the Reserve Amount Target is reduced. See "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement.

      The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Pass-Through Rates

      The yield to maturity on the notes will depend on the note rate. Because the loan rates on the home loans and the note rate on the notes are fixed, the rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

Purchase Price

      In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      [The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month.] As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

      The table below has been prepared on the basis of assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under "Description of the Home Loan Pool" in this prospectus supplement and the performance of the home loans. The table assumes, among other things, that:

      o     The home loan pool  consists of ten groups of home  loans,  with the
            home  loans  in  each   group   having   the   following   aggregate
            characteristics as of the cut-off date:

                Aggregate
            Stated Principal                          Net Loan       Original Term      Remaining Term
   Group         Balance           Loan Rate            Rate          to Maturity         to Maturity
   -----    ----------------       ---------          --------       -------------      --------------
            $                             %                 %




      o the tenth group above consists of balloon loans with a remaining term to stated maturity of [179] months;

      o the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

      o     none of the  seller,  the  master  servicer  or the  depositor  will repurchase any home loan, as described under "The Trusts-- Representations Relating to Trust Assets", "The Trusts-- Repurchases of Loans" and "Description of the Securities-- Assignment of Loans and Certain Insolvency and Bankruptcy Issues" in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the table;

      o there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

      o there is no prepayment interest shortfall or any other interest shortfall in any month;

      o the home loans, including the simple interest home loans, pay on the basis on a 30-day month and a 360-day year;

      o payments on the notes will be received on the 25th day of each month, commencing in ______________;

      o     payments on the home loans earn no reinvestment return;

      o there are no additional ongoing trust expenses payable out of the trust;

      o     the notes will be purchased on ______________; and

      o the amount of interest collected on the home loans during the collection period for the first payment date is $________.

     The foregoing list of assumptions are referred to as the structuring assumptions.

      The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the notes, and lists the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

         Percent of Initial Stated Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

--------------------------------------------------------------------------------
Payment Date                        0%       50%      100%     150%        200%

Initial Percentage

__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
Weighted Average Life to Maturity in Years
Weighted Average Life Assuming Optional
Repurchase in Years

      The weighted average life of a note is determined by:

      o multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date,

      o     adding the results, and

      o dividing the sum by the aggregate of the net reductions of the note balance described in the first clause above.

      This table has been prepared based on the assumptions described in the fourth paragraph preceding this table, including the assumptions regarding the characteristics and performance of the home loans, which differ from their actual characteristics and performance, and should be read in conjunction therewith.

                 Description of the Home Loan Purchase Agreement

      The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of ______________ between the seller and the depositor. The following summary describes some terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

Purchase of Home Loans

      Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans and the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of its face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

      The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

Representations and Warranties

      The seller will also represent and warrant with respect to the home loans that, among other things:

      o the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and

      o immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

      The seller will also represent and warrant that, among other things, as of the closing date:

      o the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

      o the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

      The benefit of the representations and warranties made by the seller will be assigned by the depositor to the indenture trustee.

      Within 90 days of the closing date, _________________ the custodian will review or cause to be reviewed the home loans and the related documents, and if any home loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the financial guaranty insurer in the home loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the home loan required to be removed from the trust. The removed home loans are referred to as deleted loans. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

      As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the Stated Principal Balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the Stated Principal Balance of the related deleted loan to be removed from the trust over the Stated Principal Balance of the eligible substitute loan.

      An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

      o have an outstanding Stated Principal Balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate Stated Principal Balance, not in excess of the Stated Principal Balance relating to the deleted loan;

      o have a mortgage and a Net Loan Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Loan Rate, respectively, of the deleted loan;

      o have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

      o have, at the time of substitution, a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan;

      o     be secured by mortgaged property located in the United States;

      o comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

      o be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

      o     satisfy some other conditions specified in the indenture.

      In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement and the breach is not cured by the seller within the time provided in the home loan purchase agreement.

                     Description of the Servicing Agreement

      The following summary describes terms of the servicing agreement, dated as of _____________ among the Trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

Custodial Arrangements

     The trustee will appoint [________________], to serve as custodian for the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding Company, LLC is required to deliver only the notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

     Residential Funding Company, LLC, an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC and an affiliate of the depositor, will act as master servicer for the notes under the pooling and servicing agreement. For a general description of Residential Funding Company, LLC and its activities, see "Residential Funding Company, LLC" in the prospectus.

     Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

      o     receiving funds from subservicers,

      o     reconciling servicing activity with respect to the mortgage loans,

      o     calculating remittance amounts to noteholders,

      o     sending remittances to the trustee for distributions to noteholders,

      o     investor and tax reporting,

      o     coordinating loan repurchases,

      o     oversight of all servicing activity, including subservicers,

      o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,

      o     approval of loss mitigation strategies,

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and

      o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the servicing agreement.

      For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Agreements- - Events of Default, Rights Upon Event of Default" in the prospectus.

      Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

      o     communicating with borrowers;

      o     sending monthly remittance statements to borrowers;

      o     collecting payments from borrowers;

      o     recommending  a loss  mitigation  strategy  for  borrowers  who have
            defaulted  on  their  loans  (i.e.  repayment  plan,   modification,
            foreclosure, etc.);

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

      o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

      o accurate and timely reporting of negative amortization amounts, if any;

      o     paying escrows for borrowers, if applicable;

      o     calculating and reporting payoffs and liquidations;

      o     maintaining an individual file for each loan; and

      o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      Homecomings Financial, LLC. Homecomings will subservice [____]% by principal amount of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of the mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer responsibilities".

      Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

      The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                          Homecomings Servicing Portfolio

                  First Lien Mortgage Loans

Volume by Principal Balance                  2002               2003               2004               2005               2006
---------------------------
Prime Mortgages(1)                     $27,343,774,000    $29,954,139,212     $31,943,811,060   $ 44,570,851,126  $ 67,401,832,594

Non-Prime Mortgages(2)                 $27,384,763,000    $39,586,900,679     $44,918,413,591   $ 52,102,835,214  $ 49,470,359,806
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                  $54,728,537,000    $69,541,039,891     $76,862,224,651   $ 96,673,686,340  $116,872,192,400
                                       ===============    ===============     ===============   ================  ================

Prime Mortgages(1)                               49.96%             43.07%              41.56%             46.10%            57.67%

Non-Prime Mortgages(2)                           50.04%             56.93%              58.44%             53.90%            42.33%
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============   ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                                7.09%              9.55%               6.64%             39.53%            51.22%

Non-Prime Mortgages(2)                           60.71%             44.56%              13.47%             15.99%            (5.05)%
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                            28.55%             27.07%              10.53%             25.78%            20.89%
                                       ===============    ===============     ===============   ================  ================

                 Junior Lien Mortgage Loans

Volume by Principal Balance                  2002               2003               2004                2005               2006
---------------------------

Prime Mortgages(1)                     $ 7,627,424,000    $ 7,402,626,296     $ 7,569,300,685    $  7,442,264,087  $ 11,418,858,741

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                  $ 7,627,424,000    $ 7,402,626,296     $ 7,569,300,685    $  7,442,264,087  $ 11,418,858,741
                                       ===============    ===============     ===============    ================  ================

Prime Mortgages(1)                              100.00%            100.00%             100.00%             100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%               0.00%             0.00%
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                           100.00%            100.00%             100.00%             100.00%           100.00%
                                       ===============    ===============     ===============    ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               (4.94)%            (2.95)%              2.25%              (1.68)%           53.43%

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total                                            (4.94)%            (2.95)%              2.25%              (1.68)%           53.43%
                                       ===============    ===============     ===============    ================  ================

      (1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

      (2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

      (3) Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans

Volume by Number of Loans                    2002               2003               2004               2005               2006
-------------------------
Prime Mortgages(1)                             125,209            143,645             150,297            187,773           252,493

Non-Prime Mortgages(2)                         257,077            341,190             373,473            394,776           361,125
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                          382,286            484,835             523,770            582,549           613,618
                                       ===============    ===============     ===============   ================  ================

Prime Mortgages(1)                               32.75%             29.63%              28.70%             32.23%            41.15%

Non-Prime Mortgages(2)                           67.25%             70.37%              71.30%             67.77%            58.85%
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============   ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               (6.30)%            14.72%               4.63%             24.93%            34.47%

Non-Prime Mortgages(2)                           52.85%             32.72%               9.46%              5.70%            (8.52)%
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                            26.66%             26.83%               8.03%             11.22%             5.33%
                                       ===============    ===============     ===============   ================  ================

                 Junior Lien Mortgage Loans

Volume by Number of Loans                    2002               2003               2004               2005               2006
-------------------------

Prime Mortgages(1)                             217,031            211,585             210,778            199,600           266,900

Non-Prime Mortgages(2)                              --                 --                  --                 --                --
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                          217,031            211,585             210,778            199,600           266,900
                                       ===============    ===============     ===============   ================  ================

Prime Mortgages(1)                              100.00%            100.00%             100.00%            100.00%           100.00%

Non-Prime Mortgages(2)                            0.00%              0.00%               0.00%              0.00%             0.00%
                                       ---------------    ---------------     ---------------   ----------------  ----------------

Total                                           100.00%            100.00%             100.00%            100.00%           100.00%
                                       ===============    ===============     ===============   ================  ================

Percentage Change from Prior Year(3)
------------------------------------

Prime Mortgages(1)                               (5.20)%            (2.51)%             (0.38)%             (5.30)%           33.72%

Non-Prime Mortgages(2)                              --                 --                  --                  --                --
                                       ---------------    ---------------     ---------------    ----------------  ----------------

Total Based on Average Number of Loans           (5.20)%            (2.51)%             (0.38)%             (5.30)%           33.72%
                                       ===============    ===============     ===============    ================  ================


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.


      [Specify other subservicers]. [________] will subservice approximately [___]% [this would be a percentage that is greater than 10% but less than 20%] by principal amount of the mortgage loans. [____________] is a [Delaware] corporation that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [________ ].

      [__] will subservice approximately 20% by principal amount of the mortgage loans. [__] is a [Delaware] corporation that has been servicing mortgage loans secured by first liens on one-to-four family properties since [___]. [______]'s mortgage servicing portfolio includes mortgage loans secured by first and junior lines on the related property, subprime mortgage loans, and revolving home equity lines of credit. As of [___], 2000 [____] was servicing approximately [__] mortgage loans with an aggregate principal balance of approximately $[___]. As of [___], [___], [____] was servicing approximately [__] mortgage loans with an aggregate principal balance of approximately $[___]. During the past three years, [___] has implemented additional procedures designed to mitigate losses on delinquent mortgage loans, including capitalizing delinquent interest and taxes in conjunction with interest rate reductions and payment plans, where [___] has determined that the overall amount of losses on the loan will be reduced.

      [The following are the material terms of the subservicing agreement between [Subservicer] and the master servicer.]

      See "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus and "--Certain Other Matters Regarding Servicing" for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least [0.28]% per annum and not more than [0.33]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum. The servicing fees consist of
(a) servicing fees payable to the master servicer and (b) subservicing and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least [____]% per annum and not more than [___]% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately [______]%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Agreements" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the noteholders:

----------------------------------------------------------------------------------------------------------
          Description                              Amount                          Receiving Party
----------------------------------------------------------------------------------------------------------
Master Servicer Fee               0.03% or 0.08% per annum of the            Master Servicer
                                  principal balance of each mortgage loan,
                                  depending on the type of mortgage loan
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                  of each mortgage loan serviced by a
                                  subservicer

In addition, the Master Servicer or any applicable Subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Owner Trustee

      [Name], the owner trustee under the trust agreement (as described below), is a [national banking association]. It has served as an owner trustee for securities backed by first liens and junior liens on one- to four-family residential properties since [_____]. At [date], it was the trustee for $_______ of securities backed by first liens on one- to four-family residential properties.

      Subject to certain qualifications specified in the trust agreement, the owner trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The master servicer will pay to the owner trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the trust agreement, except any such expense as may arise from the owner trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The owner trustee may resign at any time, in which event the depositor will be obligated to appoint a successor owner trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor owner trustee. The owner trustee may also be removed at any time by the holders of securities in accordance with the terms of the indenture and the trust agreement. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing an owner trustee will be paid by the master servicer.

Indenture Trustee

      [Name], the indenture trustee under the indenture (as described below), is a [national banking association]. It has served as a indenture trustee for securities backed by first liens on one- to four-family residential properties since [_____]. At [date], it was the indenture trustee for $_______ of securities backed by first liens on one- to four-family residential properties.

      Unless an event of default has occurred and is continuing under the servicing agreement, the indenture trustee will perform only such duties as are specifically set forth in the indenture. If an event of default occurs and is continuing under the indenture, the indenture trustee is required to exercise such of the rights and powers vested in it by the indenture, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The indenture trustee's duties and responsibilities under the indenture include collecting funds from the master servicer to distribute to noteholders at the direction of the master servicer [, maintaining custody of the mortgage loan files], providing noteholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the indenture, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable expenses incurred or made by the indenture trustee in accordance with any of the provisions of the indenture, except any such expense as may arise from the indenture trustee's negligence or bad faith. The master servicer has also agreed to indemnify the indenture trustee for any losses and expenses incurred without negligence or willful misconduct on the indenture trustee's part arising out of the acceptance and administration of the collateral described in the indenture.

      The indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

      Any costs associated with removing and replacing a indenture trustee will be paid by the master servicer.

Reports to Noteholders

      On each distribution date, a distribution date statement will be made available to each noteholder setting forth certain information with respect to the composition of the payment being made, the Note Principal Balance of an individual note following the payment and certain other information relating to the notes and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to noteholders and other parties to the pooling and servicing agreement via the trustee's internet website, at www._______________. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Description of the Securities--Reports to Securityholders" in the prospectus for a more detailed description of noteholder reports.

Principal and Interest Collections

      The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received by it subsequent to the cut-off date. The Custodial Account shall be an Eligible Account. On the 20th day of each month or if that day is not a business day, the next succeeding business day, which is referred to as the determination date, the master servicer will notify the paying agent and the indenture trustee of the amount of aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

      Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

      The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

      o to the Payment Account, an amount equal to the principal and interest collections on the business day prior to each payment date; and

      o to pay to itself or the subservicer the Servicing Fee, various reimbursement amounts and other amounts as provided in the servicing agreement.

      All collections on the home loans will generally be allocated in accordance with the mortgage notes between amounts collected relating to interest and amounts collected relating to principal. As to any payment date, interest collections will be equal to the sum of:

      o the portion allocable to interest of all scheduled monthly payments on the home loans received during the related collection period, minus the Servicing Fees and the fees payable to the owner trustee and the indenture trustee, which are collectively referred to as the administrative fees,

      o the interest portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that collection period, and

      o the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the home loans by the master servicer.

      However, on the first payment date, an amount, referred to as the excluded interest amount, will be excluded from the interest collections equal to the sum of 70% of first and second listed item above. As to any payment date, principal collections will be equal to the sum of:

      o the principal portion of all scheduled monthly payments on the home loans received in the related collection period; and

      o some unscheduled collections, including full and partial mortgagor prepayments on the home loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home loans, received or deemed received during the related collection period, to the extent the amounts are allocable to principal.

      As to unscheduled collections, the master servicer may elect to treat the amounts as included in interest collections and principal collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "Description of the Securities--Principal Payments on the Notes," any amount for which the election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to the notes.

      As to any payment date other than the first payment date, the collection period is the calendar month preceding the month of that payment date.

Release of Lien; Refinancing of Senior Lien

      The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under some circumstances, if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to some limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

      The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that the resulting combined LTV ratio may not exceed the greater of (a) the combined LTV ratio previously in effect, or (b) 70% or, if the borrower satisfies credit score criteria, 80%.

Collection and Liquidation Practices; Loss Mitigation

      The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the mortgage loans and the securityholders and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the
Securities--Servicing and Administration of Mortgage Collateral" in the prospectus.

                Description of the Trust Agreement and Indenture

      The following summary describes terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. Whenever particular defined terms of the indenture are referred to, the defined terms are incorporated by reference in this prospectus supplement. See "The Agreements" in the prospectus.

The Trust Fund

     Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.

Reports To Holders

     The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

      o the amount of principal payable on the payment date to the holders of securities;

      o the amount of interest payable on the payment date to the holders of securities;

      o the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

      o principal and interest collections for the related collection period;

      o the aggregate Stated Principal Balance of the home loans as of the end of the preceding collection period;

      o the Outstanding Reserve Amount as of the end of the related collection period; and

      o the amount paid, if any, under the financial guaranty insurance policy for the payment date.

      In the case of information furnished under first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

Certain Covenants

      The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

      o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

      o the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

      o     no  event  of  default   shall  have   occurred  and  be  continuing
            immediately after the merger or consolidation;

      o the issuer has received consent of the financial guaranty insurer and has been advised that the ratings of the securities, without regard to the financial guaranty insurance policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

      o any action that is necessary to maintain the lien and security interest created by the indenture is taken;

      o the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

      o the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

      The issuer will not, among other things;

      o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

      o claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

      o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

      o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any of its interest or the proceeds of its assets, other than under the indenture.

      The issuer may not engage in any activity other than as specified under "The Issuing Entity" in this prospectus supplement.

Modification of Indenture

      With the consent of the holders of a majority of the outstanding notes and the financial guaranty insurer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the financial guaranty insurer, however, no supplemental indenture will:

      o change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

      o impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

      o reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

      o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

      o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

      o modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

      o permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

      The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the financial guaranty insurer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in this prospectus supplement.

Certain Matters Regarding the Indenture Trustee and the Issuing Entity

      Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.

                                Legal Proceedings

      There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Company, LLC, as sponsor and master servicer, Residential Asset Mortgage Products, Inc. as depositor, RAMP Series [______] Trust as the issuing entity, Homecomings, as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these notes.

      Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                    Material Federal Income Tax Consequences

      General. The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes. The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered hereunder. This discussion is directed solely to certificateholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, or noteholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder.. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      The following discussion is based in part upon the OID regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the notes.

      In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by the issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. Accordingly, it is suggested that taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences" in the Prospectus.

      Opinions: Upon the issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Material Federal Income Tax Consequences" in the prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of this prospectus supplement.

      Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has been asked to opine on any other federal income tax matter, and the balance of this summary together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Regular Certificates--Excess Inclusions" below contains a general summary of federal income tax consequences relating to an investment in a REMIC regular interest that has market discount, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC regular interests will be treated as having market discount.

      Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See "--State and Local Tax Consequences."

      For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--Taxation of Owners of REMIC Regular Certificates" and "--Matters Relevant to Holders of All REMIC Certificates--Sales of REMIC Certificates" in the Prospectus Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in "--Matters Relevant to Holders of All REMIC Certificates--Foreign Investors in REMIC Certificates" in the Prospectus, except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA Considerations

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations-- Considerations for ERISA Plans Regarding the Purchase of Notes" in the prospectus.

      The notes may not be purchased with ERISA plan assets of any ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

      o has investment or administrative discretion with respect to the ERISA plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

      o     unless U.S.  Department  of Labor,  or DOL,  Prohibited  Transaction
            Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the ERISA plan.

      On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations took effect on July 5, 2001.

      The sale of any of the notes to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                Legal Investment

      The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.

                                 Use of Proceeds

      The net proceeds from the sale of the notes will be paid to the depositor. The depositor will use the proceeds to purchase the home loans or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the notes in market-making transactions by Residential Funding
Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.

                             Method of Distribution

      Subject to the terms and conditions of an underwriting agreement, dated _________________ between ____________________, as the underwriter, has agreed to purchase and the depositor has agreed to sell the notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about __________________ against payment therefor in immediately available funds.

      In connection with the notes, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of its notes if any of its notes are purchased by the underwriting agreement.

      In addition, the underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

      The distribution of the notes by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately _______% of the aggregate Stated Principal Balance of the notes plus its accrued interest from the cut-off date.

      The underwriter may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the related notes are also underwriters under the Securities Act of 1933. Any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by the underwriter that it presently intends to make a market in the notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

      It is expected that delivery of the notes will be made only in book-entry form through DTC, Clearstream and Euroclear as discussed in this prospectus supplement, on or about _______________ against payment in immediately available funds.

      The underwriting agreement provides that the depositor will indemnify the underwriter and that under limited circumstances the underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriter may be required to make for these liabilities.

      There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Description of the Trust Agreement and Indenture--Reports to Holders" and in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

      This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, [one of the underwriters and] an affiliate of the depositor, in connection with offers and sales related to market-making transactions in the notes. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                     Experts

      The consolidated financial statements of _____________, as of December 31, [200_] and [200_ ]and for each of the years in the three-year period ended December 31, [200_] are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of ______________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of the firm as experts in accounting and auditing.

                                  Legal Matters

      Legal matters concerning the notes will be passed upon for the depositor by _________, ________, New York and for the underwriter by _________________,
__________________.

                                     Ratings

      It is a condition to issuance that the notes be rated "___" by _________ and "____" by ___________. The depositor has not requested a rating on the notes by any rating agency other than ___________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by ____________ and ____________. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Residential Asset Mortgage Products, Inc., Home Loan Asset-Backed Notes, Series [_____]____, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and other DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The global securities will be registered in the name of Cede & Co., as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories which in turn will hold these positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC, rather than through Clearstream or Euroclear accounts, will be subject the settlement practices applicable to similar issues of notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors   electing  to  hold  interests  in  global  securities  through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

            o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

            o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

            o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. However, the Form W-8BEN and Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

            o     a citizen or resident of the United States;

            o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

            o     an  estate  that  is  subject  to  U.S.   federal  income  tax
                  regardless of the source of its income; or

            o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                    ANNEX II

                        HOME LOAN STATISTICAL INFORMATION

                                   Loan Rates

                                                                 Percentage of
                              Number of                          Home Loan Pool
Range of                        Home          Cut-off Date         by Cut-off
Loan Rates(%)                   Loans      Principal Balance   Principal Balance
-------------                 ---------    -----------------   -----------------

                                              $                        %



         Totals                               $                        %


     As of the cut-off date, the weighted average loan rate of the home loans will be approximately __% per annum.

                  Original Home Loan Stated Principal Balances

                                                                 Percentage of
                              Number of                          Home Loan Pool
Range of Original               Home          Cut-off Date         by Cut-off
Stated Principal Balances       Loans      Principal Balance   Principal Balance
-------------------------     ---------    -----------------   -----------------

                                              $                        %

      Total                                   $                        %

      As of the cut-off date, the average cut-off date balance of the home loans will be approximately $_________.

                          Original Combined LTV Ratios

                                                                Percentage of
                              Number of                       Home Loan Pool by
Range of Combined               Home          Cut-off Date   Cut-off Date Stated
LTV Ratios(%)                   Loans      Principal Balance  Principal Balance
-------------------------     ---------    ----------------- -------------------

                                              $                        %



         Total                                $                        %

      The weighted average combined LTV ratio, or LTV ratio, as to the home loans secured by first liens on the related mortgaged properties, at origination of the home loans will be approximately __%.

                                  Junior Ratios
                                                                 Percentage of
                                                                 Home Loan Pool
Range of Junior               Number of       Cut-off Date      by Cut-off Date
Mortgage Ratios(%)            Home Loans   Principal Balance   Principal Balance
------------------            ----------   -----------------   -----------------

                                              $                        %



         Total                                $                        %

      The preceding table excludes home loans secured by first liens. A Junior ratio is the ratio of the original amount of the home loans secured by the second lien to the sum of (1) the original amount of the home loan and (2) the unpaid principal balance of any senior lien balance at the time of the home loan.

      The weighted average junior ratio by original loan balance will be approximately __%.

                      Remaining Term to Scheduled Maturity

                                                                 Percentage of
                              Number of                         Home Loan Pool
Range of Months Remaining       Home         Cut-off Date       by Cut-off Date
to Scheduled Maturity           Loans      Principal Balance   Principal Balance
---------------------         ---------    -----------------   -----------------

                                              $                        %



         Total                                $                        %

      The weighted average remaining term to maturity as of the cut-off date will be approximately __ months.


                               Year of Origination

                                                                 Percentage of
                                                                 Home Loan Pool
                              Number of       Cut-off Date      by Cut-off Date
Year of Origination           Home Loans   Principal Balance   Principal Balance
-------------------           ----------   -----------------   -----------------

                                              $                        %

         Total                                $                        %

                 Geographic Distribution of Mortgaged Properties

                                                                 Percentage of
                                                                 Home Loan Pool
                              Number of       Cut-off Date      by Cut-off Date
State                         Home Loans   Principal Balance   Principal Balance
-----                         ----------   -----------------   -----------------

                                              $                        %



         Total                                $                        %

      The reference to "Other" in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than __% of the home loan pool.

                            Mortgaged Property Types

                                                                 Percentage of
                                                                Home Loan Pool
                               Number of     Cut-off Date       by Cut-off Date
Property Type                 Home Loans   Principal Balance   Principal Balance
-------------                 ----------   -----------------   -----------------
Single Family Residence                       $                        %
PUD Detached
Condominium
PUD Attached
Townhouse/Rowhouse Attached
Multifamily (2-4 Units)
Townhouse/Rowhouse Detached
Manufactured Home

         Total                                $                        %

                                  Loan Purpose


                                                                 Percentage of
                                                                Home Loan Pool
                               Number of      Cut-off Date      by Cut-off Date
Purpose                       Home Loans   Principal Balance   Principal Balance
-------                       ----------   -----------------   -----------------

Debt Consolidation                            $                        %
Cash
         Home Improvement/Debt
           Consolidation
Other
Rate/Term Refinance

Home Improvement
Convenience
Education
Purchase Money
Medical
                  Total                       $                        %

                                  Lien Priority

                                                                 Percentage of
                                                                Home Loan Pool
                               Number of     Cut-off Date       by Cut-off Date
Lien Property                 Home Loans   Principal Balance   Principal Balance
-------------                 ----------   -----------------   -----------------

First Lien                                    $                        %
Second Lien
                           Total              $                        %

        Debt-to-Income Ratios as of Date of Origination of the Home Loan

                                                                Percentage of
Range of Debt-to-Income                       Cut-off Date      Home Loan Pool
Ratios as of Date of              Number of    Principal        by Cut-off Date
Origination of the Home Loan (%)  Home Loans    Balance        Principal Balance
--------------------------------  ----------  ------------     -----------------

                                              $                        %

                 Total                        $                        %

      As of the cut-off date, the weighted average debt-to-income ratio as of the date of origination of the home loans will be approximately __%.

                    Residential Asset Mortgage Products, Inc.

                                  $___________

                          Home Loan Asset-Backed Notes,
                                Series [_____]__

                              Prospectus Supplement

                              ---------------------

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. Such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.


Subject to Completion Dated February 12, 2007

Prospectus
Mortgage Asset-Backed Pass-Through Certificates and
Asset -Backed Notes

Residential Asset Mortgage Products, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

Offered Securities The securities in a series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of Residential Asset Mortgage Products, Inc., Residential Funding Company, LLC or any of their affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets Each trust will consist primarily of:

            o mortgage loans secured by first or junior liens on one- to four-family residential properties;

            o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

            o mortgage loans secured by first or junior liens on mixed-use properties;

            o home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties, including partial balances of those lines of credit;

            o home improvement installment sales contracts and installment loan agreements, either unsecured or secured;

            o  mortgage loans secured by unimproved land;

            o manufactured housing installment sales contracts and installment loan agreements; or

            o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[___________] [__], 2007

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of securities; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference." You can request information incorporated by reference from Residential Asset Mortgage Products, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                TABLE OF CONTENTS

                                                                            Page
INTRODUCTION .............................................................     1
THE TRUSTS ...............................................................     1
      General ............................................................     1
      Characteristics of Loans ...........................................     5
      Revolving Credit Loans .............................................    15
      The Contracts ......................................................    18
      The Mortgaged Properties ...........................................    19
      The Agency Securities ..............................................    23
      Private Securities .................................................    24
TRUST ASSET PROGRAM ......................................................    25
      Underwriting Standards .............................................    25
      The Negotiated Conduit Asset Program ...............................    32
DESCRIPTION OF THE SECURITIES ............................................    34
      General ............................................................    34
      Form of Securities .................................................    37
      Assignment of Loans ................................................    40
      Representations With Respect to Loans ..............................    43
      Repurchases of Loans ...............................................    45
      Limited Right of Substitution ......................................    46
      Certain Insolvency and Bankruptcy Issues ...........................    47
      Assignment of Agency or Private Securities .........................    48
      Excess Spread and Excluded Spread ..................................    48
      Payments on Loans ..................................................    49
      Withdrawals From the Custodial Account .............................    53
      Distributions of Principal and Interest on the Securities ..........    54
      Advances ...........................................................    56
      Prepayment Interest Shortfalls .....................................    57
      Funding Account ....................................................    58
      Reports to Securityholders .........................................    58
      Servicing and Administration of Loans ..............................    60
DESCRIPTION OF CREDIT ENHANCEMENT ........................................    69
      General ............................................................    69
      Letters of Credit ..................................................    71
      Subordination ......................................................    71
      Overcollateralization and Excess Cash Flow .........................    73
      Mortgage Pool Insurance Policies and Mortgage Insurance Policies ...    74
      Special Hazard Insurance Policies ..................................    76
      Bankruptcy Bonds ...................................................    77
      Reserve Funds ......................................................    77
      Financial Guaranty Insurance Policies; Surety Bonds ................    78
      Maintenance of Credit Enhancement ..................................    78
      Reduction or Substitution of Credit Enhancement ....................    79
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES ....................    80
      Swaps and Yield Supplement Agreements ..............................    80
      Purchase Obligations ...............................................    80
INSURANCE POLICIES ON LOANS ..............................................    81
      Primary Insurance Policies .........................................    81
      Standard Hazard Insurance on Mortgaged Properties ..................    83
      Standard Hazard Insurance on Manufactured Homes ....................    85
THE DEPOSITOR ............................................................    86
RESIDENTIAL FUNDING COMPANY, LLC .........................................    86
THE AGREEMENTS ...........................................................    86
      Events of Default; Rights Upon Event of Default ....................    86
      Amendment ..........................................................    90
      Termination; Retirement of Securities ..............................    92
      The Trustee ........................................................    93
      The Owner Trustee ..................................................    93
      The Indenture Trustee ..............................................    94
YIELD CONSIDERATIONS .....................................................    94
MATURITY AND PREPAYMENT CONSIDERATIONS ...................................   100
CERTAIN LEGAL ASPECTS OF THE LOANS .......................................   105
      The Mortgage Loans .................................................   106
      The Manufactured Housing Contracts .................................   121
      The Home Improvement Contracts .....................................   123
      Enforceability of Certain Provisions ...............................   125
      Consumer Protection Laws ...........................................   126
      Applicability of Usury Laws ........................................   126
      Environmental Legislation ..........................................   127
      Servicemembers Civil Relief Act ....................................   128
      Default Interest and Limitations on Prepayments ....................   129
      Forfeitures in Drug and RICO Proceedings ...........................   130
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   130
      General ............................................................   130
      Opinions ...........................................................   131
      Taxation of Owners of REMIC Regular Securities .....................   134
      Taxation of Owners of REMIC Residual Securities ....................   140
      Backup Withholding with Respect to Securities ......................   152
      Foreign Investors in REMIC Regular Securities ......................   152
      Non-REMIC Notes ....................................................   153
STATE AND OTHER TAX CONSEQUENCES .........................................   153
ERISA CONSIDERATIONS .....................................................   154
      Plan Asset Regulations .............................................   154
      Prohibited Transaction Exemptions ..................................   156
      Considerations for ERISA Plans Regarding the Purchase of Notes .....   163
      Insurance Company General Accounts .................................   163
      Representations From Investing ERISA Plans .........................   163
      Tax-Exempt Investors; REMIC Residual Securities ....................   164
      Consultation With Counsel ..........................................   165
LEGAL INVESTMENT MATTERS .................................................   165
USE OF PROCEEDS ..........................................................   168
METHODS OF DISTRIBUTION ..................................................   168
LEGAL MATTERS ............................................................   169
FINANCIAL INFORMATION ....................................................   169
ADDITIONAL INFORMATION ...................................................   169
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   170
GLOSSARY .................................................................   171

                                  INTRODUCTION

      The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                   THE TRUSTS

General

      As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

      o one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;

      o one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans;

      o home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

      o manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

      o  multifamily first lien mortgage loans;

      o  mortgage loans secured by unimproved land;

      o partial balances of, or partial interests in, any of the assets described above;

      o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

      o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

      o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

      o  hazard insurance policies and primary insurance policies, if any; and

      o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

      As used in this prospectus, mortgage loans includes:

      o mortgage loans or closed-end home equity loans secured by first or junior liens on one- to four- family residential properties;

      o  Interest Only Loans;

      o  Home Loans;

      o  Cooperative Loans;

      o  mortgage loans secured by first liens on multifamily property;

      o  mortgage   loans   secured  by  first  or  junior  liens  on  Mixed-Use
         Properties; and

      o  mortgage loans secured by unimproved land.

      Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

      o  manufactured housing contracts; and

      o  home improvement contracts.

      The  mortgage  loans,  revolving  credit  loans and,  if  applicable,  the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, unimproved land, multifamily property or Mixed-Use Property. Unless the context indicates otherwise, mortgage notes includes Cooperative Notes; mortgages include security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

      The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term "revolving credit loans" in this prospectus refers only to those balances.

      If  specified  in  the  accompanying  prospectus  supplement,   the  trust
underlying a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities in the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in those trusts. As specified in the accompanying prospectus supplement, the Agency Securities or private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of mortgage loans. Payments on the Agency Securities or private securities will be passed through to holders of the related securities. As to any series of securities, the accompanying prospectus supplement will include a description of any Agency Securities or private securities along with any related credit enhancement, and the trust assets underlying those private securities will be described together with any other trust assets included in the pool relating to that series.

      In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement.

      Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

      o directly or through its affiliates, including Residential Funding Company, LLC;

      o sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

      o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

      The  sellers  may  include  state  or  local  government  housing  finance agencies.  If so  described  in  the  accompanying  prospectus  supplement,  the depositor may issue one or more classes of securities to a seller as consideration for the purchase of the trust assets securing such series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

      The trust assets may also be delivered to the depositor in a Designated Seller Transaction. A "Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the related prospectus supplement. Securities issued in Designated Seller Transactions may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated seller, the trust assets and the underwriting standards applicable to the loans. All representations and warranties with respect to the trust assets sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the trust assets in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the trust assets, together with an obligation to repurchase any trust assets that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

      Any seller,  including  any  designated  seller,  or  Residential  Funding
Company, LLC may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

      The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers or a Special Servicer, under a servicing agreement and will receive a fee for its services. See "The Trusts" and "Description of the Securities." As to those loans serviced by the master servicer or a servicer through a subservicer, the master servicer or servicer, as applicable, will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the trust assets. With respect to those mortgage loans serviced by a Special Servicer, the Special Servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the Special Servicer, and will receive the fee specified in that agreement; however, the master servicer or servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the related trust assets. In addition to or in place of the master servicer or servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable. The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Company, LLC or, in some instances, the Special Servicer, the designated seller or seller, as described in this prospectus under "Description of the Securities--Representations With Respect to Loans" and "--Assignment of Loans" or under the terms of any private securities.

Characteristics of Loans

      The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

      The proceeds of the loans, other than the loans made to finance the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

      As described in the accompanying prospectus supplement, the loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may be of one or more of the following types, and may include one or more of the following characteristics:

      o  adjustable rate loans, known as ARM loans;

      o  negatively amortizing ARM loans;

      o  Balloon Loans;

      o  Interest Only Loans;

      o  Convertible Mortgage Loans;

      o  Buy-Down Loans;

      o  Additional Collateral Loans;

      o  Pledged Asset Mortgage Loans;

      o  simple interest loans;

      o  actuarial loans;

      o  delinquent loans;

      o  re-performing loans;

      o  Mexico Loans;

      o  Cooperative Loans;

      o  Homeownership Act Loans;

      o GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;

      o  GEM Loans;

      o  fixed rate loans;

      o  loans that have been modified;

      o loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and

      o loans that provide for the reduction of the interest rate based on the payment performance of the loans.

      The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets included in the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis.

      The information in the accompanying prospectus supplement may include, if applicable:

      o  the aggregate principal balance of the trust assets;

      o the type of property securing the loans and related lien priority, if any;

      o the original or modified and/or remaining terms to maturity of the loans;

      o the range of principal balances of the loans at origination or modification;

      o the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;

      o  the range of the years of origination of the loans;

      o the earliest origination or modification date and latest maturity date of the loans;

      o the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;

      o the weighted average loan rate and range of loan rates borne by the loans;

      o the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

      o  the geographic distribution of the mortgaged properties;

      o the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;

      o  the weighted average junior ratio and Credit Utilization Rate;

      o  the weighted average and range of debt-to-income ratios;

      o the weighted average and range of debt service coverage ratios, in the case of multifamily residential rental properties;

      o  the distribution of loan purposes; and

      o  the range of Credit Scores.

      A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

      Some of the loans may be "equity refinance" loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan. All of these types of loans are nevertheless secured by mortgaged properties.

      The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

      Prepayment on the Loans

      In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. In addition, the borrower under a revolving credit loan has the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity described in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments."

      ARM Loans

      In most cases, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

      o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

      o the daily bank prime loan rate as quoted by financial industry news sources;

      o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

      o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

      o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different investment considerations than fixed-rate loans. Adjustable loan rates can cause payment increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest, or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

      Some ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

      Negatively Amortizing ARM Loans

      Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled payment. Negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

      Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

      Balloon Loans

      As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a predetermined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Interest Only Loans

      As specified in the prospectus supplement, a pool may include Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

      Convertible Mortgage Loans

      On any conversion of a Convertible Mortgage Loan, the depositor, the master servicer or servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

      Buy-Down Loans

      In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

      o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

      o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

      o additional buy-down funds to be contributed over time by the borrower's employer or another source.

      All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the Securities--Payments on Loans--Buy-Down Loans."

      Additional Collateral Loans

      If stated in the accompanying prospectus supplement, a trust will contain Additional Collateral Loans. The Additional Collateral Requirement will in most cases terminate when the LTV ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

      The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's or servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trustee.

      The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. In general, this surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency that rated the applicable series of securities. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      Pledged Asset Mortgage Loans

      If stated in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

      If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss, up to the pledged amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

      Actuarial Loans

      Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

      Simple Interest Loans

      If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Delinquent Loans

      Some pools may include loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

      Re-Performing Loans

      The term "re-performing loans" includes (i) repayment plan loans and bankruptcy plan loans that had arrearages when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a designated seller or Residential Funding Company, LLC from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

      o acquired by the designated seller or Residential Funding Company, LLC as a performing loan;

      o acquired under Residential Funding Company, LLC's negotiated conduit asset program; or

      o acquired by the designated seller or Residential Funding Company, LLC as a delinquent loan with a view toward establishing a repayment plan.

      In the case of loans that are acquired by Residential Funding Company, LLC as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by Residential Funding Company, LLC. This includes obtaining an evaluation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower's willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

      Repayment Plan Loans and Bankruptcy Plan Loans. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code, known as the Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related master servicer or servicer agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

      The right to receive all arrearages payable under the repayment plan will not be included as part of the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

      Trial Modification Loans. Some of the loans may be loans where the borrower in the past has failed to pay scheduled monthly payments, and the borrower has entered into a trial modification agreement. Generally, under this arrangement:

      o the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

      o if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

      o if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

      o if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable, will have any obligation to repurchase the related loan under those circumstances unless that repurchase obligation is described in the related prospectus supplement.

      Modified Loans

      Some pools may include loans that have been modified by the master servicer, the servicer or a subservicer prior to the related cut-off date. Generally, the types of modifications that modified loans have are (a) a reduction in the interest rate, (b) a change in the monthly payment, (c) a re-amortization of the principal balance, or (d) a modification agreed to by the borrower that is similar to the modifications described in clauses (a) through
(c) above.

Revolving Credit Loans

      General

      The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of (a) the index on the day specified in the accompanying prospectus supplement, and (b) the gross margin specified in the related mortgage note, which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned under "--Characteristics of Loans."

      Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

      The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the seller, designated seller or other entity specified in the accompanying prospectus supplement.

      Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

      o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance;

      o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

      o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

            Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

      As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

      o  a materially adverse change in the borrower's financial circumstances;

      o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

      o  a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

      o  the borrower's failure to make any payment as required;

      o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

      o any fraud or material misrepresentation by a borrower in connection with the loan.

      The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances described in the related agreement.

      Allocation of Revolving Credit Loan Balances

      For any series of securities backed by revolving credit loans, the related trust may include either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

      The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

      Even where a trust initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

      Home Improvement Contracts

      The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

      In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

      The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

      Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

      Manufactured Housing Contracts

      The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

      The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6), which are treated as "single family residences" for the purposes of Sections 860A through 860G of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

      Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

      The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned-unit developments, two- to four-family dwellings, multifamily residential rental property, unimproved land and Mixed-Use Properties. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. The ownership of the Mexican properties will be held in a Mexican trust. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties or multiple dwellings on one property. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

      Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

      Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

      Mexico Loans

      Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

      Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of the Mexico Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

      As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans--The Mortgage Loans."

      In connection with the assignment of a Mexico Loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

      Mixed-Use Properties

      Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. Similarly, mortgage loans secured by multifamily residential rental property will consist of mortgage loans secured by first mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in multifamily residential rental property consisting of five or more dwelling units. The mixed-use mortgage loans and multifamily mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the borrower defaults, the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

      Mixed-use and multifamily real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use and multifamily real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use and multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties, multifamily residential rental properties and unimproved land in the aggregate will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

      o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

      o a representation by the originator of the loan, which may be based solely on the above clause; or

      o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings and multifamily residential rental properties, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

      A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

The Agency Securities

      Government National Mortgage Association

      Ginnie Mae is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

      Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

      Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

      Freddie Mac Securities

      In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multifamily residential rental properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

      Federal National Mortgage Association

      Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

      Fannie Mae Securities

      In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multifamily residential rental properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

Private Securities

      As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities.

      References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the loans may include Advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust, and not in any other pool or trust related to securities issued in this prospectus.

      In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                               TRUST ASSET PROGRAM

Underwriting Standards

      General

      The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. As described in the accompanying prospectus supplement, the depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. These underwriting policies will be described in the applicable prospectus supplement to the extent material. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the underwriting criteria used in the origination of seasoned loans than it will have concerning newly originated loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

      The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a designated seller transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Company, LLC or the designated seller of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated Underwriting," below.

      The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans and contracts that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

      Loan Documentation

      In most cases, under a traditional "full documentation" program, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes.

      The underwriting standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

      If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, some loans may have been originated under "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation or no documentation program, minimal or no investigation into the borrower's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

      Appraisals

      The adequacy at origination of a mortgaged property as security for repayment of the related loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the seller or originator. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

      o  a statistical valuation;

      o  a broker's price opinion;

      o an automated appraisal, drive by appraisal or other certification of value; or

      o  a statement of value by the borrower.

      A statistical valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application. The accompanying prospectus supplement will specify whether an appraisal of any manufactured home will not be required.

      Loan-to-Value and Combined Loan-to-Value Ratios

      In the case of most mortgage loans made to finance the purchase of a mortgaged property, the LTV ratio, in most cases is the ratio, expressed as a percentage, of the original principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the related loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

      In the case of certain other mortgage loans, including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

      o  a representation by the related seller as to value;

      o  an appraisal or other valuation obtained prior to origination; or

      o the sales price, if the related mortgaged property was purchased within the previous twelve months.

      In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property as determined by an appraisal or other valuation.

      For any loan secured by a junior lien on the related mortgaged property, the CLTV ratio, in most cases, will be the ratio, expressed as a percentage, of
(A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property. The appraised value for any junior lien loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

      As to each loan secured by a junior lien on the mortgaged property, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of
(1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

      Some of the loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

      The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described above, currently supports, except with respect to Home Loans, and is anticipated to support in the future, the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these loans to exceed the value of the mortgaged properties.

      Credit Scores

      Credit Scores are obtained by some mortgage lenders in connection with loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a loan if the seller does not provide a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases, does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Application of Underwriting Standards

      Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been generally made by the original lender that the borrower's monthly income, if required to be stated, would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of loans secured by a junior lien on the related mortgaged property, payments required to be made on any senior mortgage. The originator's guidelines for loans will, in most cases, specify that scheduled payments on a loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective borrower's gross income. The originator may also consider the amount of liquid assets available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then-applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Loans, GEM Loans or other graduated payment loans will, and on negative amortization loans may, increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of loans that are subject to negative amortization, the principal balances of those loans are more likely to equal or exceed the value of the underlying mortgaged properties due to the addition of deferred interest, thereby increasing the likelihood of defaults and losses. For Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Company, LLC, GMAC Mortgage, LLC or any of their affiliates, in limited circumstances preferential note rates may be allowed.

      A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Company, LLC or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable. Residential Funding Company, LLC or the designated seller, as the case may be, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Company, LLC or the designated seller. Loans purchased under Residential Funding Company, LLC's negotiated conduit asset program are not typically purchased pursuant to master commitments.

      The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors, including its experience with the seller. Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the loans purchased by Residential Funding Company, LLC for conformity with Residential Funding Company, LLC's underwriting standards or applicable underwriting standards specified in this prospectus or the accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various sources for such repayment, including the borrower, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of securities. In reviewing seasoned loans, or loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan. In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of statistical valuations, drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of borrower financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable Credit Score of the related borrower used in connection with the origination or acquisition of the loan, as determined based on a credit scoring model acceptable to the depositor. Residential Funding Company, LLC will not undertake any review of loans sold to the depositor in a Designated Seller Transaction.

      Mixed-Use and Multifamily Underwriting Standards

      The  underwriting   standards   applicable  to  Mixed-Use  Properties  and
multifamily residential rental properties will be described in the accompanying prospectus supplement.

      Automated Underwriting

      In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Company, LLC's underwriting criteria that is necessary to satisfy each underwriting program.

      In some cases, Residential Funding Company, LLC enters the information into the automated underwriting system using the documentation delivered to Residential Funding Company, LLC by the seller. In other cases, the seller enters the information directly into the automated underwriting system. If a seller enters the information, Residential Funding Company, LLC will verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation.

      Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the applicable underwriting criteria, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC's underwriting criteria.

      Any automated underwriting system utilized by a designated seller for a material portion of the loans in the related loan pool will be described in the accompanying prospectus supplement.

The Negotiated Conduit Asset Program

      Some of the loans included in a trust may have been acquired and evaluated under Residential Funding Company, LLC's negotiated conduit asset program. The negotiated conduit asset program allows for loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, and loans not eligible for Residential Funding Company, LLC's other programs. In most cases, the negotiated conduit asset program loans fall into three categories: Portfolio Programs, Program Exceptions and Seasoned Loans.

      Portfolio Programs: These loans are originated by various originators for their own mortgage loan portfolio and not under any of Residential Funding Company, LLC's standard programs or any other secondary market program. Typically, these loans are originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This is achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution may offer the loans for sale, and the loans are then acquired by Residential Funding Company, LLC in the secondary market.

      Program Exceptions: These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase program of Residential Funding Company, LLC, Fannie Mae, Freddie Mac, or another secondary market participant. However, after origination it may be determined that the loans do not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

      Seasoned Loans: These loans are acquired by Residential Funding Company, LLC through the exercise of a right to repurchase loans in a pool previously securitized by the depositor or any of its affiliates, or are other seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since origination, no assurance can be given as to whether such loans will conform with current underwriting criteria or documentation requirements. Although at origination some of the loans may have been purchased through one of Residential Funding Company, LLC's standard loan purchase programs, seasoned loans are typically not purchased through these programs because these programs require current information regarding the mortgagor's credit and the property value.

      Evaluation Standards for Negotiated Conduit Asset Program Loans: Most negotiated conduit asset program loans are evaluated by Residential Funding Company, LLC to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

      o  the mortgage loan's payment terms and characteristics;

      o  the borrower's credit score;

      o the value of the mortgaged property, which may be estimated using a broker's price opinion or a statistical valuation;

      o  the credit and legal documentation associated with the loan;

      o  the seasoning of the loan;

      o an evaluation of the financial capacity, eligibility and experience of the seller and/or servicer of the loan; and

      o  the representations and warranties made by the seller.

      In most cases, Residential Funding Company, LLC orders an updated credit score for each loan reviewed. For seasoned loans, an updated credit score is ordered for the primary borrower as reported on the tape data or loan file submitted by the seller. Periodic quality control reviews are performed. In addition, statistical property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.

      Many of the negotiated conduit asset program loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

      The negotiated conduit asset program loans may have missing or defective loan documentation. Neither Residential Funding Company, LLC nor the seller will be obligated to repurchase a negotiated conduit asset program loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

      Each series of securities may consist of any one or a combination of the following types of securities:


Accretion Directed          A class that  receives  principal  payments from the
                            accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion                   A class  that  receives  principal  payments  on any
                            distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component                   A class consisting of  "components."  The components
                            of  a  class  of  component  certificates  may  have
                            different    principal    and    interest    payment
                            characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories.

Fixed Rate                  A  class  with  an  interest   rate  that  is  fixed
                            throughout the life of the class.

Floating Rate               A  class   with  an   interest   rate  that   resets
                            periodically based upon a designated index and that varies directly with changes in the index.

Interest Only               A class  having no  principal  balance  and  bearing
                            interest  on  the  related  notional   amount.   The
                            notional   amount  is  used  for   purposes  of  the
                            determination of interest distributions.

Inverse Floating Rate       A  class   with  an   interest   rate  that   resets
                            periodically based upon a designated index and that varies inversely with changes in the index.

Lockout A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or
                            (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual             A class  that  accretes  a portion  of the amount of
                            accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only              A class that does not bear  interest and is entitled
                            to receive only distributions of principal.

Planned Principal or PACs   A  class  that  is  designed  to  receive  principal
                            payments  using a  predetermined  principal  balance
                            schedule derived by assuming two constant prepayment
                            rates for the underlying  pool of assets.  These two
                            rates are the endpoints for the "structuring  range"
                            for  the  planned   principal   class.  The  planned
                            principal  classes in any series of certificates may
                            be  subdivided  into  different   categories  (e.g.,
                            primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal         A  class  that  is  designed  to  receive  principal
                            payments  using a  predetermined  principal  balance
                            schedule  but  is  not   designated   as  a  planned
                            principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support              A class that absorbs the realized  losses other than
                            excess losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay              Classes  that  receive   principal   payments  in  a
                            prescribed sequence,  that do not have predetermined
                            principal  balance  schedules  and  that  under  all
                            circumstances    receive   payments   of   principal
                            continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of security may be identified as a sequential pay class.

Super Senior                A class that will not bear its  proportionate  share
                            of realized losses (other than excess losses) as its
                            share is directed to another  class,  referred to as
                            the   "senior   support   class"   until  the  class
                            certificate balance of the support class is reduced to zero.

Targeted Principal or TACs  A  class  that  is  designed  to  receive  principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate               A  class   with  an   interest   rate  that   resets
                            periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

      Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, any uncertificated interest in the trust assets, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Description of Credit Enhancement--Subordination" or by any combination of the foregoing.

Form of Securities

      As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar or note registrar, as applicable, appointed under the related pooling and servicing agreement or indenture to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

      The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

      Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      No beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of DTC of the availability of definitive securities for their DTC registered securities. Upon surrender by DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered securities as definitive securities issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement or indenture, as applicable.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Loans

      At the time of issuance of a series of securities, the depositor will cause the loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, all principal and interest received on the trust assets after the last day of the month of the cut-off date, but not including principal and interest due on or before such date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

      If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For trust assets registered through the MERS(R) System, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

      The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee. In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the sponsor, the servicer, the master servicer, the trustee, a custodian or another entity appointed by the trustee, a set of the remaining legal documents relating to each loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

     o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan or a Mexico Loan, the respective security agreements and any applicable UCC financing statements;

     o an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS(R), or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan and multifamily mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan, an assignment of the borrower's beneficial interest in the Mexican trust;

     o if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and

     o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

      Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS(R) or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or where failure to record assignments will not adversely affect the rating of the securities by any rating agency. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

      If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased. For example, in the case of loans purchased under Residential Funding Company, LLC's negotiated conduit asset program, the depositor will not be required to deliver documentation that was missing from the files of the seller.

      In the case of contracts, the depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the accompanying prospectus supplement will specify whether the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Loans --The Manufactured Housing Contracts" and "--The Home Improvement Contracts."

      Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the fifth preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

      If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

      In most cases, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it within 90 days after receipt. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian, as applicable, shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller, including a designated seller. Other than with respect to loans purchased under Residential Funding Company, LLC's negotiated conduit asset program or other loans as specified in the accompanying prospectus supplement, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The accompanying prospectus supplement will specify whether the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller or designated seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller or the designated seller, and not Residential Funding Company, LLC, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

      Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

Representations With Respect to Loans

      Except in the case of a Designated Seller Transaction, all of the representations and warranties of a seller relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor, Residential Funding Company, LLC, GMAC Mortgage, LLC or one of their affiliates or the date that the trust asset was originated. In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of securities. The seller's repurchase obligation if any, or, if specified in the accompanying prospectus supplement, limited substitution option, will not arise if, after the sale of the related trust asset, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

      Except in the case of (i) a Designated Seller Transaction, (ii) loans acquired under Residential Funding Company, LLC's negotiated conduit asset program, or (iii) loans underlying any private securities, for any loan, in most cases, Residential Funding Company, LLC will provided all of the representations and warranties required by the applicable rating agency or agencies. Residential Funding Company, LLC generally will represent and warrant that:

      o as of the cut-off date, the information set forth in a listing of the related loans was true and correct in all material respects;

      o to the best of Residential Funding Company, LLC's knowledge, if required by applicable underwriting standards or unless otherwise stated in the accompanying prospectus supplement, each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

      o Residential Funding Company, LLC had good title to the loan and the loan is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, or Relief Act, and except for any buy-down agreement for a Buy-Down Loan;

      o to the best of Residential Funding Company, LLC's knowledge, each mortgaged property is free of material damage and is in good repair;

      o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

      o to the best of Residential Funding Company, LLC's knowledge, there is no delinquent tax or assessment lien against the related mortgaged property; and

      o to the best of Residential Funding Company, LLC's knowledge, any home improvement contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

To the extent described in the accompanying prospectus supplement, enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

      In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for any loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related agreement on or, in the case of a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

      o  liens of real property taxes and assessments not yet due and payable;

      o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

      o liens of any senior mortgages, in the case of loans secured by junior liens on the related mortgaged property; and

      o other encumbrances to which like properties are commonly subject that do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

Repurchases of Loans

      If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it relating to any loan, or if a seller cannot cure a breach of any representation or warranty made by it that is assigned to the trust, within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential Funding Company, LLC or the seller, as the case may be, will be obligated to purchase the loan. The purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

      Because the listing of the related loan in most cases contains information for the loan as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made for one or more of the related loans between the cut-off date and the closing date. No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

      In addition, the accompanying prospectus supplement will specify whether the loan files for certain of the loans may be missing the original executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans, the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed, together with a copy of the related mortgage note. In addition, some of the loans may be missing intervening assignments. None of the depositor, Residential Funding Company, LLC or the seller will be obligated to purchase loans acquired under the negotiated conduit asset program, or other loans as specified in the accompanying prospectus supplement, for missing or defective documentation. However, in the event of foreclosure on one of these loans, to the extent those missing documents materially and adversely affect the master servicer's or servicer's ability to foreclose on the related loan, Residential Funding Company, LLC will be obligated to repurchase or substitute for the loan.

      The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

      The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing these purchase or substitution obligations, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected loans or coverage of some loss amounts. Any such settlement could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

      Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above-described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller, Residential Funding Company, LLC in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

      Neither the depositor nor the master servicer or servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out those obligations. This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to it will be allocated to the related credit enhancement, and to the extent not available, to the related securities.

      For any seller that requests the master servicer's or servicer's consent to the transfer of subservicing rights relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above, on the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

Limited Right of Substitution

      In the case of a loan required to be repurchased from the trust, a designated seller or Residential Funding Company, LLC may substitute a new loan for the repurchased loan that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the securities for a trust. For a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

      In most cases, any qualified substitute loan will, on the date of substitution:

      o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased loan;

      o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

      o have an LTV ratio or combined LTV ratio, as applicable, at the time of substitution no higher than that of the repurchased loan;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased loan;

      o be secured by mortgaged property located in the United States, unless the repurchased loan was a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, in which case the qualified substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

      o comply with all of the representations and warranties made with respect to the repurchased loans as of the date of substitution.

      If the outstanding principal balance of a qualified substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. There may be additional requirements relating to ARM loans, revolving credit loans, negative amortization loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The prospectus supplement will indicate whether a seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

Certain Insolvency and Bankruptcy Issues

      Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

      If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

Assignment of Agency or Private Securities

      The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. The trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

Excess Spread and Excluded Spread

      The depositor, the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets, which will be an uncertificated interest in such trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread. The interest portion of a Realized Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

Payments on Loans

      Collection of Payments on Loans

      The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, will include the following:

      o  all payments on account of principal of the loans comprising a trust;

      o all payments on account of interest on the loans comprising that trust, net of the portion of each payment thereof retained by the master servicer or servicer, if any, as Excess or Excluded Spread, and its servicing compensation;

      o  Liquidation Proceeds;

      o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

      o all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

      o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

      o all proceeds of any loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the designated seller, Residential Funding Company, LLC, any seller or any other person under the terms of the related agreement as described under "Description of the Securities--Representations With Respect to Loans" and "--Repurchases of Loans";

      o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

      o any amounts required to be transferred from the Payment Account to the Custodial Account.

      In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

      o in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

      o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

      o  any other Eligible Account.

      The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Securities--Payments on Loans." The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

      Generally, not later than the business day preceding each distribution date the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

      o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

      o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement";

      o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans" below;

      o  any  distributions   received  on  any  Agency  Securities  or  private
         securities included in the trust; and

      o  any other amounts as described in the related agreement.

      The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

      Any payments or other amounts collected by a Special Servicer with respect to any specially serviced mortgage loans will be deposited by the related Special Servicer as described in the accompanying prospectus supplement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

      Buy-Down Loans

      For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a Subservicing Account. The accompanying prospectus supplement will specify whether the terms of all Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

      Neither the master servicer nor the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down

Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the buy-down agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

      Collection of Payments on Agency Securities or Private Securities

      The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

      The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

      o to make deposits to the Payment Account as described above under "--Payments on Loans;"

      o to reimburse itself or any subservicer or Special Servicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

      o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

      o to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor or the designated seller all amounts received for each loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

      o to reimburse itself or any subservicer or Special Servicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

      o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

      o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

      o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

      o to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

      o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

      o to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in "The Agreements--Termination; Retirement of Securities."

Distributions of Principal and Interest on the Securities

      Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

      The accompanying prospectus supplement will specify whether, as a result of the provisions described below under "--Servicing and Administration of Loans--Realization Upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

      The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will specify whether interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. The accompanying prospectus supplement will specify whether interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

      On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

      In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. The distributions on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

      On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Advances

      If specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans, negative amortization loans and loans acquired under Residential Funding Company, LLC's negotiated conduit asset program, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will not make any advance with respect to principal on any simple interest loan.

      The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Loans," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, Residential Funding Company, LLC, a subservicer, a seller, or a designated seller.

      Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "--Servicing and Administration of Loans." For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

      In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

      The master servicer's or servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

      When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

      If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest on any distribution date in most cases will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee payable on that distribution date and the reinvestment income received by the master servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. Compensating Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See "Yield Considerations."

Funding Account

      If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. The accompanying prospectus supplement will specify whether a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The accompanying prospectus supplement will specify whether the related agreement providing for the transfer of additional loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

      On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust setting forth the information described in the related agreement. The information will in most cases include the following (as applicable):

      o  the applicable record date, determination date and distribution date;

      o the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

      o  the servicing fee payable to the master servicer and the subservicer;

      o the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

      o  the aggregate amount of interest collections and principal collections;

      o  the amount, if any, of the distribution allocable to principal;

      o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      o the outstanding principal balance or notional amount of each class of securities before and after giving effect to the distribution of principal on that distribution date;


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

      o  updated  pool  composition  information,   including  weighted  average
         interest rate and weighted average remaining term;

      o the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

      o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

      o  the principal balances of the senior securities as of the closing date;

      o in the case of securities benefiting from alternative credit enhancement arrangements described in the prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

      o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o the amount of any losses on the mortgage loans during the reporting period;

      o information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

      o any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

      o any material breaches of mortgage loan representations or warranties or covenants in the applicable agreement;

      o the servicing fee payable to the master servicer or the servicer and the subservicer;

      o  the aggregate amount of any Draws;

      o  the FHA insurance amount, if any; and

      o  for any  series of  securities  as to which the trust  includes  Agency
         Securities  or  private  securities,   any  additional  information  as
         required under the related agreement.

      In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer will furnish or cause to be furnished on request a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of principal and interest distributions for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Loans

      General

      The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or private securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

      o  collection  of  payments  from   borrowers  and   remittance  of  those
         collections to the master servicer or servicer in the case of a subservicer;

      o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

      o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

      o  attempting to cure delinquencies;

      o  supervising foreclosures;

      o  collections on Additional Collateral;

      o  inspection  and  management  of  mortgaged   properties  under  various
         circumstances; and

      o  maintaining accounting records relating to the trust assets.

      Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such loans.

      In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

      Collection and Other Servicing Procedures

      The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes private securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those private securities.

      Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to purchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

      In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or


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

contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

      Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

      In connection with any significant partial prepayment of a loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

      The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts  sufficient  to pay  taxes,  assessments,  certain  mortgage  and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

      Other duties and responsibilities of each servicer and master servicer are described above under "--Payments on Loans."

      Special Servicing

      The related agreement or servicing agreement for a series of securities may name a Special Servicer, which may be an affiliate of Residential Funding Company, LLC. The Special Servicer will be responsible for the servicing of certain delinquent loans including multifamily mortgage loans and mortgage loans secured by Mixed-Use Properties, as described in the prospectus supplement. A special servicer for any series of securities may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate securities of the series. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable. The Special Servicer may also institute foreclosure proceedings with respect to the delinquent mortgage loans.

      In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

      o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

      o instruct the master servicer or servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders; or

      o become, or designate a third party to become, a subservicer for the loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the master servicer's or servicer's servicing guidelines.

      In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

      Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions."

      If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

      Realization Upon Defaulted Loans

      If a loan, including a contract secured by a lien on a mortgaged property, is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Loan. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded Balances.

      Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

      For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

      For a loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of the Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the master servicer or the servicer may proceed against the related mortgaged property or the related Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

      If a loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the master servicer or servicer in pursuing foreclosure and liquidation of a loan will be reimbursed, resulting in a reduction of Liquidation Proceeds. The master servicer or servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

      On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. In some cases, the master servicer or servicer will treat a loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

      For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer, the servicer or the holder of the most subordinate


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

class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

      The accompanying prospectus supplement will specify whether a Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer or servicer receives such Subsequent Recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such Subsequent Recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see "Description of Credit Enhancement" and "Insurance Policies on Loans."

      The market value of any Mixed-Use Property or multifamily property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units and, in the case of Mixed-Use Property, the commercial units. Since a default on a mortgage loan secured by Mixed-Use Property or multifamily property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

      For a discussion of legal rights and limitations associated with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

      The master servicer or servicer will deal with any defaulted private securities in the manner set forth in the accompanying prospectus supplement.

      Servicing Compensation and Payment of Expenses

      Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. The servicer or the master servicer, if any, will deduct the servicing fee for the loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Excess Spread or Excluded Spread retained by a seller, the master servicer or servicer will not constitute part of the servicing fee. Regardless of the foregoing, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer or servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

      The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for some credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under some circumstances. In addition, as indicated in "--Servicing and Administration of Loans--Collection and Other Servicing
Procedures," the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

      Evidence as to Compliance

      Each pooling and servicing agreement or servicing agreement will require the master servicer or the servicer, for each series of securities, to deliver to the trustee, on or before the date in each year specified in the agreement, and, if required, file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

      o a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

      o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

            o A review of the master servicer's activities during the reporting period and of its performance under the applicable related agreement has been made under such officer's supervision; and

            o To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation, in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

      Certain Other Matters Regarding Servicing

      Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then-current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

      Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

      The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

      If the servicer or the master servicer subcontracts the servicing of mortgaged loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related prospectus supplement, pooling and servicing agreement or servicing agreement.

      A servicer or the master servicer may have other business relationships with the depositor, any seller or their affiliates.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

      o  a letter of credit;

      o subordination provided by any class of subordinated securities for the related series;

      o  overcollateralization and excess cash flow;

      o a mortgage repurchase bond, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

      o  a reserve fund; or

      o  a financial guaranty insurance policy or surety bond.

      If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

      Credit support for each series of securities may be comprised of one or more of the above components. Each component will have a dollar limit and may provide coverage for Realized Losses that are:

      o  Defaulted Mortgage Losses;

      o  Special Hazard Losses;

      o  Bankruptcy Losses; and

      o  Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

      Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trusts--Revolving Credit Loans."

      Each prospectus supplement will include a description of:

      o the amount payable under the credit enhancement arrangement, if any, provided for a series;


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

      o  any conditions to payment not otherwise described in this prospectus;

      o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement."

      The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

Letters of Credit

      If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

      A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

      For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

      If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then-outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Loans--Special Servicing" above.

      In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

      Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

      The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

      In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

      If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

      In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus
supplement.  As  specified  in  the  accompanying  prospectus  supplement,   the
Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

      The exact terms and provisions of the subordination of any subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

      If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.


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

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

      Protection against losses on all or a portion of the loans in a loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on loans in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

      As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments
(i) may be reduced because of an aggregate payment  limitation on the policy and
(ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses on the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer or servicer is not required to expend its own funds to restore


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

the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the seller or other persons involved in the origination of the loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of a representation made by Residential Funding or a designated seller may also have occurred. If the breach of that representation materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential Funding or a designated seller, as described under "Description of the Securities--Repurchases of Loans."

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of the Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances." If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

      Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.


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

      Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

      Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer or servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer or servicer for the related property.

      If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.


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

Bankruptcy Bonds

      In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

      In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

      For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. The accompanying prospectus supplement will specify whether any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent


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

that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

      Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

      The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

      If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with the consent of the related credit enhancer, if applicable.

      Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, the accompanying prospectus supplement will specify whether the master servicer, the servicer or the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related


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

series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

      There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. The accompanying prospectus supplement will specify whether each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

                           INSURANCE POLICIES ON LOANS

      The  mortgaged  property  related to each loan (other  than a  Cooperative
Loan) will be required to be covered by a hazard insurance policy (as described under "--Standard Hazard Insurance on Mortgaged Properties," below). In addition, some loans will be required to be covered by a primary insurance policy. If there are any FHA loans and VA loans in the mortgage pool, those loans will be covered by the government mortgage insurance programs described in the accompanying prospectus supplement. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      If specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan. Mortgage loans secured by multifamily properties will not be covered by a primary insurance policy, regardless of the related LTV ratio.

      A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

      Under a federal statute, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the


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mortgaged property at the time the mortgage loan was originated.  The borrower's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

      If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan's amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or master servicer's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

      In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

      Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan's LTV ratio based on the then-current balance, to subsequently exceed the limits that would have required coverage on their origination.

      While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

      o  the insured percentage of the loss on the related mortgaged property;

      o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any


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         Advances  made by the  insured  until the  earlier  of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

      The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

      o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

      o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o  amounts expended but not approved by the primary insurer;

      o  claim payments previously made on the mortgage loan; and

      o  unpaid premiums and other amounts.

      As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

      o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

      For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage


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customary in the state in which the property is located.  Most  coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. If that blanket policy contains a deductible clause, the master servicer or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Loans--The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees."

      The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


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      Since the  amount of hazard  insurance  that  borrowers  are  required  to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

      With respect to mixed-use mortgage loans and multifamily mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement or servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any mortgaged properties relating to REO Loans.

      Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

      The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.


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

                                  THE DEPOSITOR

      The depositor is an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly owned subsidiary of GMAC LLC. The depositor is a Delaware corporation and was incorporated on November 17, 1999. The depositor was organized for the limited purpose of acquiring loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such loans. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired loans indirectly through Residential Funding Company, LLC, which is an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC. The depositor anticipates that it will in many cases acquire loans from GMAC Mortgage, LLC, which is also an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC.

      The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING COMPANY, LLC

      If specified in the accompanying prospectus supplement, Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or the servicer for each series of securities.

                                 THE AGREEMENTS

      As described in this prospectus under "Introduction" and "Description of the Securities--General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement

      Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

      o any failure by the servicer or master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required


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

         payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

      o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including private securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

      o some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.

      A default under the terms of any private securities included in any trust will not constitute an event of default under the related agreement.

      So long as an event of default remains unremedied, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement or servicing agreement, as applicable, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as master servicer or servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The


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trustee and any successor may agree on the  servicing  compensation  to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expenses as may arise from the trustee's negligence or bad faith.

      No securityholder will have any right under a pooling and servicing agreement or servicing agreement, as applicable, to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement or servicing agreement, as applicable, and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or servicing agreement, as applicable, or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement or servicing agreement, as applicable, at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement or servicing agreement, as applicable, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      Indenture

An event of default under the indenture for each series of notes, in most cases, will include:

      o default for five days or more in the distribution of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

      o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

      o certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

      o  any other event of default provided for securities of that series.


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      If an  event  of  default  as to the  notes  of  any  series  at the  time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

      In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

      If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

      In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

      o the holder previously has given to the trustee written notice of default and the continuance of that default,

      o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

      o the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

      o no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class.

      If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement.

      However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the indenture, except any such expenses as may arise from the indenture trustee's negligence or bad faith.

Amendment

      In most cases, each agreement may be amended by the parties to the agreement, without the consent of the related securityholders:

      o  to cure any ambiguity;

      o  to  correct  or  supplement   any   provision   therein  which  may  be
         inconsistent with any other provision therein or to correct any error;

      o to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;


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

      o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or
         (b) to modify the provisions regarding the transferability of the REMIC Residual Securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee;

      o to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

      o to amend any provision that is not material to holders of any class of related securities.

      In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

      Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


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

Termination; Retirement of Securities

      The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders following the earlier of:

      o the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

      o the purchase by the entity specified in the accompanying prospectus supplement from the trust, or from the special purpose entity, if applicable for that series, of all remaining loans and all property acquired relating to the loans.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term "callable" will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not Residential Funding Company, LLC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a "benefit plan investor" as defined in "ERISA Considerations - Plan Asset Regulations". The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

      The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

      The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and GMAC Mortgage, LLC.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

      The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and GMAC Mortgage, LLC.

      The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

      The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and GMAC Mortgage, LLC.

      The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

      The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. The rate of default on mortgage loans secured by unimproved land may be greater than that of mortgage loans secured by residential properties and the amount of the loss may be greater because the market for unimproved land may be limited. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "Characteristics of the Loans--Interest Only Loans."

      The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans."

      Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See "Certain Legal Aspects of the Loans."

      The application of any withholding tax on payments made by borrowers of Mexico Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

      To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the trustee. See "Description of the Securities--Assignment of Loans."

      The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Securities--Distributions of Principal and Interest on the Securities." Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

      The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including private securities, such other day that is specified in the accompanying prospectus supplement.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate.
See "Description of the Securities--Representations With Respect to Loans."

      In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

      The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

      For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

      For any loans secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance may also affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the master servicer or the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

      The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater


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risk of default than  fully-amortizing  loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor, Residential Funding Company, LLC, GMAC Mortgage Group, LLC or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

      The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. The accompanying prospectus supplement will specify whether revolving credit loans will be subject to negative amortization.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

      If stated in the accompanying prospectus supplement, a trust may contain GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.


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

      The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trusts," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

      If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account," and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o  homeowner mobility;

      o  economic conditions;

      o  changes in borrowers' housing needs;

      o  job transfers;

      o  unemployment;

      o  borrowers' equity in the properties securing the mortgages;

      o  servicing decisions;

      o  enforceability of due-on-sale clauses;

      o  mortgage market interest rates;


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      o  mortgage recording taxes;

      o  solicitations and the availability of mortgage funds; and

      o  the obtaining of secondary financing by the borrower.

      All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Mexico or Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

      An increase in the amount of the monthly payments owed on a Mexico Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "Characteristics of the Loans--Interest Only Loans."

      There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Home equity loans are not always viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

      The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of


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revolving credit loans with the former provisions,  because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

      The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

      As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      The accompanying prospectus supplement will specify whether mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

      An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the


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master  servicer or the  servicer,  the  security  for the ARM loan would not be impaired  by the  assumption.  The  extent to which ARM  loans  are  assumed  by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description
of  the   Securities--Servicing  and  Administration  of  Loans--Enforcement  of
`Due-on-Sale' Clauses" and "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions" for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

      While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer or servicer, as applicable, may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract.

      In addition, some private securities included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

      Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including "limited documentation" and "no documentation" mortgage loans, loans acquired under Residential Funding Company, LLC's negotiated conduit asset program, Mexico Loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect credit histories and prior bankruptcies. Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

      The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      The master servicer or the servicer may allow the refinancing of loans in any trust by accepting prepayments and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust, so the refinancing would have the same effect as a prepayment in full of the related loan. A servicer or the master servicer may, from time to time, implement


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programs designed to encourage refinancing.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the master servicer's or servicer's judgment as to the likelihood of refinancing. In addition, servicers or the master servicer may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

   o the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

   o in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

   o the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

            Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

   o as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

   o not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

      o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable rate loans.

      As a result, the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

      For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors that affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and


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in a period of declining  rates,  that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

      Mortgage loans made with respect to multifamily residential rental properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and Mixed-Use Property.

      No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Loans."

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some circumstances, the master servicer or a servicer may have the option to purchase the loans in a trust. See "The Agreements--Termination; Retirement of Securities." Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under "The Agreements--Termination; Retirement of Securities," a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may


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differ  substantially  from state to state,  the  summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in the accompanying prospectus supplement regarding home improvement contracts partially insured by the FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

The Mortgage Loans

      General

      The loans, other than Cooperative Loans, Mexico Loans and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

      Leases and Rents

      Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled


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

to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      Cooperative Loans

      If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could


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

eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.


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

      Mexico Loans

      If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Loans. See "The Trusts--Mexico Loans" for a description of the security for the Mexico Loans.

      Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and


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

additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

      Foreclosure on Junior Mortgage Loans

      If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in


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the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates -- Realization Upon Defaulted Mortgage Loans or Contracts."

      In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      Foreclosure on Mexico Loans

      Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.


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

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

      Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

      In the case of some Mexico Loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

      The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

      Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

      Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower


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

defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.


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

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      Rights of Redemption

      In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

      Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or


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mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

      In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor, which is a Cooperative Loan, or


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

which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United States Supreme Court has held that so long as a mortgage loan or revolving credit loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan or revolving credit loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

      In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

      Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans against either the originators or assignees.


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

      Homeownership Act and Similar State Laws

      Some mortgage loans or revolving credit loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      The accompanying prospectus supplement will specify whether Residential Funding Company, LLC will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding Company, LLC will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

      Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.


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

      Alternative Mortgage Instruments

      Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

      Junior Mortgages; Rights of Senior Mortgagees

      The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to


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

secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

      The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances


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made after  receipt  by the  lender of a written  notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General

      A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.

      Security Interests in Manufactured Homes

      Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If,


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however,  a manufactured home is permanently  attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the securityholders. See "Description of the Securities--Assignment of Loans." The accompanying prospectus supplement will specify whether the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party if a manufactured home is governed by the applicable motor vehicle laws of the relevant state. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its


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custodian.  In  addition,  the  master  servicer  or the  servicer  will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. The accompanying prospectus supplement will specify whether the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

      Enforcement of Security Interests in Manufactured Homes

      The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is
"peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's manufactured housing contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

The Home Improvement Contracts

      General

      The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" and include "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts." Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a


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designated  custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. In addition, if the depositor were to become insolvent or a debtor in a bankruptcy case while in possession of the contracts, competing claims to the contracts could arise. Even if unsuccessful, these claims could delay payments to the trust and the securityholders. If successful, losses to the trust and the securityholders also could result.

      The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans and/or home improvement contracts.


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

      Enforcement of Security Interest in Home Improvements

      So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful," that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Enforceability of Certain Provisions

      Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.


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      On foreclosure,  courts have imposed general equitable  principles.  These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

      Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer Credit Code and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related loan. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees. In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under "--The Mortgage Loans--Homeownership Act and Similar State Laws."

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides


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that, subject to certain conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury limits apply to junior mortgage loans in many states and Mexico Loans. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

      In most cases, each seller of a loan will have represented that the loan was originated in compliance with then-applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the


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protection   of  the   secured   creditor   exemption   only  if  it   exercises
decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

      Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army,


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Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S.
Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, if the Relief Act or similar legislation or regulations apply to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans and/or contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of


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the Parity Act to some types of mortgage  lenders that are not  chartered  under federal law,  withdrew its favorable  regulations  and opinions that  previously
authorized  those  lenders,   notwithstanding  contrary  state  law,  to  charge
prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The following discussion addresses (1) REMIC Securities representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs and (2) Non-REMIC Notes. The prospectus supplement for each series of securities will indicate whether a REMIC election will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in


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the REMIC. For purposes of this tax discussion, references to a "securityholder"
or a "holder" are to the beneficial owner of a security.

      Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

      The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained herein and the opinions stated herein may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

Opinions

      Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the REMIC Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to


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those  securities,  to the extent that they  constitute  matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

      Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Residual Securities--Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income," which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

      Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a
beneficial   interest  in  the   certificates.   See   "--State  and  Local  Tax
Consequences."

Classification of REMICs

      Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Row & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the certificates offered by the REMIC will be considered to evidence ownership of REMIC "regular interests," or REMIC "residual interests," in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC. It is not anticipated that the status of any trust as a REMIC will be terminated.


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Characterization of Investments in REMIC Securities

      In general, the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC Regular Securities will be "qualified mortgages" within the meaning of
Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer, the servicer or the REMIC administrator, as applicable, will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC
Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code,


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and  whether  the income on the  securities  is  interest  described  in Section
856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

      General

      In general, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

      Original Issue Discount

      Some REMIC Regular Securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC Regular Security must be the same as that used in pricing the initial offering of the REMIC Regular Security. The prepayment assumption used by the master servicer, the servicer, or the REMIC administrator in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, the master servicer or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable


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rate debt  instrument,  at a "qualified  floating rate," an "objective  rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

      In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC administrator for those certificates in preparing information returns to the securityholders and the IRS.

      Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the REMIC Regular Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

      Regardless of the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular


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Security.  Under  the OID  regulations,  original  issue  discount  of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

      If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

      The accompanying prospectus supplement will describe the applicable accrual period. In general each accrual period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC Regular Security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued for that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the securityholders on an


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aggregate  method based on a single  overall  constant  yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the security.

      Market Discount

      A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or, in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a securityholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a REMIC Regular Security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a


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similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section  1276(b)(3) of the Internal Revenue Code  specifically  authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC Regular Securities should accrue, at the securityholder's option:

      o  on the basis of a constant yield method,

      o in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or

      o in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

      To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security in most cases will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies.


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Any deferred  interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium

      A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Market Discount above." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for REMIC Regular Securities without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

      Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount for that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.


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Taxation of Owners of REMIC Residual Securities

      General

      As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the holders of REMIC Residual Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Securities that purchased the REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Security is transferred to the taxpayer. Holders of REMIC Residual


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Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual Securities.

      Taxable Income of the REMIC

      The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular Securities, and any other class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC Regular Securities and REMIC Residual Securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Securities--Original Issue Discount." Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Securityholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.


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

      A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under
Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, equal to the deductions that would be allowed if the REMIC Regular Securities, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Securities--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities, described therein will not apply.

      If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Securities, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder (in each case, other than any income or distributions attributable to qualified stated interest).


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

      A holder of a REMIC Residual Securities is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder's adjusted basis in its REMIC Residual Security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of holders of REMIC Residual Securities to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of the REMIC Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

      The effect of these rules is that a securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Security. See "-- Sales of Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and the adjusted basis the REMIC Residual Security would have had in the hands of the original holder, see "--General."

      Excess Inclusions

      Any "excess inclusions" for a REMIC Residual Security will be subject to federal income tax in all events.

      In general, the "excess inclusions" for a REMIC Residual Security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Security over
(ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Securities. The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For holders of REMIC Residual Securities, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to holders of REMIC Residual Securities that are foreign investors.

      See, however, "--Foreign Investors in REMIC Regular Securities."

      Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Effective August 1, 2006, temporary regulations issued by the IRS (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Noneconomic REMIC Residual Securities

      Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Security. The REMIC regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC Residual Securities may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Security will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Regular Securities" for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

      Mark-to-Market Rules

      The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

      Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular Securities.

      For REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

      If  a  REMIC   Residual   Security  is   transferred   to  a  Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of:

      (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Security for periods after the transfer; and

      (2)   the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Security would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o  residual   interests  in  the  entity  are  not  held  by  Disqualified
         Organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1) requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security;

      (2) providing that any transfer of a REMIC Residual Security to a Disqualified Organization shall be null and void; and

      (3) granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Security held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of Certificates

      If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income for the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC Regular Securities--Market Discount."

      A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis the holders of REMIC Residual Securities in the newly acquired asset.

      Losses on the sale of a REMIC Regular Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

      Tax Return Disclosure and Investor List Requirements

      Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual Securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

      Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      To the extent permitted by then-applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the servicer's, the REMIC administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

      Termination

      A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder's adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of REMIC Residual Securities will be treated as partners. The master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

      As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Securities will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Securities to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, on REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting for the REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Securities--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

      A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United State person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is


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possible that the IRS may assert that the  foregoing  tax  exemption  should not apply to a REMIC Regular Security held by a holder of a REMIC Residual Securities that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

      Transfers of REMIC Residual Securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

      Status as Real Property Loans. Non-REMIC Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v). Non-REMIC Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      Taxation of Noteholders. Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC Regular Securities issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC
Regular Certificate as ordinary income is inapplicable to the notes. See "--Taxation of Owners of REMIC Regular Securities" and "--Matters Relevant to Holders of All REMIC Securities--Sales of REMIC Securities" above. Also, interest paid on a Non-REMIC note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in ``--Matters Relevant to Holders of All REMIC Securities--Foreign Investors in REMIC Securities" above, except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the


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acquisition,  ownership,  and disposition of the certificates offered hereunder.
State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Some employee benefit plans,  including  governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

      Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

      An investment of assets of an ERISA plan in securities may cause the underlying mortgage loans, contracts, private securities or any other assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility


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provisions  of ERISA  and the  prohibited  transaction  provisions  of ERISA and
Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity. The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

      Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

      o  the entity is an operating company;

      o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

      o "benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

      Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates, or notes which may be deemed to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations described above. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

      Under  the DOL  regulations,  the  prohibited  transaction  provisions  of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the owner trustee, the indenture trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have "substantial equity features." Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:


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

      o has investment discretion with respect to the investment of the ERISA plan assets; or

      o has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

      Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to as the Issuer Exemption, to Residential Funding Company, LLC and a number of its affiliates. The Issuer Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts and private securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or debt instruments, collectively referred to in this section as "securities," issued by a trust or other issuer as to which:

      o the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Issuer Exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

      o  the depositor or an affiliate is the underwriter or placement agent,

      provided that the conditions described in the Issuer Exemption are satisfied. For purposes of this section, the term "underwriter" includes:

      o  the depositor and a number of its affiliates;

      o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;


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

      o any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of securities; or

      o any entity which has received from the DOL an exemption called an asset-backed exemption relating to securities which is substantially similar to the Issuer Exemption.

      The Issuer Exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

      o The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

      o The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The Issuer Exemption also requires that each trust meet the following requirements:

         o the trust must consist solely of assets of the type that have been included in other investment pools;

         o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

         o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

      o The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

      o Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.


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

      o At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

      o  The Issuer Exemption will not apply to any of the certificates if:

         o any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

         o any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

      o The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

      o The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


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

      o For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Issuer Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

      o If a particular class of securities held by an ERISA plan involves a "ratings dependent swap" or a "non-ratings dependent swap" (collectively, a "swap" or "swap agreement") entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an "eligible swap," (b) with an "eligible counterparty," (c) meet certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a
         "non-ratings dependent swap" and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

      An "eligible swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"), (c) has a notional amount that does not exceed either (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"), (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid, and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) be an "in-house asset manager" under PTCE 96-23, or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated, or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

      The Issuer Exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty; and (f) it has an allowable notional amount.

      The exemptive relief afforded by the Issuer Exemption does not apply to any securities where the related trust contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by


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the Issuer  Exemption  may not apply to any  securities  where the related trust contains certain purchase obligations, a swap, a yield maintenance agreement, a pre-funding arrangement or Mexico Loans.

      An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing securities must make its own determination that the general conditions described above will be satisfied with respect to those securities. In the case of notes, additional conditions to the exemptive relief available under the Issuer Exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied.

      If the general conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the securities, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

      If certain additional conditions of the Issuer Exemption are also satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

      o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

         o a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

         o  an affiliate of that person,

         provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

      o the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing ERISA plan assets; and

      o  the holding of securities by an ERISA plan or with ERISA plan assets.


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

      Additionally, if specific conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the Issuer Exemption required for this purpose should be satisfied with respect to the securities so that the Issuer Exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and
Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

      The Issuer Exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

      Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates or notes constitute "securities" for purposes of the Issuer Exemption and that the specific and general conditions and the other requirements described in the Issuer Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Issuer Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of
certificates   representing  a  beneficial  ownership  interest  in  a  pool  of single-family residential first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, Cooperative Loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap, a pre-funding arrangement or Mexico Loans. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23,


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

regarding transactions effected by an "in-house asset manager" (each, an "Investor-Based Exemption"). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption"). The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the Issuer Exemption, the Investor-Based Exemptions, other DOL exemptions or the Service Provider Exemption for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

      An ERISA plan fiduciary or other ERISA plan asset investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including the Investor-Based Exemptions listed above. The Issuer Exemption may also be available to exempt the investment in notes, provided that the conditions described in "Prohibited Transaction Exemptions" are satisfied and prior to the issuance of any notes, a legal opinion is received which states that the noteholders have a perfected security interest in the Issuer's assets. The accompanying prospectus supplement may contain additional information regarding the application of the Investor-Based Exemptions, the Issuer Exemption, other DOL exemptions or the Service Provider Exemption for notes offered by this prospectus.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the criteria specified in the Issuer Exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be


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

subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

      o  is permissible under applicable law;

      o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

      o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

      Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either:

      o it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

      o it has acquired and is holding such subordinate securities in reliance on the Issuer Exemption and it understands that there are certain conditions to the availability of the Issuer Exemption including that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

      o (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Section I and III of PTCE 95-60 have been satisfied.

      If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Securities

      An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax-Exempt Investor will be considered UBTI


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

and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences - Taxation of Owners of REMIC Residual Securities - Excess
Inclusions." Income as to certificates and other equity interests in a trust which has issued notes would be "debt-financed income" and therefore would be UBTI for ERISA plans investing in those equity interests. In addition, the exemptive relief afforded by the Issuer Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

      There can be no assurance that the Issuer Exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

      Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the Issuer Exemption or one of the other DOL exemptions would be satisfied. Before purchasing a security or note in reliance on the Issuer Exemption, an ERISA plan fiduciary should itself confirm that the security or note constitutes a "security" for purposes of the Issuer Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

      Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any complex securities, that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

      o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o  conduct  a  pre-purchase   portfolio   sensitivity   analysis  for  any
         "significant    transaction"    involving   securities   or   financial
         derivatives, and

      o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o by placements by the depositor with institutional investors through dealers; and

      o  by direct placements by the depositor with institutional investors.

      In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust securing the securities.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

      The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There can be no assurance that any class of securities offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Mayer, Brown, Rowe & Maw LLP, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement file number 333-131211 with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as


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amended,  or Exchange  Act,  and,  accordingly,  each  issuing  entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

      At such time as may be required under relevant Commission rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.


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                                    GLOSSARY

      1998 Policy Statement--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      401(c)  Regulations--The  regulations  the DOL is  required to issue under
Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

      Additional Balance--An additional principal balance in a revolving credit loan created by a Draw.

      Additional Collateral--For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

      Additional Collateral Loans--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

      Additional Collateral Requirement--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

      Administrator--In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor, the master servicer or the servicer.

      Advance--As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

      Agency Securities--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

      Balloon Amount--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon Loans--Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying


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prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

      Bankruptcy Amount--The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

      Bankruptcy Losses--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

      Buy-Down Account--As to a Buy-Down Loan, the custodial account where Buy-Down Funds are deposited.

      Buy-Down Funds--As to a Buy-Down Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

      Buy-Down Loan--A mortgage loan, other than a closed-end home equity loan, subject to a temporary buy-down plan.

      Buy-Down Period--The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

      Call Class--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

      Call Price--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Call Security--Any security evidencing an interest in a Call Class.

      Compensating Interest--For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of interest at the loan rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

      Convertible Mortgage Loan--ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.


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

      Cooperative Loans--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note with respect to a Cooperative Loan.

      Credit Scores--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

      Credit Utilization Rate--For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

      Custodial Account--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

      Debt Service Reduction--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

      Defaulted Mortgage Loss--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient Valuation--In connection with the personal bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated Seller Transaction--A transaction in which the loans are provided directly to the depositor by one or more unaffiliated or affiliated sellers described in the accompanying prospectus supplement.

      Direct Puerto Rico Mortgage--For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

      Disqualified Organization--As used in this prospectus means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation),


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

      o any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

      Distribution Amount--For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

      o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

      o  any  other  interest   shortfalls,   including,   without   limitation,
         shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

      o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

      Draw--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

      Draw Period--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

      Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Endorsable Puerto Rico Mortgage--As to any loan secured by mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      ERISA--Employee Retirement Income Security Act of 1974, as amended.

      Excess Spread--A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.


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      Excluded  Balance--That  portion of the  principal  balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

      Excluded Spread--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

      Extraordinary Loss--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, or certain other risks.

      Fraud Loss Amount--The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

      Fraud Losses--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

      Funding Account--An account established for the purpose of funding the transfer of additional loans into the related trust.

      GEM Loan--A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

      GPM Loan--A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

      Gross Margin--For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

      Home Loans--One- to four- family first or junior lien mortgage loans with LTV ratios or combined LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

      Homeownership Act Loans--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

      Insurance Proceeds--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.


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      Interest Only Loans--Mortgage  loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      IRS--Internal Revenue Service.

      Issue Premium--As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

      Liquidated Loan--A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidation Proceeds--Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

      Mexico Loan--A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

      Mixed-Use Property--Mortgaged property on which a mixed-use - residential and commercial - structure is located.

      Net Loan Rate--As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

      Nonrecoverable Advance--Any Advance or Servicing Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Non-REMIC Note--A note that is not a REMIC Security.

      Note Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

      OID--Original issue discount within the meaning of Section 1273 of the Internal Revenue Code and the Treasury regulations thereunder.

      Parties in Interest--For an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

      Pass-Through Entity--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.


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

      Payment Account--An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

      Permitted Investments--United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

      Pledged Asset Mortgage Loans--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

      Pledged Assets--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

      Prepayment Interest Shortfall--For a loan that is subject to a borrower prepayment, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

      Principal Prepayments--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized Loss--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

      REMIC Regular Security--A certificate or note representing ownership of one or more regular interests in a REMIC.


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

      REMIC Residual Security--A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

      REMIC Security--A REMIC Regular Security or a REMIC Residual Security.

      REO Loan--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

      Repayment Period--For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      Senior Percentage--At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

      Servicing Advances--Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans or contracts.

      Special Hazard Amount--The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

      Special Hazard Losses--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

      Special Servicer--A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

      Stated Principal Balance--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the loan that have been capitalized in connection with a modification.


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      Subordinate Amount--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

      Subservicing   Account--An   account   established  and  maintained  by  a
subservicer which is acceptable to the master servicer or the servicer.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to loans that have been previously liquidated and that resulted in a Realized Loss.

      Tax-Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Tax-Favored Plans--An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.

      Tiered REMICs--Two or more REMICs created pursuant to Treasury  Regulation
Section 1.860F-2(a)(2).

      Title I--Title I of the National Housing Act.

      Trust Balance--A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

--------------------------------------------------------------------------------
Filing Fee for Registration Statement                       $107.00
--------------------------------------------------------------------------------
Legal Fees and Expenses                                        *
--------------------------------------------------------------------------------
Accounting Fees and Expenses                                   *
--------------------------------------------------------------------------------
Trustee's Fees and Expenses                                    *
--------------------------------------------------------------------------------
   (including counsel fees)                                    *
--------------------------------------------------------------------------------
Blue Sky Fees and Expenses                                     *
--------------------------------------------------------------------------------
Printing and Engraving Expenses                                *
--------------------------------------------------------------------------------
Rating Agency Fees                                             *
--------------------------------------------------------------------------------
Insurance Fees and Expenses                                    *
--------------------------------------------------------------------------------
Miscellaneous                                                  *
--------------------------------------------------------------------------------
Total                                                       $107.00
--------------------------------------------------------------------------------
----------
      *  To be filed by amendment

Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as applicable, and related Certificates other than such expenses related to particular Mortgage Loans or Contracts.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1, 1.2, 1.3 or 1.4 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under
Section 145.

      The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Certain controlling persons of the Registrant may also be entitled to indemnification from Residential Capital, LLC, a Delaware limited liability company and an indirect parent of the Registrant. Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company, subject to such standards and restrictions, if any, set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      Subject to various exceptions and limitations, under Section 18 of its Limited Liability Company Agreement, Residential Capital, LLC shall indemnify the member and any director, officer and employee (and such person's heirs, executors and administrators) of Residential Capital, LLC and any subsidiary of Residential Capital, LLC or the foregoing (each a "covered person") to the fullest extent permitted by applicable law for any loss, damage or claim incurred by such covered person by reason of any act or omission performed or omitted by such person in conformance with the applicable standard set forth in the Limited Liability Company Agreement, including, without limitation, if the covered person is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was or has agreed to serve at the request of Residential Capital, LLC, as a director, officer or employee of Residential Capital, LLC or any subsidiary of Residential Capital, LLC, or while serving as such or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by Section 18 of the Limited Liability Company Agreement shall be from and against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action, suit or proceeding or any appeal therefrom. Residential Capital, LLC shall not be obligated to indemnify or advance expenses to a person in connection with a proceeding initiated by such person unless such person brings such action, suit or proceeding to establish or enforce a right to indemnification under the Limited Liability Company Agreement or such action, suit or proceeding was authorized or consented to by the board of directors of Residential Capital, LLC. Residential Capital, LLC shall pay the expenses of covered persons incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a covered person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the covered person to repay all amounts advanced if it should be ultimately determined that the covered person is not entitled to be indemnified under Section 18 of the Limited Liability Company Agreement or otherwise. If a claim for indemnification by a covered person under Section 18 of the Limited Liability Company Agreement is not paid in full within ninety days after a request therefor has been received by Residential Capital, LLC, the claimant may file suit to recover the unpaid amount of such claim. The rights conferred on any person by Section 18 of the Limited Liability Company Agreement shall not be exclusive of any other rights which such person may have under any provision of law, the Certificate of Formation, in any court in which a proceeding is brought, the vote of the member or disinterested directors of Residential Capital, LLC, other agreements or otherwise.

      A covered person who has been successful on the merits or otherwise in the defense of any action, suit or proceeding of the character described in the preceding paragraph or in defense of any claim, issue or matter therein, shall be entitled to indemnification as authorized in such paragraph.

      Under Section 18 of its Limited Liability Company Agreement, Residential Capital, LLC may purchase and maintain (itself or through its affiliates) insurance on behalf of the covered person who has agreed to serve at the request of Residential Capital, LLC as a director, officer or employee of Residential Capital, LLC against any liability asserted against, and incurred by, the covered person or on the covered person's behalf, or arising out of the covered person's status as director, officer or employee, whether or not Residential Capital, LLC would have the power to indemnify the covered person against such liability under the provisions of Section 18 of the Limited Liability Company Agreement. If Residential Capital, LLC has such insurance in effect at the time Residential Capital, LLC receives from the covered person any notice of the commencement of a claim, Residential Capital, LLC shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the policy.

      Residential Capital, LLC shall not be liable under Section 18 of the Limited Liability Company Agreement to make any payment of amounts otherwise indemnifiable thereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that the covered person has otherwise actually received such payment under
Section 18 of the Limited Liability Company Agreement, or any insurance policy, contract, agreement or otherwise.

      As a subsidiary of GMAC LLC, Residential Capital, LLC is insured against certain claims made against directors and officers based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit.

      GMAC LLC also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of Residential Capital, LLC) are insured against certain liabilities that might arise out of their relationship with GMAC LLC as directors and officers.

Exhibits (Item 16 of Form S-3).

        1.1     Form  of  Underwriting   Agreement  for  Mortgage   Asset-Backed
                Pass-Through Certificates (Iterative).

        1.2     Form  of  Underwriting   Agreement  for  Mortgage   Asset-Backed
                Pass-Through Certificates (Non-Iterative).

        1.3     Form  of   Underwriting   Agreement   for   Asset-Backed   Notes
                (Iterative).

        1.4     Form  of   Underwriting   Agreement   for   Asset-Backed   Notes
                (Non-Iterative).

       *3.1 Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-91561).

       *3.2     By-Laws   (Incorporated   by   reference   to  Exhibit   3.2  to
                Registration Statement No. 333-91561).

        4.1     Form of Pooling and Servicing Agreement.

        4.2     Form of Trust  Agreement  (Incorporated  by reference to Exhibit
                4.2 to Registration Statement No. 333-131211).

        4.3 Form of Indenture (Incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-131211).

        5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

        5.2 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.

        8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

        8.2 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain tax matters.

        10.1    Form  of  Mortgage  Loan  Purchase  Agreement  (Incorporated  by
                reference  to  Exhibit  10.1  to   Registration   Statement  No.
                333-131211).

        10.2    Form of Assignment and Assumption Agreement.

        10.3    Form  of  Servicing  Agreement  (Incorporated  by  reference  to
                Exhibit 10.3 to Registration Statement No. 333-131211).

        23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

        23.2 Consent of Mayer, Brown, Rowe & Maw (included as part of Exhibit 5.2).

        24.1    Power of Attorney.

        24.2 Certified Copy of the Resolutions of the Board of Directors of the Registrant.
       ----------
       * Not filed herewith.

Undertakings (Item 17 of Form S-3).

(a)      Rule 415 Offering.

      The Registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

                  (A) Paragraphs  (a)(1)(i),  (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

                  (B) Provided further,  however,  that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            If the Registrant is relying on Rule 430B:

            (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
      (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
      undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings

      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)  Filings  Regarding  Asset-Backed  Securities   Incorporating  by  Reference
     Subsequent Exchange Act Documents by Third Parties

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site

      The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 9, 2007.

                                    RESIDENTIAL ASSET MORTGAGE
                                    PRODUCTS, INC., acting solely in its
                                    capacity as depositor to each issuing
                                    entity in whose name securities
                                    registered hereby will be issued

                                    By: /s/ David M. Applegate
                                        -----------------------------
                                    Name:  David M. Applegate
                                    Title: President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                       Date
      ---------                          -----                       ----

/s/ David M. Applegate       Director, President and Chief      February 9, 2007
----------------------       Executive Officer (Principal
David M. Applegate           Executive Officer)

/s/ David M. Bricker         Chief Financial Officer            February 9, 2007
----------------------      (Principal Financial Officer)
David M. Bricker

/s/ Ralph T. Flees           Controller (Principal              February 9, 2007
----------------------       Accounting Officer)
Ralph T. Flees

/s/ James N. Young           Director                           February 9, 2007
----------------------
James N. Young


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